Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (amendment No.____)

Filed by the Registrant                      [ ]
Filed by a Party other than the Registrant   [X]

Check the appropriate box:

[X]         Preliminary Proxy Statement
[ ]         Confidential, for Use of the Commission Only (as permitted by Rule
[ ]         14a-6(e)(2))
[ ]         Definitive Proxy Statement
[ ]         Definitive additional Materials
[ ]         Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

         OPTIMA PETROLEUM CORPORATION
         (Name of Registrant as Specified In Its Charter)

         Campney & Murphy, P.O. Box 48800
         2100-1111 West Georgia Street, Vancouver, B.C., Canada, V7X 1K9 (name of Persons(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1.    Title of each class of securities to which transaction applies:



         2.    Aggregate number of securities to which transaction applies:



         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



         4.    Proposed maximum aggregate value of transaction:

         5.    Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.    Amount Previously Paid:

         2.    Form, Schedule or Registration Statement No:

         3.    Filing Party:

         4.    Date Filed:

        ----------------------------------------------------------------

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
        ----------------------------------------------------------------



Notice is hereby given that the Annual and Special Meeting of Shareholders (the "Meeting") of OPTIMA PETROLEUM CORPORATION (the "Company") will be held on Thursday, June 11, 1998 at 2100 - 1111 West Georgia Street, Vancouver, British Columbia, Canada, at the hour of 10:00 a.m. (local time in Vancouver, B.C.) for the following purposes:

1. To receive the audited annual financial statements of the Company for its fiscal year ended December 31, 1997;

2.       To elect as directors for the ensuing year:

                  Robert L. Hodgkinson
                  William C. Leuschner
                  Charles T. Goodson
                  Alfred J. Thomas, II
                  Ralph J. Daigle
                  Robert R. Brooksher
                  Daniel G. Fournerat

         Provided if items 4 and 5 below are not approved by shareholders, Management will withdraw its nominations of Messrs. Goodson, Thomas, II, Daigle, Brooksher and Fournerat and nominate instead the following for election as directors for the ensuing year:

                  Ronald P. Bourgeois
                  Emile D. Stehelin

3. To appoint KPMG, Chartered Accountants, as the Company's auditor for the ensuing fiscal year;

4. To approve, by a majority of disinterested shareholders, the Plan and Agreement of Merger dated February 11, 1998 among the Company, Optima Energy (U.S.) Corporation, Goodson Exploration Company, NAB Financial, L.L.C., Dexco Energy, Inc. and American Explorer, L.L.C. and the issuance of up to 7,335,001 common shares and contingent rights to receive an additional 1,667,001 common shares pursuant to that agreement;

5. To approve, as a special resolution, the continuation of the Company into the State of Delaware and adoption of a new Certificate of Incorporation;

6.       To approve, as a special resolution, the change of the Company's name
         to   *  ;

7. To approve, by a majority of disinterested shareholders, the cancellation of all options outstanding under the Company's current stock option plans and the replacement of the current stock option plans with a new stock option plan authorizing the issuance of stock options exercisable for up to 1,800,000 shares of the Company;

8. To approve, by a majority of the disinterested shareholders, the acquisition of a 5% working interest in the Valentine prospect;

9. To approve the transaction of such other business as may properly come before the Meeting.

Accompanying this Notice is a Proxy Statement and Information Circular and a Proxy. Shareholders of record as of the close of business on May 7, 1998 are entitled to receive this Notice and vote or have their shares voted at their meeting.

Take notice that pursuant to the Canada Business Corporations Act ("CBCA") shareholders are entitled to be paid the fair value for their shares pursuant to section 190 of the CBCA, a copy of which is attached as Appendix A to the Proxy Statement and Information Circular. Shareholders are advised to consult with their own legal advisors respecting the dissent procedures set out in the CBCA.

Shareholders unable to attend the Meeting in person should read the notes to the enclosed Proxy and complete and return the Proxy to the Company's Registrar and Transfer Agent or at the Meeting within the time required by, and to the location set out in, the notes to the Proxy.

The enclosed Proxy is solicited by Management and Board of Directors of the Company and the shareholder may amend it, if he or she wishes, by inserting in the space provided the name of the person the shareholder wishes to represent the shareholder as proxyholder at the Meeting.

DATED at Vancouver, British Columbia, this May 7, 1998.



                                          BY ORDER OF THE BOARD
                                          /s/ Robert L. Hodgkinson
                                          ---------------------------------
                                          ROBERT L. HODGKINSON, PRESIDENT

                               PROXY STATEMENT AND
                              INFORMATION CIRCULAR



                                     FOR THE



                               ANNUAL AND SPECIAL
                             MEETING OF SHAREHOLDERS



                                       OF



                          OPTIMA PETROLEUM CORPORATION



                                  TO BE HELD ON

                                  JUNE 11, 1998

                                TABLE OF CONTENTS

PERSONS MAKING THE SOLICITATION...................................................................................1

APPOINTMENT AND REVOCATION OF PROXIES.............................................................................1

EXERCISE OF DISCRETION............................................................................................1

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES......................................................2

EXECUTIVE COMPENSATION............................................................................................3
   Summary Compensation Table.....................................................................................4
   Options/SARs Granted During The Most Recently Completed Fiscal Year............................................4
   Aggregated Option/SAR Exercises During the Most Recently Completed Fiscal Year and Fiscal Year End Option/SAR
   Values.........................................................................................................4
   Long-Term Incentive Plans - Awards in Most Recently Completed Fiscal Year......................................5
   Defined Benefit or Actuarial Plan Disclosure...................................................................5
   Compensation of Directors......................................................................................5
   Employment Contracts, Termination of Employment and Change in Control Arrangements.............................6
   Report on Repricing of Options/SARs............................................................................6
   Compensation Committee Interlocks and Insider Participation....................................................6
   Compensation Committee Report on Executive Compensation........................................................6
   Performance Graph..............................................................................................7

MANAGEMENT CONTRACTS..............................................................................................8

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS.....................................................................9

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON...........................................................9

ELECTION OF DIRECTORS............................................................................................10
   Compliance with Section 16(a) of the U.S. Securities Exchange Act of 1934.....................................12

INDEBTEDNESS OF DIRECTORS, EXECUTIVE AND SENIOR OFFICERS.........................................................13

APPOINTMENT AND REMUNERATION OF AUDITOR..........................................................................13

FINANCIAL AND OTHER INFORMATION..................................................................................13

STATEMENT OF CORPORATE GOVERNANCE PRACTICES......................................................................13
   Mandate of the Board..........................................................................................13
   Composition of the Board......................................................................................14
   Committees....................................................................................................14

SPECIAL BUSINESS.................................................................................................15

SHAREHOLDER APPROVAL.............................................................................................15

THE MERGER TRANSACTION...........................................................................................17
   Description of the Merger Transaction.........................................................................17
   Purpose of the Merger Transaction.............................................................................17
   The Plan and Agreement of Merger..............................................................................17

   Recommendation of Optima Board of Directors...................................................................18
   Fairness Opinion..............................................................................................19
   Interest of Insiders in the Merger............................................................................19
   Optima Loan to Amex...........................................................................................20
   Accounting Treatment..........................................................................................20
   Conduct of Meeting and Shareholder Approval...................................................................20
   Conditions....................................................................................................21
   Post Merger...................................................................................................21
   Securities Considerations.....................................................................................22
   Shareholder Approval..........................................................................................22

INFORMATION CONCERNING THE COMPANY...............................................................................22
   Corporate Overview............................................................................................22
   Principal Producing Properties................................................................................23
   Land Holdings.................................................................................................26
   Reserves......................................................................................................26
   Production History............................................................................................28
   Drilling Activity.............................................................................................28
   Acquisition, Exploration and Development Expenditures.........................................................29
   Variations in Operating Results...............................................................................29
   Description of Share Capital..................................................................................35
   Capitalization................................................................................................35
   Price Range and Trading Volume of Shares......................................................................36
   Dividend Record and Policy....................................................................................36
   Prior Sales...................................................................................................37
   Legal Proceedings.............................................................................................37
   Material Contracts............................................................................................37

INFORMATION CONCERNING AMEX AND THE TARGET COMPANIES.............................................................38
   Corporate Overview............................................................................................38
   Principal Producing Properties................................................................................39
   Land Holdings.................................................................................................41
   Reserves......................................................................................................42
   Production History............................................................................................43
   Oil and Gas Wells.............................................................................................43
   Drilling Activity.............................................................................................44
   Acquisition, Exploration and Development Expenditures.........................................................44
   Variations in Operating Results...............................................................................44
   Description of Share Capital..................................................................................46
   Capitalization................................................................................................46
   Prior Sales...................................................................................................46
   Legal Proceedings.............................................................................................46
   Material Contracts............................................................................................46
   Principal Shareholders........................................................................................47
   Directors and Officers........................................................................................47
   Executive Compensation........................................................................................47
   Options to Purchase Securities................................................................................47
   Interest of Management and Others in Material Transactions....................................................47
   Auditors......................................................................................................48

CONTINUATION INTO THE STATE OF DELAWARE..........................................................................48

   General.......................................................................................................48
   Principal Reasons for Continuation............................................................................48
   Continuance a Condition of Merger Agreement...................................................................49
   Corporate Governance Differences..............................................................................49
   Regulatory Approval...........................................................................................56
   Canadian Income Tax Considerations............................................................................56
   United States Federal Income Tax Consequences.................................................................58
   Right of Dissent..............................................................................................61
   The Continuation Resolution...................................................................................63

NAME CHANGE......................................................................................................64
   General.......................................................................................................64
   Shareholder Resolution........................................................................................64

ADOPTION OF A NEW STOCK OPTION PLAN..............................................................................65
   Current Stock Option Plan.....................................................................................65
   New Stock Option Plan.........................................................................................66
   Other Share Compensation Arrangements.........................................................................69
   Shareholder Approval..........................................................................................69

ACQUISITION OF 5% WORKING INTEREST IN THE VALENTINE PROSPECT.....................................................71
   General.......................................................................................................71
   Valentine Prospect............................................................................................71
   Shareholder Approval..........................................................................................71

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING.............................................72

OTHER BUSINESS...................................................................................................72
   Appendix A Section 190 of the CBCA.............................................................................1
   Appendix B Fairness Opinion....................................................................................1
   Appendix C Delaware Certificate of Incorporation...............................................................1
   Appendix D Proforma Financial Statements of Optima.............................................................1
   Appendix E Financial Statements of Amex........................................................................1

                    PROXY STATEMENT AND INFORMATION CIRCULAR

                          OPTIMA PETROLEUM CORPORATION
                           SUITE 600 - 595 HOWE STREET
                           VANCOUVER, BRITISH COLUMBIA
                                 CANADA V6C 2T5
                                TEL: 604-684-6886

           (all information as at May 7, 1998 unless otherwise noted)



                         PERSONS MAKING THE SOLICITATION

This Proxy Statement and Information Circular ("Proxy Statement") is furnished in connection with the solicitation of proxies being made by Management and the Board of Directors of OPTIMA PETROLEUM CORPORATION (the "Company" or "Optima") for use at the Annual and Special Meeting of Shareholders (the "AGM" or "Meeting") to be held on Thursday, June 11, 1998 at the time and place and for the purposes set forth in the accompanying Notice of Annual and Special Meeting of Shareholders. While it is expected that the solicitation will be made primarily by mail, proxies may be solicited personally or by telephone by directors, officers and employees of the Company.

All costs of this solicitation will be borne by the Company.

                      APPOINTMENT AND REVOCATION OF PROXIES

This Proxy Statement and the accompanying Proxy will first be mailed to shareholders on or about May 8, 1998.

The individuals named in the accompanying Proxy are directors and/or officers of the Company. A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM OR HER AT THE AGM HAS THE RIGHT TO DO SO, EITHER BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE PROXY OR BY COMPLETING ANOTHER PROXY. The Proxy will not be valid unless it is completed and delivered to the Montreal Trust Company of Canada not less than 48 hours (excluding Saturdays, Sundays and holidays) before the AGM at which the person named therein purports to vote in respect thereof, or deposited with the Chair of the Meeting on the day of the Meeting prior to its commencement.

A shareholder who has given a Proxy may revoke it by an instrument in writing delivered either to the registered office of the Company at any time up to and including the last business day preceding the day of the AGM or an adjournment thereof, or to the Chair of the Meeting on the day of the AGM or an adjournment thereof.

Revocation of a Proxy does not affect any matter on which a vote has been taken before the revocation.

                             EXERCISE OF DISCRETION

The individuals named in the accompanying Proxy will, if the instructions are certain, vote the shares represented thereby on any poll, and where a choice with respect to any matter to be acted upon has been specified in the Proxy, the shares will be voted in accordance with the specification so made. On a poll they will vote such shares for the approval of each matter disclosed in the Proxy for which no specification has been made.

A properly executed proxy marked "ABSTAIN", although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Meeting, will not be voted. Accordingly, abstentions will have the same effect as a vote against the proposal. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining the aggregate voting power and number of shares represented at the Meeting but will disregarded in the calculation of a plurality or of "votes cast". Accordingly, "broker non-votes" will have no effect on the proposal as to which the broker has no authority to vote.

The enclosed Proxy confers discretionary authority upon the person appointed proxy thereunder with respect to amendments or variations of matters identified in the Notice of Annual and Special Meeting of Shareholders and with respect to other matters which may properly come before the AGM. At the time of printing of this Proxy Statement, Management of the Company knows of no such amendment, variation or other matter to come before the AGM.

          VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

As of May 7, 1998, the Company had outstanding 11,002,346 fully paid and non-assessable common shares without par value, each share carrying the right to one vote.

Only shareholders of record at the close of business on May 7, 1998 will be entitled to receive the Notice of Annual and Special Meeting of Shareholders and to vote or to have their shares voted at the AGM.

The following table sets forth the beneficial ownership of common shares of the Company as at May 7, 1998 of each person (including any group as that term is used in section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended) known by the Company to be the beneficial owner of more than five percent of the common shares of the Company, of each Director or nominee who owns any such shares, of each Named Executive Officer (as defined below) and of all officers and directors of the Company as a group:

------------------- --------------------------------------------------------------- ---------------- ================
                                                                                    Number of
                                                                                    Shares
                                                                                    Beneficially      Percentage of
                                                                                    Owned                 Class
                                                                                    including        (not including
Title of Class      Name and Address of Beneficial Owner                            options(1)          options)
------------------- --------------------------------------------------------------- ---------------- ================
Common Shares       R.L. Hodgkinson, Vancouver, B.C., Canada                        1,150,000(2)          8.6%
Common Shares       Wellington Management, Boston, MA, USA                          1,079,000             9.8%
Common Shares       State Street Research & Management, Boston, MA, USA               572,000             5.2%
Common Shares       W.C. Leuschner, Calgary, Alberta, Canada                          685,225(2)          5.1%
Common Shares       E.D. Stehelin, Whitehorse, Yukon, Canada                          572,342(2)          4.5%
Common Shares       R.P. Bourgeois, Vancouver, B.C., Canada                           134,151(2)            *
Common Shares       M.G. Abbott, Calgary, Alberta, Canada                               65,656(2)           *

                                                                                     NUMBER OF
                                                                                      SHARES
                                                                                    BENEFICIALLY      PERCENTAGE OF
                                                                                       OWNED              CLASS
                                                                                     INCLUDING       (NOT INCLUDING
TITLE OF CLASS      NAME AND ADDRESS OF BENEFICIAL OWNER                             OPTIONS(1)         OPTIONS)
---------------------------------------------------------------------------------------------------------------------
Common Shares       C.T. Goodson, Lafayette, LA, USA                                    30,000(3)           *
------------------- --------------------------------------------------------------- ---------------- ================
Common Shares       A.J. Thomas, II, Lafayette, LA, USA                                30,000(3)            *
Common Shares       R.J. Daigle, Lafayette, LA, USA                                            0           0%
Common Shares       R.R. Brooksher, Lafayette, LA, USA                                 11,600               *
Common Shares       D.G. Fournerat, Lafayette, LA, USA                                          0          0%
------------------- --------------------------------------------------------------- ---------------- ================
Common Shares       All directors and executive officers as a group (5 persons)     4,269,974             33.2%
=================== =============================================================== ================ ================

*  Less than 1%

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Options to purchase shares of Common Stock which are currently exercisable or will become exercisable within 60 days of May 7, 1998 (the Record
         Date), are deemed to be outstanding for purposes of computing the percentage of the shares held by an individual but are not outstanding for purposes of computing the percentage of any other person. Except as indicated otherwise in the footnotes below, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)      Includes options currently exercisable by these individuals as follows:
         R.L. Hodginkinson 200,000; W.C. Leuschner 125,000, E. D. Stehelin 75,000, R.P. Bourgeois 75,000 and M.G. Abbott 50,000.

(3) Includes shares held indirectly in the name of American Explorer Inc., a company owned by Charles T. Goodson, and Alfred J. Thomas, II as to 50% each.

                             EXECUTIVE COMPENSATION

Set out below are particulars of compensation paid to the following persons (the "Named Executive Officers"):

(a)      the Company's chief executive officer;

(b) each of the Company's four most highly compensated executive officers, other than the chief executive officer, who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus exceed $100,000 per year; and

(c) any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of the Company at the end of the most recently completed financial year.

As at December 31, 1997, the end of the most recently completed fiscal year of the Company, the Company had three Named Executive Officers, Robert L. Hodgkinson, the Chief Executive Officer, President and a director of the Company, William C. Leuschner, the Chairman and a director of the Company and Ronald P. Bourgeois, the Chief Financial Officer and a director of the Company.

SUMMARY COMPENSATION TABLE

The following table is a summary of compensation paid to the Named Executive Officers and directors as a group for the three most recently completed financial years. Specific aspects of this compensation are dealt with in further detail in the following tables.

Unless otherwise indicated, in this Proxy Statement all references to dollars are in Canadian currency.

                                            Annual Compensation              Long Term Compensation
                                            -------------------              ----------------------
                                                                                Awards           Payouts
                                                                                ------           -------

                                                                        Securities   Restricted
                             Fiscal                     Other Annual    Underlying     Stock     LTIP       All Other
Name and                     Year      Salary    Bonus  Compensation   Options/SARs    Awards    Payouts   Compensation
Principal Position           Ending      ($)      ($)        ($)           (#)          (#)        ($)         ($)
------------------           ------      ---      ---        ---           ---          ---        ---         ---

Robert L. Hodgkinson         1997        Nil      Nil   150,000 (1)        Nil          Nil        N/A         Nil
CEO, President and Director  1996        Nil      Nil   150,000 (1)      200,000        Nil        N/A         Nil
                             1995        Nil      Nil   166,500 (2)    150,000(3)       Nil        N/A         Nil

William C. Leuschner         1997        Nil      Nil   150,000 (4)        Nil          Nil        N/A         Nil
Chairman and Director        1996        Nil      Nil   150,000 (4)      125,000        Nil        N/A         Nil
                             1995        Nil      Nil   149,000 (2)    150,000 (3)      Nil        N/A         Nil

Ronald P. Bourgeois          1997        Nil      Nil   118,000 (5)        Nil          Nil        N/A         Nil
CFO, Secretary and Director  1996        Nil      Nil   118,000 (5)      75,000         Nil        N/A         Nil
                             1995        Nil      Nil     96,000 (2)   125,000 (3)      Nil        N/A         Nil

(1) These monies were paid to Hodgkinson Equities Corporation, a private company of which Mr. Hodgkinson is the principal shareholder, pursuant to a consulting agreement. Refer to "Management Contracts" for further particulars.

(2) Includes compensation paid by Roxbury Capital Corporation in 1995 prior to the plan of arrangement.

(3) All securities under options granted prior to the grant of April 3, 1995 were cancelled pursuant to the terms and conditions of the Company's current stock option plan.

(4) These monies were paid to Leuschner International Resources Ltd., a private company of which Mr. Leuschner is the Chairman and principal shareholder, pursuant to a consulting agreement. Refer to "Management Contracts" for further particulars.

(5) These monies were paid to Mr. Bourgeois pursuant to a consulting agreement. Refer to "Management Contracts" for further particulars.

OPTIONS/SARS GRANTED DURING THE MOST RECENTLY COMPLETED FISCAL YEAR

During the Company's most recently completed fiscal year, there were no incentive stock options granted to the Named Executive Officers and no SARs (stock appreciation rights) were granted during this period.

AGGREGATED OPTION/SAR EXERCISES DURING THE MOST RECENTLY
COMPLETED FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

The following table sets out incentive stock options exercised by the Named Executive Officers during the most recently completed fiscal year as well as the fiscal year end value of stock options held by the Named Executive Officers. During this period, no outstanding SARs were held by Named Executive Officers.

                                                                       No. of              Value of Unexercised
                                                                Securities Underlying          In-the-Money
                              Securities                      Unexercised Options/SARs    Options/SARs at Fiscal
                             Acquired on    Value Realized       at Fiscal Year-End            Year-End ($)
                               Exercise           ($)                    (#)             Exercisable/Unexercisable
Name                             (#)              (1)         Exercisable/Unexercisable             (2)
----                             ---              ---         -------------------------             ---

Robert L. Hodgkinson             Nil              Nil               200,000 / Nil                Nil / Nil

William C. Leuschner             Nil              Nil               200,000 / Nil                Nil / Nil

Ronald P. Bourgeois              Nil              Nil               153,000 / Nil                Nil / Nil

(1) Based on the difference between the option exercise price and the closing market price of the Company's shares, on the date of exercise.

(2) In-the-Money options are those where the market value of the underlying securities at the fiscal year end exceeds the exercise price of the options. The closing market price of the Company's shares as at December 31, 1997 (ie. fiscal year end) was $1.50.

LONG-TERM INCENTIVE PLANS - AWARDS IN MOST RECENTLY COMPLETED FISCAL YEAR

The Company does not have a Long-Term Incentive Plan in place and therefore there were no awards made under any long-term plan to the Named Executive Officers during the Company's most recently completed fiscal year. A "Long-Term Incentive Plan" is a plan under which awards are based on performance over a period longer than one fiscal year, other than a plan for options, SARs (stock option appreciation rights) or restricted share compensation.

DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

The Company has no defined benefit or actuarial plan, under which benefits are determined by final compensation of years of services for the Company's officers and key employees.

COMPENSATION OF DIRECTORS

Directors who are Named Executive Officers are compensated as disclosed above in their capacities as executive officers; they receive no compensation for acting as directors.

Directors who are not executive officers of the Company are entitled a fee of $500 for each meeting of the Board of Directors attended. Payment is made in the form of 138 shares at a deemed price of $3.63 per share. Additionally, non-executive officers and Directors were granted incentive stock options to purchase an aggregate of 50,000 common shares.

During the Company's most recently completed fiscal year, the following incentive stock options were granted to the Company's Directors, other than the Named Executive Officers:

Name                        Date of Grant       No of Options Granted       Exercise Price        Expiration Date
----                        -------------       ---------------------       --------------        ---------------

Emile D Stehelin            June 2, 1997             25,000                   $3.50                June 2, 1999

Martin G. Abbott            June 2, 1997             25,000                   $3.50                June 2, 1999

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

The Company has no employment contracts with the Named Executive Officers, however, it has entered into consulting agreements which include termination provisions. Refer to "Management Contracts" for further particulars.

REPORT ON REPRICING OF OPTIONS/SARS

The Company has not, since October 31, 1993 and during the most recently completed financial year, repriced downward any options or SARs held by the Named Executive Officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Robert L. Hodgkinson, Emile D. Stehelin and Martin G. Abbott were members of the Compensation Committee in 1997. Mr. Hodgkinson is the Chair of the Committee. He has served as the Company's Chief Executive Officer since 1989.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for reviewing the Company's compensation policies and practices and making recommendations to the Board with respect to compensation matters. It has no formal compensation policy. However, executive officers are compensated in a manner consistent with their respective contributions to the overall benefit of the Company.

Executive compensation is based on a combination of factors, including a comparative review of information provided to the Compensation Committee by compensation consultants, recruitment agencies, and auditors, as well as historical precedent.

The Company's executive compensation is based upon the recognition that the Company is a young, growing company which is best served by executives who are prepared to accept lower levels of cash compensation in return for the potentially greater rewards which may become available if the Company proves successful. Therefore, the compensation programs are strongly oriented towards long-term incentives which are designed to provide the Company's executives with substantial rewards based upon the Company's long-term success. This approach has the further benefit of aligning the interests of the Company's executives with those of its shareholders.

With these principles in mind, the Compensation Committee has set forth the following guidelines:

1. Provide a total compensation package that will attract talented individuals to the Company and provide them with motivation to excel in their performance with a view to building long-term shareholder value;

2. limit cash compensation to amounts which are reasonable but moderate in view of the Company's current stage of growth; and

3. provide substantial long-term incentive benefits which will reward long-term commitment to the Company.

The Company currently pays each of its Named Executive Officers annual consulting fees pursuant to consulting agreements. Refer to "Management Contracts" for further particulars. Fees are fixed by the

Board of Directors after consultation with the Compensation Committee. Fee levels are reviewed at least annually and more often when circumstances warrant.

Stock options are granted to executive officers and other key employees whose contributions are considered important to the long-term success of the Company. Stock options have historically been granted by the Board of Directors on a case-by-case basis based upon the Board's evaluation of an individual's past and potential future contributions to the Company. Stock options are used to attract new management personnel to the Company. In granting stock options, the Board of Directors take into consideration the fact that compensation paid to its executive officers and key employees may tend to be below industry averages. No stock options were granted to executive officers in 1997.

The Compensation Committee is prepared to consider a compensation component which is performance related. There was no compensation based on performance paid during the most recently completed fiscal year.

The foregoing report of the Compensation Committee and the Stock Price Performance Graph below shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to Regulations 14A or 14C of the SEC or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act") and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general incorporation by reference of this Proxy Statement into other documents.

THE COMPENSATION COMMITTEE

Robert L Hodgkinson
Emile D. Stehelin
Martin G. Abbott

PERFORMANCE GRAPH

The following chart compares the total cumulative shareholder return for $100 invested in common shares of the Company (based on change in year end stock price and assuming reinvestment of all dividends) beginning on December 31, 1992 with the cumulative total return of The Toronto Stock Exchange Total Return Index Value ("TRIV") and Standard & Poors, Oil Exploration and Development Index Indices for the five most recently completed fiscal years of the Company:

OPTIMA PETROLEUM CORPORATION
COMPARISON OF 5 YEAR TOTAL COMMON SHAREHOLDERS' RETURN


                                   1992          1993           1994          1995          1996          1997
                                   ----          ----           ----          ----          ----          ----

OPP                               $  3.25     $   4.85       $   5.50      $   3.90      $   3.30      $   1.50

TSE TRIV (1)                      6201.72      8220.23        8205.73       9397.97      12061.95     13,868.54

Standard & Poors Oil &
Exploration and Production          92.40        88.57          69.77         81.07         73.01         70.76

(1) The Company's common shares were listed and trading on The Toronto Stock Exchange in December 1993, and were delisted from the Vancouver Stock Exchange on March 17, 1994.

                              MANAGEMENT CONTRACTS

During the most recently completed financial year, the following compensation was paid to the Company's executive officers (including the Named Executive Officers):

1. Pursuant to a consulting agreement dated February 1, 1996 (the "Agreement"), $12,500 per month was paid to Hodgkinson Equities Corporation ("Hodgkinson") for services provided to the Company which are normally expected of an executive officer. The principal shareholder of Hodgkinson is Robert Hodgkinson, the President, Chief Executive Officer and a director of the Company, and a Named Executive Officer. Compensation equal to two full years of consultant fees is payable if a change of control of the Company results in termination of the Agreement. Subsequent to the Company's fiscal year end, the Agreement was amended pursuant to an amending agreement between the Company and Hodgkinson made as of the 1st day of January, 1998, pursuant to which the term of the Agreement was extended by a further 12 month period to December 31, 1998, and compensation equal to one year of consulting fees is payable if a change of control of the Company results in termination of the Agreement.

2. Pursuant to a consulting agreement dated February 1, 1996 (the "Agreement"), $12,500 per month was paid to Leuschner International Resources Ltd. ("Leuschner") for services provided to the Company which are normally expected of an executive officer. The Chairman and principal shareholder of Leuschner is William Leuschner, the Chairman and a director of the Company, and a Named Executive Officer. Compensation equal to two full years from consultant fees is payable if a change of control of the Company results in termination of the consulting agreement. Subsequent to the Company's fiscal year end, the Agreement was amended by an amending agreement between the Company and Leuschner made as of the 1st day of January, 1998 (the "Amendment"), pursuant to which the term of the Agreement was extended by a further 12 month period to December 31, 1998, and compensation equal to one year of consulting fees is payable if a change of control of the Company results in termination of the Agreement. The Amendment also provides for costs to wind up the Calgary office.

3. Pursuant to a consulting agreement effective January 1, 1996 (the "Agreement"), a combination of $8,000 per month was paid and 500 common shares per month were issued to Ronald P. Bourgeois ("Bourgeois"), Chief Financial Officer, Secretary and a director of the Company, and a Named Executive Officer, for a combined monthly compensation of $9,815, for services provided to the Company which are normally expected of an executive officer. Compensation equal to two full years of consultant fees is payable if a change of control of the Company results in termination of the consulting agreement. Subsequent to the Company's fiscal year end, the Agreement was amended by an amending agreement between the Company and Bourgeois (the "Amendment"), pursuant to which the term of the Agreement was extended by a further 12 month period to December 31, 1998 and, commencing January 1, 1998, the fees payable to Bourgeois were increased to $10,000 per month and the issuance of common shares per month ceased. The Amendment also provides for compensation equal to one year of consulting fees to be payable if a change of control of the Company results in termination of the Agreement.

                  INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Except as disclosed herein, since the commencement of the last completed fiscal year, no Director, senior officer or insider of the Company, nominee for director, or any associate or affiliate of a director, senior officer, insider or nominee, had any material interest, direct or indirect, in any transaction or any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

During the last fiscal year, the Company purchased back 323,100 common shares for cancellation pursuant to an issuer's bid. Under the bid, the Company could purchase up to 550,000 common shares of the Company in the open market through the facilities of the TSE. The bid commenced December 20, 1996 and remained open until December 19, 1997. As at the record date, the Company has repurchased a total of 350,000 shares for cancellation.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed herein, no Person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the AGM. For the purpose of this paragraph, "Person" shall include each person: (a) who has been a director, senior officer or insider of the Company at any time since the commencement of the Company's last fiscal year; (b) who is a proposed nominee for election as a director of the Company; or (c) who is an associate or affiliate of a person included in subparagraphs
(a) or (b).

Charles Goodson, Alfred J. Thomas, II and Ralph Daigle, nominees for election as Directors of the Company, are shareholders of Goodson Exploration Company ("Goodson"), NAB Financial, L.L.C ("NAB") and Dexco Energy, Inc. ("Dexco"), respectively. Robert R. Brooksher, also a nominee for election as a Director, holds an option to purchase up to a 5% ownership interest in American Explorer, L.L.C. ("Amex"). Management is seeking shareholder approval to the Plan and Agreement of Merger dated February 11, 1998 (the "Merger Agreement") whereby Goodson, NAB and Dexco will merge (the "Merger") with the Company's Nevada subsidiary, Optima Energy (U.S.) Corporation and to the issuance of Optima Shares and Contingent Stock Issue Rights pursuant to the Merger Agreement. The only assets of Goodson, NAB and Dexco are their respective ownership interests in Amex and as a result of the Merger, Optima will own 100% of Amex. As well, Management is seeking shareholder approval to the replacement of the current stock option plans with a new plan and the cancellation of all outstanding options under the current plans. Options currently being held by optionees exercisable into an aggregate of 500,000 shares of Optima will be cancelled and new options will be issued for 500,000 shares under the new plan. The optionees holding such options include William C. Leuschner as to 100,000 shares, Robert
L. Hodgkinson as to 100,000 shares, Ronald P. Bourgeois as to 100,000 shares, Emile Stehelin as to 75,000 shares and Martin Abbott as to 25,000 shares. These persons are Directors and/or Officers of the Company. In addition, Management is seeking approval of disinterested shareholders to the acquisition of a total of a 5% working interest in the Valentine prospect. The vendors of the working interest are companies wholly owned by Emile Stehelin, Robert Hodgkinson and William Leuschner, Directors and/or Officers of the Company.

                              ELECTION OF DIRECTORS

The directors of the Company are elected annually and hold office until the next annual general meeting of the shareholders or until their successors are appointed. In the absence of instructions to the contrary, the enclosed proxy will be voted for the seven nominees listed herein.

The nominees for the office of director and information concerning them as furnished by the individual nominees are as follows:


           NAME, AGE, OCCUPATION (1), FIRST              DATE(S) SERVED AS A DIRECTOR      COMMON SHARES HELD (3)
           AND PRESENT COMPANY POSITION(2)                                                     (INCLUDING OPTIONS)
           -------------------------------               ----------------------------      -----------------------

ROBERT L. HODGKINSON (49)  (A)(B)                       Since April, 1989                  1,150,000(4)
President, CEO and Director

WILLIAM C. LEUSCHNER (69) (A)                           Since May, 1989                      685,225(5)
President, Leuschner International Resources Ltd.;
Natural Resource Consultant and Investor
Chairman of the Board and Director

CHARLES T. GOODSON (42)                                 Proposed Nominee                      30,000(6)
President of American Explorer, L.C.C. and American
Explorer, Inc.

ALFRED J. THOMAS, II (61)                               Proposed Nominee                      30,000(6)
C.E.O. of American Explorer, L.C.C. and American
Explorer, Inc.

RALPH J. DAIGLE (50)                                    Proposed Nominee                           0
Senior Vice President of Exploration for American
Explorer, L.C.C.   and American Explorer, Inc.

ROBERT R. BROOKSHER (47)                                Proposed Nominee                      11,600
Chief Financial Officer of American Explorer, L.C.C.
and American Explorer, Inc.

DANIEL G. FOURNERAT (44)                                Proposed Nominee                           0
Attorney-at-Law

(A)      Member of the Company's Executive Committee.

(B)      Member of the Company's Compensation Committee.


(1) Unless otherwise stated above, each of the above-named nominees has held the principal occupation or employment indicated for at least five years.

(2) For the purposes of disclosing positions held in the Company, "Company" includes the Company and any parent or subsidiary thereof.

(3) Numbers of common shares beneficially owned by nominees (directly or indirectly, or over which control or direction is exercised) are based on information furnished to the Company by the nominees. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission as described in note (1) to the table under "Voting Securities and Principal Holders of Voting Shares".

(4) Includes shares held indirectly through Hodgkinson Equities Corporation, a company wholly-owned by Robert L. Hodgkinson and 200,000 options.

(5) Includes shares held indirectly in the name of Leuschner International Resources Ltd., a company wholly-owned by William C. Leuschner and 125,000 options.

(6) Includes shares held indirectly in the name of American Explorer Inc., a company owned by Charles T. Goodson and Alfred J. Thomas II, as to 50% each.

ROBERT L. HODGKINSON: Director, President and Chief Executive Officer of the Company since 1989. From 1982 to November 1990, he was Vice President with L.O.M. Western Securities Ltd., a securities firm in Vancouver, British Columbia. From April 1993, to September 1995, Mr. Hodgkinson was a director of Roxbury Capital Corp. From February 1996, Mr. Hodgkinson has served as Director of Equatorial Energy Inc., formerly Australian Oilfields Pty. Ltd.

WILLIAM C. LEUSCHNER: Director and Chairman of the Company since 1989. Mr. Leuschner is a professional geologist with a Bachelor of Geology from Texas A&M in 1950. In 1982, he founded Leuschner International Resources Ltd., a private hydrocarbon consulting and independent oil and gas producing firm, of which he is President. From 1982 to 1992, he was president of Arenosa Resource Corporation, a private oil and gas company, subsequently sold to the Company. Between 1984 and 1995, he was a Director of Skyline Natural Resources, a publicly-traded company on the Alberta Stock Exchange.

CHARLES T. GOODSON: Mr. Goodson is currently President of American Explorer, L.L.C. and American Explorer, Inc. and owns 35% and 50%, respectively, of the entities. He has served in those capacities since the formation of the entities in 1995 and 1985, respectively. From 1980 to 1985 he worked for Callon Petroleum Company, first as a Landman, then District Land Manager and then Regional Land Manager. He began his career in 1978 as a Landman for Mobil Oil Corporation.

ALFRED J. THOMAS, II: Mr. Thomas is currently Chief Executive Officer of American Explorer, L.L.C. and American Explorer, Inc. and owns 35% and 50%, respectively, of the entities. He has served in those capacities since the formation of the entities in 1995 and 1985, respectively. Form 1976 through 1984 he was a partner in Petitfils, Thomas and Associates, an oil and gas engineering consulting firm. He worked for The Superior Oil Company as a petroleum engineer from 1959 until 1976.

RALPH J. DAIGLE: Mr. Daigle is currently Senior Vice President of Exploration for American Explorer, L.L.C. and American Explorer, Inc. and has served in those capacities since 1995 and 1989, respectively, of the entities. He owns 30% of American Explorer, L.L.C. From 1984 to 1989, he worked as an independent geophysical consultant. From 1979 to 1984, he was employed by X-Plor, an exploration and production consulting group. He worked for Texas Pacific Oil Company as a Geophysical Interpreter of Seismic Data from 1977 until 1979 and served in the same capacity with Union Oil Company from 1973 to 1977. He began his career as a Field Observer, Party Manager, and Party Chief for Seismic Delta, Inc.

ROBERT R. BROOKSHER: Mr. Brooksher is currently the Chief Financial Officer for American Explorer, L.L.C. and American Explorer, Inc. and has served in those capacities since the beginning of 1997. From 1994 to 1997, he served as a financial consultant to energy related companies. From 1988 to 1994 he was Vice President of Acquisitions and Chief Financial Officer of Espero Energy Corporation. He was an Investment Manager with Graham Resources, Inc. from 1987 to 1988 and Chief Financial Officer of Crescent Exploration Company from 1985 to 1987. From 1983 to 1985, he was a financial consultant for an individual with interests in oil and gas and real estate. He began his career with Arthur Andersen & Co. in 1973 and worked in its audit division until 1983.

DANIEL G. FOURNERAT: Mr. Fournerat is an attorney-at-law practicing since 1977 with the Lafayette, Louisiana law firm of Onebane, Bernard, Torian, Diaz, McNamara & Abell (A Professional Law Corporation) with an oil and gas transactional practice. He has served as outside counsel to American Explorer, Inc. since 1987.

Management does not contemplate that any of the above nominees will be unable to serve as a director; however, in the event the Merger Transaction (see "Merger Transaction") and the continuation into Delaware (see "Continuation into the State Delaware") is not approved by the shareholders, it is the understanding among the Company and Charles T. Goodson, Alfred J. Thomas, II, Ralph J. Daigle, Robert R. Brooksher, and Daniel G. Fournerat (the "Amex Nominees") that the Amex Nominees will decline to act as directors of the Company and the Company will withdraw its nomination of such persons and nominate the following person or persons as Directors ("Alternate Nominees"):


NAME, AGE, OCCUPATION (1), FIRST AND PRESENT COMPANY    DATE(S) SERVED AS A DIRECTOR    COMMON SHARES HELD(3)
POSITION(2)

RONALD P. BOURGEOIS(45) (C)                             Since August, 1993                     59,151
Prior to August, 1993:  Principal of Lakewood Capital
Group, Inc., April 1989-June 1993
Secretary, CFO and Director

EMILE STEHELIN (53) (A)(B)(C)                           Since April, 1989                     497,342
President, E.V.E.M. Limited
Director

(A)      Member of the Company's Executive Committee.

(B)      Member of the Company's Compensation Committee.

(C)      Member of the Company's Audit Committee.


(1) Unless otherwise stated above, each of the above-named nominees has held the principal occupation or employment indicated for at least five years.

(2) For the purposes of disclosing positions held in the Company, "Company" includes the Company and any parent or subsidiary thereof.

(3) Numbers of common shares beneficially owned by nominees (directly or indirectly, or over which control or direction is exercised) are based on information furnished to the Company by the nominees.

RONALD P. BOURGEOIS: Director and Chief Financial Officer since June 1993 and Secretary since August, 1993. Mr. Bourgeois is a chartered accountant with a Bachelor of Commerce (Hons) from the University of Manitoba in 1973 and achieved his chartered accountant designation in 1976 after articling with Coopers & Lybrand. Prior to his employment with the Company, Mr. Bourgeois served as the President of the General Partner of each limited partnership managed by Lakewood Capital Group Inc. from June 1989 to June 1993. Lakewood Capital Group Inc. was an oil and gas investment management company. From September 1994 to September 1995, Mr. Bourgeois was a direct and officer of Roxbury Capital Corp.

EMILE D. STEHELIN: Director of the Company since 1989. Since 1972, Mr. Stehelin has been President and Director of E.V.E.M. Limited, a private holding company with interests in real estate, property management, construction and mining.

The Company has no other executive officers other than those listed above.

For information on the committees appointed by the Board of Directors, see "Corporate Governance".

During the 1997 fiscal year, the Board of Directors held four Board meetings. Each director attended all meetings held by the Board of Directors and the committees thereof on which each such director served.

COMPLIANCE WITH SECTION 16(a) OF THE U.S. SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires the Company's directors, its executive officers and any persons holding more than ten percent (10%) of the Company's common shares to file reports of ownership and changes in ownership of the Company's common shares with the SEC and the National Association of Securities Dealers. Such persons are also required by the SEC rules to furnish the Company with copies of all forms filed pursuant to section 16(a). Specific due dates for these reports have been established and based on the reports filed during the most recent fiscal year, the Company is required to report in this Proxy Statement any failure to file by these dates during the most recent fiscal year or prior fiscal years. In making these statements, the Company has relied on the written representations of its directors and officers and its ten percent (10%) shareholders and copies of the reports that they have filed with the SEC. To the best of the Company's knowledge, all of the filing requirements were satisfied by the Company's directors, executive officers and ten percent (10%) shareholders.

            INDEBTEDNESS OF DIRECTORS, EXECUTIVE AND SENIOR OFFICERS

During the last completed fiscal year, no director, executive officer or senior officer or nominee for Director of the Company has been indebted to the Company or any of its subsidiaries, nor has any of these individuals been indebted to another entity which indebtedness is the subject of a guarantee, support in agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

                     APPOINTMENT AND REMUNERATION OF AUDITOR

Shareholders will be asked to approve the appointment of KPMG, Chartered Accountants as the independent auditor of the Company to hold office until the next annual general meeting of the shareholders at a remuneration to be fixed by the board of directors. KPMG was first appointed on December 23, 1991. Upon the completion of the Merger Transaction, the Company intends to appoint Arthur Andersen LLP, Amex's auditor, as the independent auditor of the Company until the next annual general meeting.

A representative of KPMG is expected to attend the AGM to make any statements he or she may desire and to respond to shareholders' questions.

                         FINANCIAL AND OTHER INFORMATION

The Company's consolidated financial statements for the three year period ended December 31, 1997 included in the Company's 1997 Annual Report on Form 10-K (Amendment No. 1) (the "Report on Form 10-K") and the discussion of the Company's financial condition contained in Item 7 of the Report on Form 10-K, "Management Discussion and Analysis of Financial Condition and Results of Operations" are incorporated herein by reference. A copy of these items are being distributed to shareholders with these proxy materials.

                  STATEMENT OF CORPORATE GOVERNANCE PRACTICES

MANDATE OF THE BOARD

Generally speaking, the Company's Board supervises the management of the business and affairs of the Company. More specifically, the Board has a mandate to provide guidance to the Company's management in the following areas:

         -        long term strategic planning

         -        risk analysis and monitoring of risk management systems

         - overseeing the appointment and training of senior management and monitoring their performance, including succession planning

         - establishing and monitoring the Company's communications policy as implemented by the Company's investor relations personnel and ensuring that they address the feedback and concerns of shareholders in particular

         - ensuring the integrity of the Company's systems for internal controls and management information

         -        developing the Company's approach to governance issues

         - reviewing management's performance on a regular basis, being at least four times annually

         - reviewing the Company's business plan on a regular basis, being at least four times annually

         - reviewing and approving the quarterly and annual financial statements

         -        calling shareholders' meetings


         -        reviewing and approving all major public disclosure documents

         -        appointing members to the various committees

         - develop the description for the Board and the CEO, including the corporate objectives to be met by the CEO

The Board is aware of the expectations of The Toronto Stock Exchange ("TSE") regarding corporate governance and it conducts itself, to the best of its ability, in a manner consistent with those expectations.

COMPOSITION OF THE BOARD

The Company's Board presently consists of five Directors. Two members of the Board are outside Directors who are not members of Management. All of these outside Directors, representing a minority of the Board, can be considered "unrelated" directors in that they do not have any interest or business or other relationship which could or could reasonably be perceived to materially interfere with their ability to act with a view to the best interests of the Company. The Company does not have a significant shareholder who is able to elect a majority of the Company's Board.

The Company does not have the recommended majority of its Board comprised of unrelated directors. The Board believes that the extra cost of additional unrelated directors is not presently warranted by the Company's size, although this matter will be kept under review in light of future developments.

COMMITTEES

The Board presently has three committees to which it has assigned specific responsibilities.

AUDIT COMMITTEE

The Audit Committee consists of three Directors, two of whom are outside Directors and all of whom are unrelated directors. It carries out the following responsibilities:

         *        reviewing the Company's audited financial statements

         * meeting with the Company's management and auditors for that purpose

         * oversight responsibility for management reporting on internal control

During the 1997 fiscal year, the Audit Committee held one meeting.

COMPENSATION COMMITTEE

The Compensation Committee presently consists of three Directors, two of whom are outside Directors and all of whom are unrelated Directors. It carries out the following responsibilities:

         * considering and approving compensation of management and of the Board and ensuring that it is commensurate with the level of responsibility and risk involved

         * assessing effectiveness of the Board, the committees and the contribution of individual directors

         * proposing new nominees for the Board and assessing directors on an ongoing basis

         * providing orientation and education for newly appointed directors

         *        defining responsibilities for the Board and management

Disclosure regarding the Compensation Committee and the Report on Executive Compensation is also made under "Executive Compensation".

During the 1997 fiscal year, the Compensation Committee held two meetings.

EXECUTIVE COMMITTEE

The Executive Committee presently consists of three Directors, one of which is an outside Director and all of whom are unrelated Directors. It carries out the following responsibilities:

         * approval of business decisions involving the expenditures of not greater than $1,000,000; expenditures in excess of this amount require full Board approval

         * examine the size of the Board with a view to determining the impact of the number upon effectiveness, undertake where appropriate, a program to reduce the number of directors to a number which facilitates more effective decision making.

During the 1997 fiscal year, the Executive Committee held two meetings.

Members of each of the foregoing committees are identified under "Election of Directors".

                                SPECIAL BUSINESS

SHAREHOLDER APPROVAL

The regulatory requirements affecting the matters proposed for approval at the AGM require different kinds of shareholder approval, being approval by "ordinary resolution" or by "special resolution" or "disinterested shareholders' approval". The following is an explanation of what these terms mean and how they apply to the voting which will occur at the AGM.

ORDINARY RESOLUTION

An ordinary resolution is one approved by a simple majority of the votes actually cast, assuming a quorum is present. All shareholders are entitled to vote. All items which are not Special Business matters will be passed by ordinary resolution.

SPECIAL RESOLUTION

A special resolution is one approved by not less than two-thirds of the votes actually cast, assuming a quorum is present. All shareholders are entitled to vote. The Continuance Resolution and the resolution to change the Company's name must be passed by special resolution.

DISINTERESTED SHAREHOLDERS' APPROVAL

Disinterested shareholders' approval will be sought for the issuance of shares and contingent rights to the Target Corporations (as defined below) pursuant to the Merger Transaction, the new stock option plan, and the acquisition of a 5% working interest in the Valentine prospect. "Disinterested shareholders' approval" for the issuance of shares and contingent rights to the Target Corporations pursuant to the Merger Transaction means approval by a majority of the votes cast at a shareholders' meeting other than votes attaching to securities beneficially owned by any shareholder that directly or indirectly, on its own or in concert with others, has an interest in both a Target Corporation and the Company and by any of such individuals, associates, affiliates and insiders of anyone referred to herein. "Disinterested shareholders' approval" for the acquisition of a 5% working interest in the Valentine prospect means approval by a majority of the votes cast at a shareholders' meeting other than votes attaching to securities beneficially owned by any shareholder that directly or indirectly, on its own or in concert with others, has an interest in the Valentine prospect and by any of such individuals, associates, affiliates and insiders of anyone referred to herein. "Disinterested shareholders' approval" for the new stock option plan means approval by a majority of the votes cast at a shareholders' meeting other than votes attaching to securities beneficially owned by any insiders to whom shares may be issued pursuant to the new stock option plan and their associates.

"Associate", where used to indicate a relationship with any person or company, means (a) any company of which such person or company beneficially owns, directly or indirectly, voting securities carrying more than 10 per cent of the voting rights attached to all voting securities of the company for the time being outstanding, (b) any partner of that person or company, (c) any trust or estate in which such person or company has a substantial beneficial interest or as to which such person or company serves as trustee or in a similar capacity,
(d) any relative of that person who resides in the same home as that person, (e) any person of the opposite sex who resides in the same home as that person and to whom that person is married or with whom that person is living in a conjugal relationship outside marriage, or (f) any relative of a person mentioned in clause (e) who has the same home as that person.

"Insider" means (a) every director or senior officer of an issuer, (b) every director or senior officer of a company that is itself an insider or subsidiary of an issuer, (c) any person or company who beneficially owns, directly or indirectly, voting securities of an issuer or who exercises control or direction over voting securities of a reporting issuer or a combination of both carrying more than 10 per cent of the voting rights attached to all voting securities of the issuer for the time being outstanding other than voting securities held by the person or company as underwriter in the course of a distribution, and (d) an issuer where it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

"Individual" means a natural person, but does not include a partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative.

A company shall be deemed to be an affiliate of another company if one of them is the subsidiary of the other or if both are subsidiaries of the same company or if each of them is controlled by the same person or company.

SHAREHOLDERS ARE CAUTIONED THAT THE MATTERS IN THE "SPECIAL BUSINESS" SECTION OF THIS INFORMATION CIRCULAR ARE PRESENTED AS A PACKAGE, AND THAT IF ANY OF THE TRANSACTIONS ARE NOT APPROVED, THEN IT IS UNLIKELY THAT ANY OF THE OTHER TRANSACTIONS CONTEMPLATED IN THESE SECTIONS WILL PROCEED. ACCORDINGLY, SHAREHOLDERS SHOULD GIVE CAREFUL CONSIDERATION TO THE MATTERS PROPOSED FOR THEIR CONSIDERATION.

THE MERGER TRANSACTION

DESCRIPTION OF THE MERGER TRANSACTION

Optima and its Nevada subsidiary, Optima Energy (U.S.) Corporation ("Optima US") have entered into a transaction whereby Optima US will acquire the entities that own all of the shares of American Explorer, L.L.C. ("Amex") in exchange for the issuance of Optima shares and rights to receive additional Optima shares (the "Merger Transaction"). As part of this Merger Transaction, Optima US will reincorporate as a Louisiana corporation and merge with the Target Corporations, Optima will continue as a Delaware corporation and Amex will remain a wholly owned Louisiana subsidiary of Optima US.

PURPOSE OF THE MERGER TRANSACTION

The purpose of the Merger Transaction is to combine the management and assets of Optima and Amex. Optima and Amex have property interests in common (see Valentine Prospect and Turtle Bayou prospects under "Information Concerning the Company - Principal Producing Properties" and "Information concerning Amex and the Target Corporation - Principal Producing Properties"). American Explorer, Inc., a company owned by Charles T. Goodson and Alfred J. Thomas, II, is operator of both prospects. As such, Optima Management has had the opportunity to work with these individuals over a period of seven years and feel that they will bring valuable industry experience to Optima's Board and Management.

THE PLAN AND AGREEMENT OF MERGER

Pursuant to a plan and agreement of merger (the "Merger Agreement") dated as of February 11, 1998, Optima and Optima US agreed that Optima US will acquire all of the issued and outstanding shares and membership interests of three Louisiana corporations (the "Target Corporations"), which in turn, hold all of the issued and outstanding membership interests of Amex. As consideration for this acquisition, Optima has agreed to issue the Target Corporations an aggregate of 7,335,001 Optima common shares (the "Shares") and rights ("Contingent Stock Issue Rights") to receive, subject to certain conditions, an additional 1,667,001 Optima common shares ("Rights Shares"). As at the record date, the Company has 11,002,346 shares issued and outstanding. After the issuances of the Shares, the Company will have 18,337,347 shares outstanding, with the Shares representing 40% of the then outstanding stock. Upon the issuance of all the Rights Shares, the Company will have 20,004,348 shares outstanding and the Shares and Rights Shares will represent 45% of the then outstanding shares.

The Contingent Stock Issue Rights provide for the issue of Rights Shares if at anytime on or before three years from the date of issue of the Contingent Stock Issue Rights, the Fair Market Value of Optima's common shares is at or above US$5.00 per share for a period of 20 consecutive trading days. The Fair Market Value of an Optima share means, on any trading day, the closing sale price for an Optima share on such day on the NASDAQ National Market System, or if no such sales occur, the average of the closing bid and ask prices on The Toronto Stock Exchange, or if no such sales occur, the closing bid and ask prices as quoted on NASDAQ, or if not quoted on NASDAQ, the average of the closing bid and ask prices as quoted on any recognized stock exchange on which the Optima shares are listed.

The following table sets out particulars of the Target Corporations, their principals, and their portion of the Optima consideration.


TARGET CORPORATION                        PRINCIPALS                  SHARES               RIGHTS SHARES

Goodson Exploration Company               Charles T. Goodson          2,567,250            583,450

NAB Financial, L.L.C.                     Alfred J. Thomas, II        2,567,251            583,450

Dexco Energy, Inc.                        Ralph J. Daigle             2,200,500            500,100
                                                                      ---------            -------

Total                                                                 7,335,001            1,667,001
                                                                      =========            =========

Robert R. Brooksher, a proposed nominee for director, holds an option to acquire up to a 5% ownership interest in Amex, which option, if not exercised prior to the closing of the Merger Transaction, shall continue in up to 5% of the aggregate Optima's common shares and contingent stock issue rights issued to the stockholders and members of the Target Corporations as a result of the Merger Transaction.

Each of the Target Corporations has granted a security interest in all of its membership interests in Amex to Compass Bank to secure Amex's obligations under its bank facility, which security interest is to be released on or prior to the closing of the Merger Transaction.

RECOMMENDATION OF OPTIMA BOARD OF DIRECTORS

THE OPTIMA BOARD BELIEVES THAT THE MERGER TRANSACTION IS FAIR AND IN THE BEST INTERESTS OF OPTIMA AND THE OPTIMA SHAREHOLDERS, HAS VOTED UNANIMOUSLY TO APPROVE THE MERGER TRANSACTION AND RECOMMENDS THAT THE OPTIMA SHAREHOLDERS APPROVE THE MERGER TRANSACTION.

In reaching its conclusion, the Optima Board reviewed presentations from and discussed the terms and conditions of the transaction with Optima senior management, representatives of its legal counsel and its auditors.

The Optima Board considered a number of factors, including:

- Fairness Opinion. R P & C International, Inc. ("RP&C") rendered an opinion to the Optima Board to the effect that the Merger Transactions is fair from a financial point of view to the Optima shareholders. See "Fairness Opinion" below for particulars of matters considered by RP&C in the course of its review. A copy of the written opinion to the Optima Board dated as of March 7, 1998 is attached as Appendix B to this Proxy Statement.

-        Evaluations of Interested Parties. Beginning in September, 1997,
         Optima initiated discussions and negotiations with several industry participants to initiate a transaction to enhance shareholder value. During this process, certain of these participants evaluated Optima and the Merger Transaction compared favourably to all other proposals.

- Common Interests. The Merger Transaction will combine the working interests of Optima and Amex in Optima's key Louisiana prospects. The strategic and operational fit between the two companies is also excellent.

- Complementary Reserves. Optima's reserves are primarily oil and are short-lived while Amex's are primarily gas and long-lived.

- Complementary Objectives. Optima is primarily a participant in prospects generated by others, while American Explorer, Inc. is a prospect generator. Upon completion of the Merger, Amex will become the prospect generating entity and American Explorer, Inc. will become inactive.

- Amex Management. Amex's senior management, led by Charles Goodson, has a proven track record in the U.S. oil and gas industry. Given Optima's U.S. asset base, U.S. based management is a logical progression for Optima.

FAIRNESS OPINION

RP&C International, Inc. has rendered to the Optima Board its opinion to the effect that, as of the date of such opinion, based on RP&C's review and subject to the considerations and limitations set forth insuch opinion, the consideration to be paid pursuant to the terms and subject to the conditions set forth in the Plan and Agreement of Merger, dated February 11, 1998 by and among Optima Petroleum Corporation, Optima Energy (U.S.) Corporation and Goodson Exploration Company, NAB Financial, L.L.C., Dexco Energy, Inc. and American Explorer, L.L.C. was fair from a financial point of view to the holders of Optima common stock. A copy of the full text of the written opinion of RP&C, which sets forth the assumptions made, the procedures followed, matters considered and limits of its review, is attached in Appendix B to this Proxy Statement and should be read carefully in its entirety. The opinion of RP&C is addressed to the Board of Optima and addresses only the fairness of the Merger Transaction from a financial point of view of the Merger consideration to the holders of Optima common stock and does not constitute a recommendation to any holder as to how such holder should vote on this matter.

INTEREST OF INSIDERS IN THE MERGER

American Explorer, Inc., a corporation owned by Charles T. Goodson and Alfred J. Thomas, II, owns 30,000 Optima common shares which were issued to it in 1995 in consideration for facilitating Optima's acquisition of additional working interests in the prospects operated by American Explorer, Inc. Mr. Robert Brooksher owns 11,600 shares of Optima and holds an option to purchase up to a 5% ownership interest in Amex and Messrs. Goodson and Thomas are principals of two of the Target Corporations. American Explorer, Inc. is not a party to the Merger Transaction.

Pursuant to the Merger Agreement, Optima has agreed to put forward five appointees of Amex as nominees for the Optima Board to be elected at the meeting of Optima shareholders.

Pursuant to the Merger Agreement, Optima has agreed to enter into an agreement to purchase a 5% working interest in the Valentine Prospect from certain Optima insiders. As required by The Toronto Stock Exchange, Optima is seeking approval of a majority of disinterested Optima shareholders to this acquisition. See "Acquisition of 5% working interest in the Valentine Prospect".

Pursuant to the Merger Agreement, Optima will be entering into certain severance, release and consulting agreements with the three executive officers of Optima and employment agreements with four executive officers of Amex, which provide for a payment in the event that an officer's employment is terminated by Optima at any time other than for just cause.

Pursuant to the Merger Agreement, Optima has agreed to grant incentive stock options to certain directors, officers and employees of Optima and Amex, pursuant to a new Stock Option Plan to be approved by Optima shareholders.

OPTIMA LOAN TO AMEX

On February 25, 1998, Optima US entered into a loan agreement with Amex that provides for loan advances to Amex not to exceed US$2,500,000 in the aggregate, to be advanced in amounts not to exceed US$500,000, and to be used by Amex solely to finance its participation in an offshore exploration program. A total
of US$          [US$600,000 to date] has been advanced to Amex to date. The loan agreement provides for the granting of security to Optima over Amex's Louisiana and Texas properties, subordinate only to a first charge on these properties held by Compass Bank. All advances under the loan agreement are repayable in full on March 1, 1999 and bear interest at a rate of ten percent per annum. Accrued interest is payable on the first business day of the next month, with the first interest payment due on June 1, 1998. In the event of termination of the Merger Agreement, the advances shall thereafter bear interest at a rate of 16% per annum.

ACCOUNTING TREATMENT

The Merger Transaction will be accounted for as a purchase of Amex by Optima for Canadian GAAP (generally accepted accounting principles) purposes. For presentation of certain anticipated effects on the accounting treatment on the combined financial position and results of operation of Optima after giving effect to the purchase of Amex by Optima, see the audited pro forma financials statements attached as Appendix D to this Proxy Statement.

CONDUCT OF MEETING AND SHAREHOLDER APPROVAL

The meeting is being held on June 11, 1998 at the office of Campney & Murphy, 2100 - 1111 West Georgia Street, Vancouver, British Columbia.

The TSE requires, as a condition of its acceptance of the issuance of the consideration by Optima pursuant to the Merger Transaction, "disinterested shareholder approval", meaning a majority of the votes cast at the shareholders' meeting other than votes attaching to the securities beneficially owned by Robert Brooksher, Charles T. Goodson, Alfred J. Thomas, II and by their associates and affiliates. As at the record date, Robert Brooksher, Charles T. Goodson, Alfred J. Thomas, II and their associates and affiliates beneficially own 41,600 common shares of the Company. The text of this resolution is set out under "The Merger Transaction - Shareholder Approval." MANAGEMENT WILL BE ASKING FOR DISINTERESTED SHAREHOLDERS' APPROVAL OF THE ISSUANCE OF THE CONSIDERATION BY OPTIMA PURSUANT TO THE MERGER TRANSACTION ONLY IF THE CONTINUATION RESOLUTION IS APPROVED (SEE "CONTINUATION INTO THE STATE OF DELAWARE").

Pursuant to the Merger Agreement, Optima has agreed to continue from the jurisdiction of the Canada Business Corporations Act to Delaware and the Delaware General Corporation Law. This continuation must be approved by a special resolution, which requires the vote of not less than 66 2/3% of the votes cast by those Optima shareholders who, being entitled to do so, vote in person or by proxy at the meeting. The text of this resolution is set out under "Continuation Into the State of Delaware - The Continuation Resolution".

Pursuant to the Merger Agreement, Optima has also agreed to enter into an agreement to acquire a 5% working interest in the Valentine Prospect for certain insiders of Optima. This agreement must be approved by a majority of disinterested shareholders. The text of this resolution is set out under "Acquisition of 5% Working Interest in the Valentine Prospect - Shareholder Approval".

CONDITIONS

The Merger Agreement provides that the obligations of all parties to complete the transactions contemplated by the Merger Agreement will be subject to the satisfaction of the following conditions:

1. the receipt of all regulatory approvals, waivers, consents and orders legally required for the consummation of the transactions contemplated under the Merger Agreement.

2. the approval of the Merger Transaction by certain insiders of Optima and Amex as specified in the Merger Agreement.

3. the closing of the Merger Transaction will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction.

4. the completion of the continuation of Optima to the State of Delaware without incurring an tax liability under Canadian law and with not more than 1% of Optima shareholders exercising their dissent rights and requiring repurchase of their Optima shares, and the completion of the reincorporation of Optima US from Nevada to Louisiana.

5. the execution of severance, release and consulting agreements with Robert L. Hodgkinson, William C. Leuschner and Ronald P. Bourgeois, the present executive officers of Optima.

6.       the execution of employment agreements with Charles T. Goodson, Alfred
         J. Thomas, II, Ralph J. Daigle and Robert R. Brooksher.

7. the satisfactory completion of due diligence by the parties prior to the date of filing the Proxy Statement with the Securities and Exchange Commission.

The Merger Agreement also provides for other conditions for the benefit of specified parties, which can by waived by them prior to closing.

In addition to termination for failure to meet certain specified obligations, the Merger Agreement provides for termination if the Merger Transaction has not closed by June 15, 1998, which date will be automatically for up to 60 days extended if the delay relates to, among other things, Optima obtaining shareholder approval to the Merger Transaction. The Merger Agreement further provides that the parties' respective representations, warranties, covenants and indemnities contained in the Merger Agreement will not survive the closing of the Merger Transaction.

POST MERGER

On completion of the Merger Transaction, Optima will be the parent Delaware corporation of Optima US, which will be surviving corporation of the merger with the Target Corporations. Amex will remain as a wholly owned Louisiana subsidiary of Optima US. Each of Optima and Optima US will relocate its principal executive offices to Lafayette, Louisiana with an exploration office in Houston, Texas. Management of further operations will be taken over by Amex management. William Leuschner will remain the chair of the Board.

SECURITIES CONSIDERATIONS

CANADIAN SECURITIES LAWS

The Optima shares, the Contingent Stock Issue Rights and the Rights Shares to be issued to the owners of the Target Corporations will be exempt from registration and prospectus requirements under applicable Canadian securities laws and will be subject to applicable resale restrictions as well as any "control block" restrictions which may arise under the applicable securities laws.

US SECURITIES LAWS

The Optima Shares, the Contingent Stock Issue Rights and the Rights Shares to be issued to the owners of the Target Corporation will be exempt from registration under U.S. securities laws and will be restricted securities under SEC Rule 144 which requires a one year hold period. Pursuant to the Merger Agreement, piggy back registration rights have been granted in respect of these securities.

SHAREHOLDER APPROVAL

As described above, disinterested shareholders (with Robert Brooksher, Charles
T. Goodson, Alfred J. Thomas, II and their associates and affiliates abstaining) will be asked to approve the resolutions below (collectively, the "Merger Resolution").

"IT IS HEREBY RESOLVED THAT (with Robert Brooksher, Charles T. Goodson, Alfred
J. Thomas, II and their associates and affiliates abstaining):

1. the Company approve, ratify and adopt the plan and agreement of merger dated February 11, 1998 ("Merger Agreement") among Goodson Exploration Company, NAB Financial, L.L.C. and Dexco Energy, Inc. (the "Target Corporations") and the Company and Optima Energy (U.S.) Corporation, including the issuance of an aggregate of 7,335,001 common shares and of rights exercisable into an additional 1,666,001 common shares of the Company to the shareholders and members of the Target Corporations;

2. the Board of Directors, by resolution, be authorized to make such amendments to the Merger Agreement from time to time, as may be in its discretion be considered appropriate, provided always that such amendments be subject to the approval of all applicable regulatory authorities; and

3. any one or more director or senior officer of the Company be and he is authorized and directed to perform all such acts, deeds and things and execute under the seal of the Company if applicable, all such documents and other writings as may be required to consummate the transaction contemplated by the Merger Agreement to give effect to the true intent of this resolution."

INFORMATION CONCERNING THE COMPANY

CORPORATE OVERVIEW

Optima, along with its wholly owned Nevada subsidiary, Optima US, is engaged in the business of oil and gas exploration and development in Canada and the United States. Optima owns one other subsidiary which is currently inactive.

Optima's corporate finance office is located at 600 - 595 Howe Street, Vancouver, British Columbia, Canada V6C 2T5. Optima's registered office and chief operational office is located at 1200 Bow Valley Square One, 202 - 6th Avenue S.W., Calgary, Alberta, Canada T2P 2R9. The registered office of Optima US is located at Suite 650 - 50 West Liberty Street, Reno, Nevada, 89501. Optima's records office is located at 2100-1111 West Georgia Street, Vancouver, British Columbia, Canada V7X 1K9.

Optima is extra-provincially registered in the Provinces of Alberta, British Columbia and the State of Louisiana and Optima US is qualified to do business in the States of Nevada, Louisiana, Texas, Washington and Oklahoma. Optima's common shares are listed on The TSE and quoted on NASDAQ NMS under the symbols "OPP" and "OPPCF" respectively. Optima is a reporting issuer in Alberta, British Columbia and Ontario and is a registrant with the SEC and files Form 10-Ks.

Optima was incorporated under the name "Lathwell Resources Ltd.", by registration of Memorandum and Articles pursuant to the laws of British Columbia on April 11, 1983. On February 5, 1988, it consolidated its share capital on a 1 for 5 basis and changed its name to "Optima Energy Corporation". On July 9, 1992, Optima changed its name to "Optima Petroleum Corporation" concurrently with a 1 for 2.5 consolidation of its share capital. On June 14, 1994, Optima continued under the CBCA and effected an arrangement with Roxbury Capital Corp. on September 8, 1995.

Since its incorporation, Optima has operated as a natural resource company and has been involved in the exploration and when warranted, development of and production from natural resource properties in Canada, Central America and the United States.

Effective December 1, 1992, Optima US acquired from William C. Leuschner, a director of Optima, a 100% interest in the common shares of Arenosa Resource Corporation ("Arenosa"), a company engaged in oil and gas exploration and production in consideration for US $1,500,000. Arenosa was acquired at fair value as determined by a December 1, 1992 reserve evaluation prepared by independent engineers. Arenosa was subsequently wound up after transferring all of its assets to Optima US.

Optima participates as a working interest holder in numerous oil and gas prospects which are operated by third parties. By funding its proportionate share of drilling costs of a successfully completed well, Optima earns an interest in the well and in the related acreage, based on the terms of the applicable participation agreement.

PRINCIPAL PRODUCING PROPERTIES

The following is a brief description of the principal producing properties of
Optima:

NATURAL GAS

                                                                     1997(1) AVERAGE
NAME OF PROPERTY                                                   DAILY PRODUCTION(2)            % OF TOTAL
----------------                                                   -------------------            ----------
                                                                          (mcfd)
Turtle Bayou, Louisiana                                                     1,033                      37.1
S.W. Holmwood, Louisiana(3)                                                   566                      20.3
Valentine, Louisiana                                                          499                      17.9
East Haynesville, Louisiana(3)                                                180                       6.5
Other                                                                         509                      18.2
                                                                           ------                    ------

TOTAL                                                                       3,787                     100.0
                                                                            =====                     =====

CRUDE OIL AND NATURAL GAS LIQUIDS

                                                                     1997(1) AVERAGE
NAME OF PROPERTY                                                   DAILY PRODUCTION(2)            % OF TOTAL
----------------                                                   -------------------            ----------
                                                                          (bopd)

Back Ridge, Louisiana                                                         181                      46.2
Valentine, Louisiana(3)                                                        45                      11.5
Lake Boeuf, Louisiana(3)                                                       52                      13.3
Other                                                                         114                      29.0
                                                                              ---                   -------

TOTAL                                                                         392                     100.0
                                                                              ===                     =====

NOTES:
(1)      For 12 months ended December 31, 1997.

(2)      Production rates are net to Optima, before royalties to third parties.

(3)      Part of the Meridian Resource Joint Venture in Southern Louisiana.

TURTLE BAYOU/KENT BAYOU PROPERTY, LOUISIANA

Gross daily field production for the month of February, 1998 averaged 7,764 MCF of natural gas and 188 barrels of condensate per day. The Company's working interest varies between 13.475% and 24.25% with a weighted average of barrels on proven reserves of 13.9%. The field operator is American Explorer, Inc. Currently, there are 5 producing wells in these fields. During December, 1997 and January, 1998 a recompletion program was undertaken on 4 wells. This program resulted in production from previously non-producing formations in the well bore.

A 3-D regional seismic survey is currently being shot which incorporates the Turtle Bayou field. The operator, American Explorer, Inc. has negotiated access to the data set which should be available later in 1998. Any further exploration will be contingent on the interpretation of this data set identifying new deep drilling targets

A number of voluntary production units were established with the Department of Conservation State of Louisiana in February, 1997 and accordingly, Optima's current leased acreage position is 2,251 gross acres.

Amex also holds a weighted average working interest of 8.5% in this prospect (see "Information Concerning Amex and Target Corporation - Principal Producing Properties"). After giving effect to the Merger Transaction, Optima's combined interests will vary between 32.1% and 11.9% with a weighted average working interest of 24%.

VALENTINE PROSPECT, LOUISIANA

The Company owns a 35% working interest (at an average 82.5% net revenue interest) in 24 wells, of which 4 are producing at an average daily rate of 698 MCF and 149 barrels of oil. As at December 31,

1997, Optima's gross acreage position on the prospect was 29,317 gross acres, including 18,742 acres held under option.

As a condition to an acquisition of additional working and net revenue interests in 1997, Optima US, along with the other working interest holders (including
Amex) was required to fund from production its pro rata share of a US$1.4 million escrow account. The proceeds from this account will be utilized for wellsite restoration. This escrow account was fully funded as at January 31, 1997.

In 1997, a major oil and gas company entered into an agreement with Optima US and the other working interest holders to fund a US$10 million seismic program to identify deeper drilling targets on the Valentine salt dome. For further particulars of this program, which requires Optima and Amex to assign 50% of their respective working interests in the 100 square mile program over to such oil and gas company, see "Information concerning Amex and the Target Corporation
- Principal Producing Properties - Valentine Field, Lafourche Parish, LA".

Management is seeking disinterested shareholders' approval for the acquisition of a further 5% working interest in the Valentine prospect, which if completed, will increase Optima US's interests to a 40% working interest.
See "Acquisition of 5% Working Interest in the Valentine Prospect".

Amex also holds a working interest of 47.5% in this prospect (See "Information Concerning Amex Principal Producing Properties"). After giving effect to the Merger Transaction and the 5% acquisition discussed above, Optima US's combined interests will result in an 87.5% working interest in the existing producing properties.

TEXAS MERIDIAN JOINT VENTURE, LOUISIANA

Pursuant to the master participation agreement with Meridian Resource Corporation ("TMR") dated October 1, 1993, Optima US has evaluated ten prospect areas of which five have been drilled, four rejected pursuant to the geological and geophysical review and one prospect at Stella is to be drilled during 1998. Seven features have been evaluated by drilling resulting in five gas wells, four oil wells and five dry holes.

OTHER PROPERTIES

Optima US acquired a 25% working interest in the Chrysler prospect in Lea County, New Mexico. The target is the Devonian formation and is supported by interpreted 3-D seismic. The first well, Savage #34-1 was spudded in December, 1996, drilled to 13,000 feet and abandoned on February 17, 1997. A second well is scheduled to be drilled in 1998. During 1996 two more wells were drilled to the Smackover "C" sands at East Haynesville. Both wells the Garrett #1 and Delaney #1 are producing in the Smackover "C". Further development will occur in this field once the Commissioner of Conservation, State of Louisiana assigns 320 acre production units in both the Smackover Lime and "C" formations. A hearing is scheduled in mid-April, 1998. The Company holds a 28% working interest at East Haynesville.

After the sale of substantially all of its Canadian properties in June, 1997, Optima retains a 77% working interest in a shut-in well located at 05-10-58-23 W5M in Wildhay, Alberta. This well is the subject of litigation between Optima, Dunhaven Energy Inc. (a co-participant), Artisan Corporation (the drilling contractor) and TuboscopeVetco Canada Inc. (the drillpipe supplier). For further information, see "Information concerning the Company - Legal Proceedings".

LAND HOLDINGS

The following table summarizes Optima's petroleum and natural gas land holdings in acres as at December 31, 1997:

                                              Developed Lands(2)      Undeveloped Lands(1)            Total
                                             Gross(3)     Net(4)      Gross(3)     Net(4)     Gross(3)      Net(4)
Louisiana                                      5,929          829    52,592(5)      7,292       58,521        8,121
New Mexico                                         -            -        2,664        661        2,664          661
                                               -----          ---        -----        ---        -----          ---
Total                                          5,929          829       55,256      7,953       61,185        8,782
                                               =====          ===       ======      =====       ======        =====

NOTES:

(1) "Developed Lands" refers to lands which have proved producing or proved non-producing reserves.

(2) "Undeveloped Lands" refers to lands which have proved undeveloped or probable reserves or lands which Optima considers prospective.

(3) "Gross Acres" refers to the total number of acres in which an interest is held.

(4) "Net Acres" equal gross acres multiplied by the percentage working interest held therein.

(5)      Includes 18,742 acres held under option.

A report dated March 12, 1998 prepared by LaRoche Petroleum Consultants, Ltd. values the U.S. lands (other than the Stella Prospect, Louisiana) at US$3,855,311. The Stella Prospect has been valued at cost (US$231,859) for a total value of US$4,087,170 or $5,846,000.

RESERVES

Substantially all of Optima's oil and gas reserves are located in Louisiana. LaRoche Petroleum Consultants, Ltd. ("LaRoche") and Ryder Scott Company ("RS"), both independent reservoir engineers, have evaluated Optima's reserves (the "LaRoche Report" and the "RS Report") effective December 31, 1997. The crude oil and natural gas reserves and revenues estimates upon which this evaluation is based were determined in accordance with generally accepted evaluation practices.

The following table summarizes LaRoche's and RS's evaluations. ALL EVALUATIONS OF FUTURE NET PRODUCTION REVENUE SET FORTH IN THE TABLES ARE STATED PRIOR TO PROVISIONS FOR INCOME TAXES AND INDIRECT COSTS. IT SHOULD NOT BE ASSUMED THAT THE DISCOUNTED FUTURE NET REVENUES SHOWN BELOW ARE REPRESENTATIVE OF THE FAIR MARKET VALUE OF OPTIMA'S RESERVES. Other assumptions and qualifications relating to costs, prices for future production and other matters are included in the LaRoche Report and the RS Report. The LaRoche Report evaluates those prospects operated by American Explorer, Inc. and the RS Report evaluates those prospects operated by TMR.


                                                    UNESCALATED PRICES AND COSTS, WORKING INTEREST SHARE(4)
LAROCHE REPORT                                                      AS AT DECEMBER 31, 1997

                                                                                                  ($ ,000)
                                                                                          DISCOUNTED AT A RATE OF

                                                 CRUDE          NATURAL
                                                  OIL             GAS        LIQUIDS
                                                 (bls)           (mmcf)       (mstb)     UNDISCOUNTED        10%
                                                 -----           ------       ------     ------------        ---
Proved Reserves(1):
     Producing(2):                             110,141          759,807         --           2,286          1,728
     Non-producing(2):                          18,192          512,262         --             989            627
     Undeveloped(2):                               765          383,377         --             455            350
--------------------                        ----------        ---------         --         -------        -------
Total proven:                                  129,098        1,654,446         --           3,730          2,705
Probable reserves(3):                                --              --         --              --             --
---------------------                      ------------       ---------         --       ---------       --------
Total proven and probably reserves:            129,098        1,654,446         --           3,730          2,705


                                                    UNESCALATED PRICES AND COSTS, WORKING INTEREST SHARE(4)
RS REPORT                                                           AS AT DECEMBER 31, 1997

                                                                                                  ($ ,000)
                                                                                          DISCOUNTED AT A RATE OF

                                                 CRUDE          NATURAL
                                                  OIL             GAS        LIQUIDS
                                                 (bls)           (mmcf)       (mstb)     UNDISCOUNTED        10%
                                                 -----           ------       ------     ------------        ---
Proved Reserves(1):
     Producing(2):                             161,907              337        2,543         2,987          2,345
     Non-producing(2):                         138,170              141        3,454         2,252          1,359
     Undeveloped(2):                           225,398              333            --        3,586          2,357
--------------------                           -------              ---     ---------        -----          -----
Total proven:                                  525,475              811        5,997         8,825          6,061
Probable reserves(3):                          216,711              360        4,901         3,817          2,340
---------------------                          -------           ------        -----         -----          -----
Total proven and probably reserves:            742,186            1,171       10,898        12,696          8,401

(1) "Proved Reserves" are defined as those quantities of crude oil, natural gas and natural gas by-products, which, upon analysis of drilling, geological, geophysical and engineering data, are estimated to be recoverable under current technology and existing economic conditions from that portion of a reservoir which can be reasonably evaluated as economically productive, including reserves obtainable by enhanced recovery procedures demonstrated to be economic and technically successful in the subject reservoir. There is relatively little engineering and geological risk associated with these reserves.

(2) "Proved Producing Reserves" are those proved reserves that are actually on production or if not producing, that could be recovered from existing wells or facilities or where the reasons for the current non-producing status is the choice of the owner rather than the lack of markets or some other reason. "Proved Undeveloped Reserves" are reserves that have been drilled and casing run through the zone. A workover may be required to place these reserves on producing status. "Proved Non-Producing Reserves" are proved reserves that are currently not producing either due to lack of facilities and/or markets.

(3) "Probable Additional Reserves" are those reserves which analysis of drilling, geological, geophysical and engineering data does not demonstrate to be proved under current technology and existing economic conditions, but where such analysis suggest the likelihood of their existence and future recovery. Probable Additional Reserves to be obtained by the application of enhanced recovery processes will be in the increased recovery over and above that estimated in the proved category. THERE IS SOME DEGREE OF GEOLOGICAL AND ENGINEERING RISK ASSOCIATED WITH PROBABLE RESERVES. ADJUSTMENTS WERE MADE TO THE FUTURE NET PRODUCTION REVENUE FROM PROBABLE RESERVES TO ACCOUNT FOR THE GEOLOGICAL AND ENGINEERING RISK ASSOCIATED WITH THESE RESERVES. The risk associated with the probability of obtaining production from probable reserves has been assessed at 50%.

(4) Constant pricing in US dollars on a property by property basis, adjusted for quality, transportation and heating value where necessary, have been used in the LaRoche and RS Reports. Base produce prices used for Louisiana (varying by field) were $2.43/mcf for gas and $17.28/BBL for oil in the LaRoche Report and $2.27 - $2.43/mcf gas and $17.53 - $17.78/BBL oil with the RS Report.

(5) Abandonment and reclamation costs and salvage credits have not been considered in the valuation of reserves.

(6) Current operating costs were held constant throughout the life of the properties. No deduction was made for indirect costs which were not charged directly to the leases and wells.

PRODUCTION HISTORY

The following table sets forth Optima's average production of crude oil and natural gas liquids and natural gas prior to the deduction of royalties, together with average prices received, for the periods indicated:


                                       ONE MONTH
                                         ENDED
                                        JAN. 31                               YEAR ENDED DECEMBER 31

                                         1998          1997        1996          1995         1994          1993
                                         ----          ----        ----          ----         ----          ----

Crude oil and natural gas liquids       10,155      141,210     153,699         71,122         36,337     30,134
(bbls)

Average price per bbl (US$)               N/A       $27.75      $ 29.86      $24.50        $19.92       $21.11

Natural gas (mcf)                       32,473      1,003,147   3,309,438    2,364,489      1,311,852   977,233

Average price per mcf (US$)               N/A       $3.72       $  3.58      $2.39         $2.74        $2.86

OIL AND GAS WELLS

The following table summarizes Optima's working interest in oil and natural gas wells as at January 31, 1998:

                                    Oil Wells                                      Natural Gas Wells
                       Producing                 Shut-In                  Producing                 Shut-In
                 Gross(1)     Net(2)      Gross(1)      Net(2)      Gross(1)      Net(2)    Gross(1)       Net(2)
                 -----        ---         -----         ---         -----         ---       -----          ---
Louisiana(3)        8           .86           -            -           23          4.52          -            -
Total:              8           .86           -            -           23          4.52          -            -
                    =           ===           =            =           ==          ====          =            =

Notes:

(1) "Gross Wells" are defined as the total number of wells in which Optima has a working interest.

(2) "Net Wells" are defined as the aggregate of the numbers obtained by multiplying each gross well by Optima's percentage working interest therein.

DRILLING ACTIVITY

The following table sets forth the number of gross and net exploratory and development wells in which Optima participated and which were completed, capped or abandoned during the periods indicated:

                                          OIL AND GAS DRILLING ACTIVITIES

                                                     Gross(1)                                 Net(2)

                                       Productive     Dry(3)        Total      Productive     Dry(3)        Total
                                       ----------     ------        -----      ----------     ------        -----

Exploratory Wells        1997(4)            4            2            6           .72           .33         1.05
                         1996               5            6           11           .60          1.28         1.88
                         1995               5            4            9           2.14          .33         2.47
                         1994               2            8           10           .16          1.91         2.07
                         1993               2            3            5           .45           .40          .85


                                            2
Development Wells        1997(4)            2            0            2           .33            0           .33
                         1996               2            0            2           .23            0           .23
                         1995               6            0            2           .37            0           .37
                         1994               2            0            6           1.78           0          1.78
                         1993                            0            2           .32            0           .32


NOTES:

1.       "Gross Wells" refers to all wells in which Optima participated.

2. "New Wells" refers to the aggregate of the percentage working interest of Optima in Gross Wells.

3. "Dry Wells" refers to a well which is not a productive well or a service well. A productive well is a well which is capable of producing oil or gas in commercial quantities considered by the operator to be sufficient to justify the costs required to complete, equip and produce the well. A service well refers to a well such as a water or gas injection or water-disposal well. Such wells do not have marketable reserves of crude oil or natural gas attributed to them but are essential to the production of the crude oil and natural gas reserves.
4.       Sold in Canadian operations effective January 1, 1998.

ACQUISITION, EXPLORATION AND DEVELOPMENT EXPENDITURES

The expenditures by Optima on property acquisition, exploration and development activities are set forth in the following table for the periods indicated:

                                         One Month
                                           Ended                          Year Ended December 31
                                                                                ($   ,000)
                                       Jan 31, 1998       1997         1996        1995         1994        1993
                                       ------------       ----         ----        ----         ----        ----
Petroleum and Natural Gas Interests            $0        $5,358        $7,956     $8,559       $11,180     $6,933
Total                                          $0        $5,358        $7,956     $8,559       $11,180     $6,933
                                               ==        ======        ======     ======     =========   ========

VARIATIONS IN OPERATING RESULTS

The following is a summary of the variations in Optima's operating results for the periods indicated.

TWELVE MONTHS ENDED DECEMBER 31, 1997 TO TWELVE MONTHS ENDED DECEMBER 31, 1996

The Company reported a loss for the year of $4,835,220 being $0.43 per share as compared to earnings of $228,573 in 1996 of $0.02 per share. The decline of $5,063,793 is due to a combination of production volume decline, a $2,252,000 ceiling test writedown of U.S. resources properties and a $1,023,998 provision for revenue dispute. The 70% reduction in natural gas volume from 3,309,000 mcf in 1996 to

1,003,147 mcf is primarily due to the sale of Canadian petroleum and natural gas assets effective January 1, 1997. Canadian operations represented between 55% to 60% total entity production over the previous 12 to 18 months. Although oil production was also impacted by the Canadian asset sale, new production at Back Ridge, Louisiana resulted in only an 8% decline in production volume. Oil prices declined slightly by 6% whereas natural gas prices were 48% higher than 1996.

Earnings before interest, depletion, depreciation, amortization and income taxes ("EBITDA") decreased to $2,358,229 or $0.21 per share as compared to $6,662,544 in 1996 or $0.61 per share. The weighted average number of shares used in the calculation of earnings for the year and for EBITDA was 11,159,633 shares whereas the 1996 calculations are based on 10,945,927 shares. The number of issued and outstanding shares was 11,318,894 as at January 1, 1997 but due to share repurchase program was reduced to 11,002,346 shares at December 31, 1997.

Operating Expense. Oil and natural gas operating expenses decreased from $1,649,650 in 1996 to $1,018,211 in 1997. On a boe basis, operating expenses increased to $3.29 as compared to $2.34 in 1996. The increase is due to workovers at Valentine and declining gas productivity at Lake Boeuf.

Interest and Other Income. Interest revenue of $250,916 in 1997 as compared to $26,095 a year earlier reflects the significant improvement in the Company's cash position resulting from the sale of Canadian assets.

Interest Expense. Proceeds from the sale of Canadian assets were utilized to pay off the Canadian bank loan. Additionally the Company reduced its U.S. bank loan to US$100,000. As a result the interest and bank charges fell to $188,468 in 1997 as compared to $685,942 a year earlier.

Depletion, Depreciation and Amortization. Depletion and depreciation decreased to $4,269,785 in 1997 from $5,661,205 in 1996 or 25%. On a boe basis in 1997, the expense was $13.62 per boe versus $8.03 per boe in 1996 (this comparison is based on an energy equivalent of 6mcf per boe). The calculation of depletion and depreciation is based on the Evaluation Reports as at December 31, 1997 prepared by the independent engineering consultants. These reports assume unescalated pricing and do not recognize the results of subsequent drilling and completion activity after December 31, 1997.

The amortization expense of $68,494 did not change from 1996 as deferred charges are being amortized over 60 months.

General and Administrative Expense. General and administrative expense of $1,691,779 in 1997 is an increase of $28,368 over 1996, a change of 2%. On a boe basis, general and administrative expenses were $5.40 per boe, up 129% from $2.36 per boe in 1996 to reflect the decline in the 1997 production, as discussed above.

Investment Carrying Value. Pursuant to both Canadian and United States full cost method of accounting the Company is required to meet certain ceiling tests in respect of the carrying value of petroleum and natural gas interests on the balance sheet as at December 31, 1997. A ceiling test writedown of $2,520,000 of petroleum natural gas interest was reflected in the Consolidated Statement of Operations and Deficit.

Balance Sheet. The Company's total assets as at December 31, 1997 were $28,143,343 as compared to $41,214,668 a year earlier. The decline of 32% over the past year is due to the combination of the sale of Canadian assets and paydown of Canadian and U.S. bank loans.

Petroleum and natural gas interests were reduced to $17,695,968 (being $34,691,297 less $16,995,329) from $34,764,350 a year earlier. Canadian petroleum and natural gas interests are $1,211,921 as at December 31, 1997 as compared to $16,848,304 last year whereas U.S. petroleum and natural gas interests declined by $1,431,999 from $17,916,046 as at December 31, 1996 to $16,484,047 at the end of the current year.

In respect of liabilities and shareholders' equity, long term debt declined to $143,050 from $6,119,670 being 98%. Shareholders' equity at December 31, 1997 decreased to $25,738,200 from $31,472,428 at the end of 1996. The decline of $5,734,226 being 18% is a result of the net loss of $4,835,220 along with the repurchase of common shares.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

The Company realized earnings for the year of $228,573 being $0.02 per share as compared to a loss in 1995 of $1,155,062 or $0.13 per share. This improvement of $1,384,235 is a result of increased oil and gas production and improved commodity prices. Gross natural volumes increased 40% from 2,364,489 mcf to 3,309,438 mcf. The increase in oil production was 116% from 71,122 barrels to 153,699 barrels. Combined with strong oil prices, this improvement resulted in gross oil revenue increasing by 165% from $1,719,186 in 1995 to $4,549,235 in 1996. The combined oil and gas revenue for 1996 was $12,862,701 as compared to $6,762,407 in 1995.

Earnings before interest, depletion, depreciation, amortization and income taxes ("EBITDA") increased to $6,662,544 or $0.61 per share as compared to $2,481,057 in 1995 or $0.27 per share. The weighted average number of shares used in the calculation of earnings for the year and for EBITDA was 10,945,927 shares whereas the 1995 calculations are based on 9,031,583 shares. The primary reason for this difference is the 1,374,227 shares from the plan of arrangement with Roxbury Capital Corp. ("Roxbury") which were issued in September, 1995 and shares issued from treasury in 1996.

Operating Expense. Oil and natural gas operating expenses increased from $926,159 in 1995 to $1,649,650 in 1996. On a boe basis, operating expenses fell to $2.34 in 1996 from $3.03 in 1995, an improvement of 23%. Canadian operating costs fell from $3.49 per boe in 1995 to $2.51 in 1996. Although operating expenses in the U.S. varied slightly, $2.22 per boe in 1996 versus $2.34 per boe in 1995, the 110% increase in Canadian gas production accounts for the differential.

Interest and Other Income. Interest revenue of $26,096 in 1996 did not vary significantly from $25,784 a year earlier. Short term Canadian interest rate averaged between 3% and 4.5% over the year.

Interest Expense. Interest expense and bank charges were $685,942 in 1996, as compared to $461,531 in 1995. The primary reason for this increase was that the combined bank loan and debenture principal balance for 1996 averaged $7.5 million Canadian, whereas in 1995 the average principal balance was below $5.0 million.

Depletion, Depreciation and Amortization. Depletion and depreciation increased to $5,661,205 in 1996 from $3,207,118 in 1995, an increase of 77% on a boe basis in 1996 expense was $8.03 per boe versus $6.84 in 1995, (this comparison is based on an energy equivalent of 6 mcf per boe). The calculation of depletion and depreciation is based on the Evaluation Reports as at December 31, 1996, prepared by the independent engineering consultants. These reports assume unescalated pricing and do not recognize the results of subsequent dividing and completion after December 31, 1996.

The amortization expense of $68,494 is derived from the costs of the 1995 Roxbury plan of arrangement in 1996. These deferred charges are being amortized on a straight line basis over 60 months from the date of acquisition.

General and Administrative Expense. General and administrative expense of $1,663,411 in 1996 is an increase of $193,328 over 1995, a change of 13%. On a boe basis, general and administrative expenses were $2.36 down 25% from $3.16 per boe in 1995.

Investment Carrying Value. Pursuant to both Canadian and United States full cost method of accounting, the Company is required to meet certain ceiling tests in respect of the carrying value of petroleum and natural gas interests on the balance as at December 31, 1996. The Company met these ceiling tests, and accordingly, no write-down of petroleum and natural gas interests was required.

Balance Sheet. The Company's total assets as at December 31, 1996 were $41,214,688 as compared to $39,178,076 a year earlier. This increase of 5% over the past year is due primarily to an improvement in working interest capital of $541,651. Whereas the increase in petroleum and natural interests to $34,764,350 (being $50,376,801 of capital costs less $15,612,451 in accumulated depreciation, depletion and write-offs) was only $1,264,670, a reduction in the level of year end activity reduced the advances to operators by $881,352. The note receivable at year end of $497,692 is in respect of the sale at Elm Grove which closed in 1996. In respect of liabilities and shareholders' equity, long term debt (including current portion) declined slightly to $6,850,017 from $7,390,400 a year earlier. This change is a combination of higher bank debt and the redemption of $829,000 of convertible debentures. Shareholders' equity at December 31, 1996 increased to $31,472,428 from $28,477,535. This change is a combination of $228,573 in income for the year end and the net issuance of Cdn 759,452 common shares for $2,766,320.

TWELVE MONTHS ENDED DECEMBER 31, 1995 TO DECEMBER 31, 1994

The Company realized a substantial increase in production as compared to 1994 which contributed to the increase in gross revenue and earnings before interest, depletion, depreciation of taxes. Gross natural gas volumes increased 80% from 1,311,852 mcf to 2,364,489 mcf where oil production almost doubled to 71,122 barrels from 36,337. Based on a barrel of oil equivalent basis ("boe") of 10 to 1 (1 barrel equals 10 mcf) which in the Company's opinion reflects the comparative financial value of oil and gas, production increased from 167,455 boe in 1994 to 307,571 in 1995, an increase of 82%. Gross revenue increased by 63% from $4,137,141 in 1994 to $6,762,407 in 1995. Whereas 75% of the Company's
production is in the form of natural gas, the 17% decline in the average gas price resulted in the rate of increase in revenue to lag behind in the increase in production.

Earnings before interest, depletion, depreciation and taxes in 1995 increased to $2,481,057 from $1,358,079 in 1994, an increase of 83%. Loss per share in 1995 fell to $0.13 per share being $1,155,062 from $0.56 in 1994, an improvement of 77%. The weighted average number of shares used in the calculation was 9,031,583 shares in 1995 as compared to 7,625,417 shares in 1994 and reflects the issuance of 1,374,727 shares from the Roxbury plan of arrangement.

Operating Expenses. Oil and natural gas operating expenses increased to $926,159 in 1995 from $615,477 in 1994. On a boe basis operating expense fell by 14% to $3.03 per boe in 1995 from $3.68 per boe in 1994. This improvement results from the benefit of economics of scale at Wildhay River and Lake Boeuf, where the Company was realizing higher production levels.

Interest and Other Income. Interest revenue fell from $45,628 in 1994 to $25,784 reflecting lower short-term interest rates in Canada and a lower average cash balance throughout 1995. Other income of $47,748 is a result of the conversion of debentures received on the sale of debenture received on the sale of marginal properties to SLN Ventures Corporation.

Interest Expense. Interest expense and bank charges increased to $461,351 in 1995 from $126,399 in 1994 as a direct result of an increase of $5,561,400 in bank debt.

Depletion, Depreciation and Amortization. Depletion and depreciation increased substantially from $1,719,897 in 1994 to $3,207,118 in 1995, an increase of 86%. On a boe basis, the 1995 expense was $6.84 per boe versus $6.74 in 1994 (this comparison is based on 6 mcf equal to 1 barrel which is the energy equivalent). The calculation of depreciation and depletion is based on the Evaluation Reports as at December 31, 1995 which assumes unescalated commodity pricing and does not recognize the results of subsequent drilling and completion after December 31, 1995.

The amortization expense of $22,587 is derived from the costs of the plan of arrangement with Roxbury Capital Corporation. These deferred charges are being amortized on a straight line basis over 60 months from the date of acquisition.

General and Administrative Expense. General and administrative expense of $1,470,083 in 1995 is an increase of $362,736 over 1994, a change of 33%. The increase is due to a combination of consultants expense and office rent absorbed in a plan of arrangement with Roxbury as well as on an increase in the level of remuneration. General and administrative expense were $3.16 per boe in 1995 as compared to $4.34 per boe in 1994.

Investment Carrying Value Adjustment. There was no write down of petroleum and natural gas interests in 1995 as compared to $4,000,000 in 1994. The Company met the ceiling tests under Canadian generally accepted accounting principles. Under the United States full cost method of accounting for petroleum and natural gas interests, the Company, using oil and gas prices at the balance sheet date, would have been required to write down its Canadian petroleum and natural gas interests by approximately $800,000.

Balance Sheet. Total assets as at December 31, 1995 were $39,178,076 as compared to $24,794,082 a year earlier. The major source of the change is in petroleum and natural gas interest of $33,499,680 (being $43,597,549 in capital costs less $10,097,869 in accumulated depreciation, depletion and write-offs) which increased $11,240,175 in 1995. During 1995 the Company participated in the drilling of 11 gross wells (2.84 net wells). Additionally, the increase in petroleum and natural gas interests reflects the acquisition of Roxbury and additional interests in Turtle Bayou, Louisiana. In respect of the liabilities and shareholders' equity, long term debt increased from $1,849,000 as at December 31, 1994 to $7,390,400 as at December 31, 1995. Shareholders' equity as at December 31, 1995 increased to $28,477,535 from $20,837,561. The major change is due to the issuance of 2,137,340 shares for $8,795,036 in cash and assets combined with the loss for the year of $1,155,062.

TWELVE MONTHS ENDED DECEMBER 31, 1994 TO TWELVE MONTHS ENDED DECEMBER 31, 1993

Net loss for the year ended December 31, 1994 was $4,305,090 as compared to a loss of $260,732 for the previous year. The major reason for this difference is a ceiling test write down of petroleum and natural gas interests of $4,000,000.

Loss per share for the year ended December 31, 1994 was $0.56 compared to a loss of $0.05 for the 1993 fiscal year.

Optima reported petroleum and natural gas sales, after royalties and production taxes, of $3,080,903 compared with $2,486,000 in 1993. Interest revenue was $45,628 as compared to $107,975 for the previous year.

Depreciation and depletion expense was $1,719,897 for 1994 as compared to $815,655 for the 1993 fiscal year. The increase in these non-cash expenses is due to the combination of increased production and the 1995 capital expenditures program which was focused on leasehold acquisition, seismic, geological and geophysical expenditures; specifically significant land acquisition at Wildhay, the Texas Meridian Joint Venture and the drilling of the Vermillion State Lease #1-28 well.

LIQUIDITY AND CAPITAL RESOURCES

Twelve Months Ended December 31, 1997 to Twelve Months Ended December 31, 1996

Working capital as at December 31, 1997 was $7,856,820 as compared to $1,185,511 a year earlier. Cash and cash equivalents increased to $5,660,354 at year end from $2,055,062 at December 31, 1996. In addition, a further $715,250 was held in trust to fund future abandonment and site restoration work in the Valentine field.

The increase in working capital of $6,671,609 over the fiscal year 1997 is a result of a is primarily due to the sale of Canadian operations. Cash flow from operations was $2,528,992 in 1997 as compared to $5,958,272 in 1996, a decline of $3,429,280. After utilizing $1,807,809 of cash flow to reduce accounts payable, and a further $440,586 consumed in the sale of the Canadian petroleum and natural interests, the Company had $577,024 to finance its capital expenditures. A year earlier discretionary cash flow was $5,348,360, which represents a reduction of $4,771,336.

Net capital receipts for 1997 were $9,508,049 as compared to cash requirements of $6,045,068 in 1996. Proceeds from sale of petroleum and natural interests net petroleum and natural gas expenditures was $16,750,000 in 1996 as compared to $1,176,849 a year earlier.

In respect of financial activities, the Company redeemed common shares in the amount of $899,006 and reduced its bank debt by $6,707,567.

The Company as of the date of this Proxy Statement is not in a position to forecast 1998 capital requirements. The Merger Transaction, if consummated, will allow for a more precise determination of capital requirements.

RISKS AND UNCERTAINTIES

Optima operates a growing business in a competitive market. There are a number of risks inherent to Optima's business. There is competition from other oil and gas exploration and development companies with operations similar to those of Optima. Many of the oil and gas companies with which Optima competes have operations and financial strength many times that of Optima. Nevertheless, the market for Optima's existing and/or possible future production of petroleum and natural gas tends to be commodity oriented, rather than company oriented. Accordingly, Optima expects to compete by keeping its production costs low through judicious selection of which property to develop, the practice of joint venturing its interests, and keeping overhead charges under control.

The business of exploration for and production of oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells will be unproductive or that, although productive, the wells do not produce oil or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic if water or other deleterious substances are encountered, which impair or prevent the production of oil or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of crude oil and natural gas is affected by numerous factors beyond the control of Optima. These factors include market fluctuations, the world price of crude oil, the proximity and capacity of crude oil and natural gas pipelines and processing equipment and government regulations, including regulations relating to prices, taxes, royalties, land tenures, allowable production, the import and export of crude oil and natural gas and environmental protection. The effect of these factors cannot be predicted.

As with any oil or gas property, there can be no assurance that oil or gas will continue to be produced from Optima's properties. Although the operators of Optima's properties maintain insurance in amounts customary in the industry for liability and property damage on behalf of the working interest participants, Optima may suffer losses from uninsurable hazards or from hazards which Optima may choose not to insure against because of high premium costs or other reasons.

As is customary with working interests in U.S. oil and gas leases, the interests acquired by Optima are generally assigned without warranty of title or title insurance. In most cases, drill site opinions are obtained by operators prior to drilling rather than formal title opinions. In addition, Optima's interests are not actually transferred to it until the wells are drilled, or in certain prospects, until the prospects are unitized.

DESCRIPTION OF SHARE CAPITAL

The authorized share capital of Optima consists of an unlimited number of shares of common stock without par value of which 11,002,346 are outstanding as of December 31, 1997.

The holders of common shares are entitled: (i) to receive notice of and to attend and vote, with one vote for each common share held, at any meeting of the shareholders of Optima other than meetings of holders of another class of shares; (ii) subject to the rights attached to any other class of shares, to receive any dividend declared by Optima on the common shares; and (iii) subject to the rights attaching to any other class of shares, to receive the remaining property of Optima upon dissolution.

CAPITALIZATION

The following table sets forth the capitalization of Optima, as at December 31, 1997:


                                                                                            Outstanding as at
                                                            Amount Authorized               December 31, 1997
                                                                                                (audited)

Long-Term Debt                                                                            $     143,050 (3)
    United States Bank Indebtedness

Share Capital
    Common Shares(1)(2)                                         unlimited                 $  30,891,689
                                                                                            (11,002,346 shares)

NOTES:

(1)      Number of common shares outstanding as at December 31, 1997.

(2) As at December 31, 1997, Optima has outstanding options to purchase an aggregate of 1,163,000 common shares (see "Compensation of Directors and Executive Officers - Executive Compensation" and "Option to Purchase Securities").

(3)      US$100,000.

PRICE RANGE AND TRADING VOLUME OF SHARES

The Optima shares commenced trading on the TSE on December 1, 1993 under the symbol "OPP". The shares traded on the Vancouver Stock Exchange from May 2, 1988 to March 17, 1994, when it delisted from that exchange. The Optima shares traded on the NASDAQ market since from October 26, 1992 and on the NASDAQ National Market since March 30, 1994 under the symbol "OPPCF".

The following table lists trading volume and high and low trading prices for the last twelve fiscal quarters.


                               STOCK TRADING DATA
                               COMMON SHARES (OPP)

                  VANCOUVER STOCK EXCHANGE                      NASDAQ                      TORONTO STOCK EXCHANGE
               Volume
Period                      High         Low        Volume       High        Low        Volume        High        Low
Ending                    (Cdn.$)      (Cdn.$)                  (US $)      (US $)                  (Cdn.$)     (Cdn.$)


1997
4th Quarter                 n/a                    3,501,452    $2.88       $1.00       1,278,905    $3.85       $1.50
3rd Quarter                 n/a                    2,252,291    $2.38       $2.31         465,172    $3.25       $2.00
2nd Quarter                 n/a                    1,713,721    $2.56       $2.00         488,271    $3.50       $2.75
1st Quarter                 n/a                    1,826,990    $3.06       $2.13         427,752    $4.10       $2.95

1996
4th Quarter                 n/a                    2,282,517    $3.13       $2.31         591,581    $4.50       $3.30
3rd Quarter                 n/a                    2,000,092    $3.37       $2.96         350,498    $5.10       $3.80
2nd Quarter                 n/a                    2,217,462    $3.63       $2.63         777,051    $4.90       $3.60
1st Quarter                 n/a                    1,679,407    $3.13       $2.50         344,848    $4.25       $3.50

1995
4th Quarter                 n/a                    2,112,338    $3.25       $2.13         286,456    $4.20       $3.40
3rd Quarter                 n/a                    2,047,898    $3.25       $2.00         427,692    $4.35       $2.90
2nd Quarter                 n/a                      945,104    $3.63       $2.25          98,763    $4.75       $3.25
1st Quarter                 n/a                    1,057,423    $4.00       $2.13         261,102    $5.25       $2.95

1994
4th Quarter                 n/a                    2,316,857    $4.75       $3.38         802,150    $6.38       $4.80
3rd Quarter                 n/a                    1,444,251    $5.50       $3.88         251,291    $7.50       $5.50
2nd Quarter                 n/a                    2,322,254    $5.00       $3.00         636,031    $6.88       $4.25
1st Quarter                 n/a                    2,534,871    $5.25       $3.50         540,257    $7.00       $4.75


The closing trading price of the Optima shares on December 31, 1997 was $1.50 on The Toronto Stock Exchange and US $1.125 on the NASDAQ.

DIVIDEND RECORD AND POLICY

Optima has not declared any dividends on its common shares since its incorporation in April 1983. The payment of any future dividends on the common shares is at the discretion of the board of directors of Optima. It is Optima's policy to re-invest earnings in expanding oil and gas production and reserves. As a result, there are currently no plans to pay dividends.

PRIOR SALES

During the 12 months from December 31, 1996 to December 31, 1997, Optima has issued common shares as set forth below:

1. The Company issued 500 common shares a month for a total of 6,500 common shares, to an officer, or his nominee, of the Company under a consulting agreement.

2. The Company issued 138 common shares each to two directors on December 10, 1996, April 7, 1997 and June 30, 1997 for a total of 828 common shares for attendance at directors' meetings.

LEGAL PROCEEDINGS

Except as disclosed below, there are no material legal proceedings to which Optima or any of its subsidiaries is a party or to which any of their properties is subject and no other material legal proceedings are known to be contemplated.

S.W. Holmwood

The Company is a party to litigation in the United States District Court, Western District of Louisiana (Amoco Production Company vs. Texas Meridian Resource Exploration, Inc.) by virtue of its master participation agreement with Meridian Resource Corporation (formally known as Texas Meridian Resource Corporation).

The litigation enures from a joint exploration agreement between the plaintiff and defendant whereby adjoining petroleum and natural gas leases were pooled on a 50%/50% joint ownership basis. Two producing oil wells have been drilled and placed on production. The plaintiff is claiming a breach of trust and demands surrender of 100% of the wells ownership on a retroactive basis and has received a favourable summary judgement. The operator pending the court's granting of damages intends to appeal the judgement.

The Company holds a beneficial 4% working interest. Since the outcome of this litigation is not determinable, the Company has recorded 100% of the cumulative net operating income to date aggregating to $1,023,000 as Revenue in Dispute.

Wildhay

The Company is party to a statement of claim and counterclaim with a drilling contractor in the Judicial District of Calgary, Court of Queen's Bench, Alberta. The nature of this litigation is based on a contract wherein the drilling contractor drilled a well on behalf of the Company and a joint venture partner. The working interest participants are demanding $2,738,568 in throw away costs and expenses plus $1,001,755 for loss of the original well as well as $5,932,000 of reservoir damage from the drilling contractor. The well in question is reflected in property and equipment at $1.1 million and an additional $1.2 million is included as a receivable from the Company's joint venture partner.

MATERIAL CONTRACTS

The only material contracts entered into by Optima and Optima US within the past two years, other than in the ordinary course of business, which are presently outstanding are as follows:

(1) Plan and Agreement of Merger, as disclosed under "Terms of the Plan and Agreement of Merger";

(2) Loan Agreement dated February 28, 1998 between Amex and Optima, as disclosed under "Terms of the Plan and Agreement of Merger";

(3) Mortgage, Collateral Assignment, Security Agreement and Financing Statement dated June 1, 1995, from Optima US to Comerica Bank-Texas, recorded in Mortgage Book No. 695, Folio 712, Entry No. 784055, Lafourche Parish, Louisiana;

(4) Mortgage, Collateral Assignment, Security Agreement and Financing Statement dated June 1, 1995, from Optima US to Comerica Bank-Texas, recorded in Mortgage Book No. 816, Folio 22, Entry No. 595902, Bossier Parish, Louisiana;

(5) Mortgage, Collateral Assignment, Security Agreement and Financing Statement dated June 1, 1995, from Optima US to Comerica Bank-Texas, recorded in Mortgage Book No. 1019 under Entry No. 957354, Terrebonne Parish, Louisiana;

(6) First Amendment to Mortgage, Collateral Assignment, Security Agreement and Financing Statement dated June 16, 1995, from Optima US to Comerica Bank-Texas, recorded in Mortgage Book No. 1021 under Entry No. 958410, Terrebonne Parish, Louisiana; and

(7) Optima has made an agreement regarding the Taylor #1 well in Lea County, New Mexico, whereby it has acquired a working interest of 25%. The estimated dryhole cost share is $150,000 to $175,000 for this well.

              INFORMATION CONCERNING AMEX AND THE TARGET COMPANIES

CORPORATE OVERVIEW

American Explorer, L.L.C. ("Amex") is a Louisiana limited liability company incorporated under the Louisiana Business Corporations Act ("LBCA") on March 2, 1995 and owned by Goodson Exploration Company ("Goodson") as to 35%, NAB Financial, L.L.C. ("NAB") as to 35% and Dexco Energy, Inc. ("Dexco") as to 30%. Goodson and Dexco are both Louisiana companies. Goodson is wholly owned by Charles T. Goodson and Dexco is wholly owned by Ralph J. Daigle. NAB is a Louisiana limited liability company wholly owned by Alfred J. Thomas, II and his family.

Amex's office and registered and records office are is located at 625 East Kaliste Saloom Road, Lafayette, Louisiana 70508 and its business telephone number is 318-232-7028. Goodson's office and registered and records office are located at 625 East Kaliste Saloom Road, Lafayette, Louisiana, 70508 and its business telephone number is 318-232-7028. Dexco's office and registered and records office are located at 106 Running Deer, Lafayette, Louisiana, 70555 and its business telephone number is 318-232-7028. NAB's office and registered and records office located at 136 Tech Dr., Lafayette, Louisiana, 70503 and its business telephone number is 318-232-7028.

Amex is qualified to do business in the State of Mississippi.

Goodson and Dexco were formed under the LBCA on September 2, 1985 and January 22, 1985 respectively.

NAB was formed under the LBCA as a limited liability companies on October 26, 1994.

Immediately prior to the completion of the Merger Transaction, the only assets of Goodson, Dexco and NAB will be their respective membership interests in Amex.

Amex is an oil and gas exploration and production company. Its main focus is exploration in the Gulf Coast region of Southern United States and offshore Gulf of Mexico. It participates in the production of five fields, consisting in the aggregate of 51 wells. For the month ended December 31, 1997, daily production averages 7.6 MMCFGPD and 180 BOPD.

Amex has 25 full time employees and consultants, which include landmen (4), geologists and geophysicists (6), petroleum engineers (3), accountants (4) and support personnel along with 15 field personnel which work in the field operations.

Future exploration emphasis will be primarily focused in two areas: the Onshore Gulf Coast region and the State and Federal waters off the Louisiana and Texas Coast.

Amex's main focus in exploration across all of the above areas will be to generate or acquire and complement with added data, prospects that have low risk developmental potential along with medium to high risk exploration potential.

Onshore, Amex's most successful efforts to date have been in existing fields primarily developed by the major oil companies in the 1940's, 50's and early 60's which have exhibited steep declines in their production rates and thus allow for farmouts or property purchases. In some cases companies have actually allowed leases to expire, thus providing Amex the opportunity to acquire new leases. With the advent of much improved 2-D and 3-D seismic data Amex is able to focus on deeper objectives that remain virtually untested. As has been proven out in the offshore, onshore 3-D will meet with states of exploration and development success, i.e., first pass 3-D surveys will most certainly not always correctly image all or in many cases most of the subsurface opportunities. Amex will therefore continue to monitor the many onshore leads and opportunities that it has developed.

In the offshore, Amex plans to focus only on areas where 3-D data is available for future lease sales and existing leases that are available for farmout or sale. In addition, Amex's area of interest is in the shallow to mid-depth water where facility costs are reasonable and pipeline accessibility is readily available, thus resulting in short term investments prior to realizing cash flow.

PRINCIPAL PRODUCING PROPERTIES

SOUTH LOUISIANA AND ZONE 1

Turtle Bayou Field, Terrebonne Parish, LA

Amex has participated in the drilling of 10 wells in Turtle Bayou Field. Currently, there are 5 producing wells in the field that Amex holds a working interest. Collectively the 5 producing wells averaged 7764 MCF of natural gas and 188 barrels of condensate per day for the month of February 1998. Amex's working interest varies between 18.6% and 4.9% with a weighted average working interest of 8.5%.

A 3-D regional seismic survey is currently being shot which incorporates the Turtle Bayou Field. Amex has negotiated access to the data set which should be available later this year. Any further exploration will be contingent on the interpretation of this data set identifying new deep drilling targets. As of February 28, 1998, Amex, as operator, has assembled a total of 2,251 gross acres through farmout and lease acquisition in Turtle Bayou Field. For further information on this property, see "Information Concerning the Company--Principal Producing Properties".

Bully Camp Field, Lafourche Parish, LA

Amex acquired a 100% working interest in this property in 1993. Amex, in late 1997, drilled two (2) new field wells (one productive and one dry hole) and continued to upgrade its field facilities. These operations increased production by 4 MMCFGPD.

Valentine Field, Lafourche Parish, LA

Amex, for the account of all working interest owners, negotiated a Joint 3-D Seismic Program with a major oil and gas company ("Program Partner"). The salient points of the contract are as follows:

1. Amex and partners will reserve all existing production and existing well bores. Amex has a 47.5% working interest and Optima has a 40% working interest.

2. Amex and partners will assign to Program Partner 50% of their leasehold interest within a 100 square mile area, approximately 10,576 gross acres. This results in a combined working interest of Optima and Amex of 43.75%.

3. Program Partner, at its cost, will option jointly approved unleased prospective acreage, totalling approximately 18,742 acres and permit the remaining acreage necessary to acquire the 3-D survey. Acreage currently under option and lease totals 29,318 gross acres.

4. Program Partner at its cost will design and acquire an approximate 100 square mile 3-D survey and deliver one complete data set to Amex in the third quarter of 1998.

5. All further cost to reprocess, interpret, exercise lease options, lease additional acreage and drill and develop the Valentine area will be on an actual cost basis borne by all working interest owners.

Amex will be the operator of the exploration, development and operations of the Valentine prospect. Program Partner is to act as operator of the 3-D survey design and acquisition.

Additional South Louisiana and Zone 1

Amex currently has under lease, seismic options or is in the process of assembling 5 prospects in this area covering 2,328 acres. South Louisiana and Zone 1 will continue to be a core area of exploration and development where Amex anticipates spending 25% to 40% of its annual budget.

CENTRAL AND WESTERN GULF OF MEXICO

Eugene Island 147, Jaguar Prospect

Amex acquired a 18.75% interest in this property in 1995. Amex drilled and logged several productive zones on this prospect in early 1996. One quarter of the block is currently under farmout to TDC which plans a 2-3 well development program in the first half of 1998. Should TDC not drill the planned wells, the acreage will revert back to Amex. Amex also maintains a higher risk development project which it expects to test in the next 18-24 months.

Brazos Block 446, Texas Offshore State Waters, Pompano

Amex acquired a 44% interest in this property in late 1996. It anticipates drilling 1-2 development/exploratory wells by the end of 1999. Current production is approximately 4.5 MMCFGPD from three wells.

High Island 494, Snapper Prospect

Amex acquired a 29% interest this property in late 1996. It anticipates the drilling of 1-2 exploratory wells during 1998. Current production is approximately 1 MMCFGPD from one well.

Galveston Block 303, Barracuda Prospect

Amex acquired a 21.875% interest in this property in 1996. Amex along with its partner, Burlington Resources (Operator), has completed the initial phase of exploration and development of this field. Current production is approximately 26 MMCFGPD from four wells. In addition to drilling and completing 3 wells, one well and a production platform were acquired.

Other Properties

Amex has in inventory five prospects in the Central and Western Gulf of Mexico, inclusive of the above prospects. Amex plans to continue to expand its activities in the Gulf of Mexico where it anticipates spending 60% - 75% of its annual budget.

LAND HOLDINGS

The following table summarizes Amex's petroleum and natural gas land holdings in acres as of December 31, 1997.


                                 DEVELOPED LANDS(2)           UNDEVELOPED LANDS(1)                   TOTAL

                             GROSS(3)       NET(4)        GROSS(3)        NET(4)         GROSS(3)        NET(4)

ONSHORE
Louisiana (Leasehold)        3,473          562           12,576          4,787          16,049          5,349
Louisiana (Options)             --           --           18,314          4,350          18,314          4,350
                            ------        -----           ------         ------          ------         ------
TOTAL ONSHORE                3,473          562           30,890          9,137          34,363          9,669


OFFSHORE
Louisiana                       --           --            5,000          1,250           5,000          1,250
Louisiana (CGOM Sale            --           --            9,995          9,995           9,995          9,995
169/High Bid)(5)
                            ------        -----           ------         ------          ------         ------

Total                                                     14,995         11,245          14,995         11,245

Texas                       12,960        3,600           11,520           2,88          24,480          6,480

                                 DEVELOPED LANDS(2)           UNDEVELOPED LANDS(1)                   TOTAL

                             GROSS(3)       NET(4)        GROSS(3)        NET(4)         GROSS(3)        NET(4)

TOTAL OFFSHORE               12,960         3,600         26,515          14,125         39,475          17,725

NOTES:

(1) "Developed Lands" refers to lands which have proved producing or proved non-producing reserves.

(2) "Undeveloped Lands" refers to lands which have proved undeveloped or probable reserves or land which Amex considers prospective.

(3) "Gross Acres" refers to the total number of acres in which an interest is held.

(4) "Net Acres" equal gross acres multiplied by the percentage working interest held therein.

(5)      Acquired subsequent to December 31, 1997.

RESERVES

Substantially all of Amex's oil and gas reserves are located in Onshore Louisiana and Offshore Texas. DOR Engineering Inc. ("DOR"), petroleum consultants have evaluated Amex's reserves effective December 31, 1997. The crude oil and natural gas reserves and revenue estimates upon which this evaluation is based were determined in accordance with generally accepted evaluation practices.

The following table summarizes DOR's evaluation. All evaluations of future net production revenue set forth in the tables are stated prior to provisions for income taxes and indirect costs. It should not be assumed that the discounted future net revenues shown below are representative of the fair market value of Amex's reserves. Other assumptions and qualifications relating to costs, prices for future production and other matters are included in the DOR's report.


                              Unescalated Prices and Costs, Working Interest Share(4)
                                              as of December 31, 1997

                                                                                      Future Net        (US$,000)
                                                      Crude Oil      Natural Gas        Income        Discounted at
                                                       (bbls)           (mcf)        Undiscounted      rate of 10%
                                                                                         (US$)

Proved Reserves(1)

                  Producing(2)                          144,655         5,643,653      $8,603,516      $8,111,516
                  Non-producing(2)                      127,875         2,431,707      $2,886,774      $1,835,590
                  Undeveloped(2)                              0           795,682        $382,892        $264,551

Total Proved                                            272,530         8,871,042     $11,873,182     $10,211,657

Probable reserves(3)                                     11,290         9,242,352     $15,619,075     $11,618,526

Total proved and probable reserves                      283,820        18,113,394     $27,492,257     $21,830,183

(1) "Proved Reserves" are defined as those quantities of crude oil, natural gas and natural gas by-products, which, upon analysis of drilling, geological, geophysical and engineering data, are estimated to be recoverable under current technology and existing economic conditions from that portion of a reservoir which can be reasonably evaluated as economically productive, including reserves obtainable by enhanced recovery procedures demonstrated to be economic and technically successful in the subject reservoir. There is relatively little engineering and geological risk associated with these reserves.

(2) "Proved Producing Reserves" are those proved reserves that are actually on production or if not producing, that could be recovered from existing wells or facilities or where the reasons for the current non-producing status is the choice of the owner rather than the lack of markets or some other reason. "Proved Undeveloped Reserves" are reserves that have been drilled and casing run through the zone. A workover may be required to place these reserves on producing status.

         "Proved Non-Producing Reserves" are proved reserves that are currently not producing either due to lack of facilities and/or markets.
(3) "Probable Additional Reserves" are those reserves which analysis of drilling, geological, geophysical and engineering data does not demonstrate to be proved under current technology and existing economic conditions, but where such analysis suggests the likelihood of their existence and future recovery. Probable Additional Reserves to be obtained by the application of enhanced recovery processes will be in the increased recovery over and above that estimated in proved category. THERE IS SOME DEGREE OF GEOLOGICAL AND ENGINEERING RISK ASSOCIATED WITH PROBABLE RESERVES. ADJUSTMENTS WERE MADE TO THE FUTURE NET PRODUCTION REVENUE FROM PROBABLE RESERVES TO ACCOUNT FOR THE GEOLOGICAL AND ENGINEERING RISK ASSOCIATED WITH THESE RESERVES. The risk associated with the probability of obtaining production from probable reserves has been assessed at 50%.
(4) Constant pricing in U.S. dollars for U.S. properties, on a property by property basis, adjusted for quality, transportation and heating value where necessary, have been used in the DOR report. Base product prices used were US$2.24/MMBTU for gas, US$17.00 BBL for oil and condensate.

PRODUCTION HISTORY
The following table sets forth Amex's average production of crude oil and natural gas liquids and natural gas prior to the deduction of royalties, together with average prices received, for periods indicated.


--------------------------------------------------------------------------------
                                NATURAL GAS (US$)
--------------------------------------------------------------------------------


                     Net Production (mcf)            Average Sales (price/mcf)

Jan. 31,1998                253,463                           US$2.07

1997                      2,307,078                           US$2.45

1996                      1,314,034                           US$2.41

1995                      1,138,770                           US$1.72

--------------------------------------------------------------------------------
                            OIL AND GAS LIQUIDS (US$)
--------------------------------------------------------------------------------

                     Net Production (bbls)           Average Sales (price/mcf)

Jan. 31, 1998                  5,607                         US$15.37

1997                          51,340                         US$19.58

1996                          63,441                         US$20.02

1995                          71,876                         US$16.66

--------------------------------------------------------------------------------

OIL AND GAS WELLS
The following table summarizes Amex's working interest in oil and gas wells as of January 31, 1998.



--------------------------------------------------------------------------------------------------------------------
                                                OIL WELLS                              NATURAL GAS WELLS

                                       Producing              Shut-In           Producing              Shut-In

                                   Gross(1)   Net(2)    Gross(1)    Net(2)  Gross(1)    Net(2)    Gross(1)    Net(2)
--------------------------------------------------------------------------------------------------------------------

Onshore/Inland and State
Waterbottoms:

         Louisiana                    32       18.85         0         0          9     7.6821         0        0
         Texas                         0           0         0         0          4      2.208         0        0

         Subtotal                     32       18.85         0         0         13     9.8901         0        0

Offshore Gulf of Mexico:

         Louisiana                     0          0          0         0          0          0         0        0
         Texas                         0          0          0         0          6       1.38         0        0

         Subtotal                      0          0          0         0          6       1.38         0        0

         Total All Wells              32      18.85          0         0         19      11.27         0        0
--------------------------------------------------------------------------------------------------------------------

NOTES:

(1)      "Gross Wells" refers to all wells in which Amex has a working interest.
(2) "Net Wells" are defined as the aggregate of the numbers obtained by multiplying each gross well by Amex's percentage working interest therein.


DRILLING ACTIVITY
The following table sets forth the number of gross and net exploratory and development wells in which Amex participated and which were completed, capped or abandoned during the periods indicated.

----------------------------------------------------------------------------------------------------

                                     OIL AND GAS DRILLING ACTIVITIES

                                                Gross(1)                            Net(2)

                                  Productive     Dry(3)     Total    Productive     Dry(3)     Total

----------------------------------------------------------------------------------------------------

Exploratory Wells        1997         2.0          1.0       3.0        0.44         0.17      0.61
                         1996         1.0          2.0       3.0        0.22         0.26      0.48

Development Wells        1997         1.0          1.0       2.0        1.00         1.00      2.00
                         1996         1.0          0.0       1.0        0.07         0.00      0.07
----------------------------------------------------------------------------------------------------

NOTES:

(1)      "Gross Wells" refers to all wells in which Amex participated.
(2) "Net Wells" refers to the aggregate of the percentage working interest of Amex in Gross Wells.
(3) "Dry Wells" refers to a well which is not a productive well or a service well. A productive well is a well which is capable of producing oil or gas in commercial quantities considered by the operator to be sufficient to justify the costs required to complete, equip and produce the well. A service well refers to a well such as a water or gas injection or water-disposal well. Such wells do not have marketable reserves of crude oil or natural gas attributed to them but are essential to the production of the crude oil and natural gas reserves.
(4) As of January 31, 1998, the Jordon Oil Company, Jones No. 1 - Calcasieu Ph., Louisiana, was drilling at a depth of 3,450 feet. Proposed total depth is + 7,000 feet.

ACQUISITION, EXPLORATION AND DEVELOPMENT EXPENDITURES

The expenditures by Amex for property acquisition, exploration and development activities are set forth in the following table for the periods indicated:


--------------------------------------------------------------------------------
                   Years Ended December 31                 Inception (May, 1995)
                                                           Through December 31

                            1997                1996                1995
                            ----                ----                ----
--------------------------------------------------------------------------------

Acquisition costs      US$   166,626       US$    123,786       US$ 3,657,344
Exploration costs      US$ 5,215,271       US$  1,319,389       US$   859,119
Development costs      US$ 2,323,968       US$  1,386,859                  --
                         -----------         ------------         -----------
                       US$ 7,705,865       US$  2,830,034       US$ 4,639,163
                         -----------         ------------         -----------
--------------------------------------------------------------------------------


VARIATIONS IN OPERATING RESULTS
TWELVE MONTHS ENDED DECEMBER 31, 1997 TO DECEMBER 31, 1996
1997 oil and gas sales increased US$2,200,000 over 1996 or 50%. This was primarily due to the drilling activity at Galveston Block 303. Three wells were placed on production in 1997 resulting in increased gas sales of 3,900 mcf/day. Product prices did not change significantly between years averaging US$20.02/bbl and US$2.38/mcf in 1996 compared to US$19.58/bbl and US$2.45/mcf in 1997.

Operating Expenses. Operating expenses increased from US$1,400,000 to US$2,300,000 or 66%. This was caused by the additional wells at Galveston Block 303 as well as increased operating expenses at the Bully Camp Field due to its age.

Production Taxes. Production taxes remained relatively constant even though revenue and production increased because the increase was offshore in Federal waters where no severance taxes are paid.

Depletion, Depreciation and Amortization. Depreciation, depletion and amortization increased 150% in 1997 because of the production profile of Galveston Block 303 and the lack of production history for the related wells. Typically, an offshore well will produce at high rates. In addition, as with most wells, there has not yet been enough production history to support additional proved reserves. Also, the investment in oil and gas properties increased US$6,000,000.

General and Administrative Expense. General and administrative expenses increased US$100,000 in 1997. This is due to an increase in the management fee paid to American Explorer, Inc. which resulted from the addition of employees to generate properties for Amex and manage its affairs. The increase would have been more except the management fee was suspended for the last four months of the year because of cash requirements for drilling commitments of Amex during the last part of 1997.

Interest Expense. Interest expense decreased for 1997 because of lower debt levels during the year. The note at December 31, 1996 was paid down during the beginning of the year to an insignificant amount from July though September. Beginning in October, draws on the new line began.

LIQUIDITY AND CAPITAL RESOURCES
Working capital (before considering debt) decreased from a negative of US$500,000 to a negative of US$800,000. This was caused by an increase in drilling activity during the last one and one half months of 1997 partially offset by the increase in revenues discussed above. Two wells were drilled at the Bully Camp Field during this period for a total cost to Amex of US$2,000,000. One well was completed as a gas well and the other was a dry hole.

In October, 1997, Amex entered into a new agreement with a bank for a reducing revolving line of credit. The initial borrowing base was US$4,000,000 which reduced US$220,000 per month through February,

1998 when it was redetermined and set at US$3,700,000 effective April 1, 1998. This borrowing base reduces US$210,000 per month and is redetermined semi-annually.

Cash flow from operations was US$3,700,000 in 1997. This cash flow, the additional bank debt, and the decrease in working capital were used to add to the evaluated oil and gas properties as well as fund an additional US$1,000,000 in unevaluated properties.

Amex presently has no commitments regarding capital expenditures and believes that its current sources of liquidity are sufficient to fund its current operations. However, in order to continue its exploration and development activities, Amex will need additional financing. Assuming consummation of the Merger Transaction, cash held by Optima of approximately $5,660,354 (as of December 31, 1997) would be available for these activities. In addition Amex anticipates that in the future it will need financing in addition to the cash held by Optima to pursue its exploration and development strategy, which may include the sale of equity and debt securities and additional bank financing. There can be no assurances that such additional financing will be available on acceptable terms, if at all.

DESCRIPTION OF SHARE CAPITAL
Since Amex is a Louisiana limited liability company, no stock has been issued. Its ownership is thirty-five percent (35%) by Goodson, thirty-five percent (35%) by NAB and thirty percent (30%) by Dexco.

CAPITALIZATION
The following table sets forth the capitalization of Amex as of December 31, 1997:

                                            Outstanding as of
                                            December 31, 1997
                                            -----------------
                                                (audited)

              Long-term Debt                US$1,600,000
              Members' Capital              US$4,033,533

PRIOR SALES
In May, 1997 Goodson, Dexco and NAB contributed their interests in the Valentine Field to Amex. As a result, the ownership in Amex changed from thirty-three and one third percent (33.33%) for each member to thirty-five percent (35%) for each of Goodson and NAB and thirty percent (30%) for Dexco. During 1997, Robert R. Brooksher was granted an option to purchase five percent (5%) of the membership interest of the members.

LEGAL PROCEEDINGS
There are no suits, actions, claims, investigations, reviews, or other proceeds pending or, to the knowledge of Amex or the Target Corporations, threatened against Amex or any of the Target Corporations.

MATERIAL CONTRACTS
The following are the material contracts which Amex is party to:

(1) Promissory Note and Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production dated October 16, 1997 from American Explorer, L.L.C. to Compass Bank recorded October 22, 1997, Document #97-037546, Brazoria County, Texas; October 22, 1997 in Book 483, Page 344, Document #97-6037, Matagorda County, Texas.
(2) Act of Mortgage, Pledge, Assignment of Production and Security Agreement from American Explorer, L.L.C. to Compass Bank recorded October 23, 1997 in MOB 756, Folio 646 under Entry No. 822711, Lafourche Parish, Louisiana.

(3) Plan and Agreement of Merger, as disclosed under "Terms of the Plan and Agreement of Merger";
(4) Loan Agreement dated February 28, 1998 between Amex and Optima, as disclosed under "Terms of the Plan and Agreement of Merger".

PRINCIPAL SHAREHOLDERS
Amex is wholly-owned by Goodson as to 35%, Dexco as to 30% and NAB as to 35%.

DIRECTORS AND OFFICERS
Amex, as a limited liability company, does not have a board of directors. The officers of Amex are as follows:

         Officers                              Title
         --------                              -----

Charles T. Goodson                        President

Alfred J. Thomas, II                      Chief Executive Officer

Ralph J. Daigle                           Senior Vice President - Exploration

Robert R. Brooksher                       Chief Financial Officer

EXECUTIVE COMPENSATION
None of the officers or directors of Amex presently have employment agreements with Amex. However, the Merger Agreement provides that as a condition to closing, Messrs. Goodson, Thomas, Daigle and Brooksher will each enter into an employment agreement with Optima providing for annual salaries of US$210,000, US$210,000, US$180,000 and US$180,000, respectively (the "Employment Agreements"). The Employment Agreements provide for a three year term, with automatic one year renewals thereafter unless terminated. The Employment Agreements also provide for termination with or without cause (as defined), with 12 months severance provided in the event of termination without cause. Each employment agreement also contains a non-competition agreement prohibiting the employee from competing with Optima during his employment and for one year after termination of the agreement for cause or by the employee for any reason.

OPTIONS TO PURCHASE SECURITIES
Robert R. Brooksher holds an option to purchase up to 5% of the percentage ownership in Amex , which option, if not exercised prior to the closing of the Merger Transaction, shall continue in up to 5% of the aggregate Optima's common shares and contingent stock issue rights issued to the stockholders and members of the Target Corporations as a result of the Merger Transaction.

Each of the Target Corporations has granted a security interest in all of its membership interests in Amex to Compass Bank to secure Amex's obligations under its bank facility, which security interest is to be released on or prior to the closing of the Merger Transaction.

Except as directed above, there are no outstanding subscriptions, options, rights, warrants or other agreements or commitments of any kind obligating Goodson and Dexco to issue any security of or equity interest in Goodson and Dexco or obligating Amex and NAB to issue any membership interest in Amex or NAB.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS
Amex has no employees. It is managed by American Explorer, Inc. ("AEI"), a corporation owned by two members of Amex. In addition, AEI is the operator of certain of the oil and gas wells in which Amex has an interest. In 1997 and 1996, AEI charged Amex management fees of US$520,000 and US$444,000, respectively. Of these amounts US$239,200 and US$155,430 were capitalized as part of the acquisition, exploration and development effort (see Note A of Amex's financial statement attached as Appendix E to this Proxy Statement) in 1997 and 1996, respectively. The remainder is included in general and administrative expense. At December 31, 1997, and 1996 Amex owed AEI approximately US$2,458,000, and US$1,423,000, respectively. In June, 1997, the members contributed their interests in the Valentine Field to Amex. The contribution was recorded at the amount of the members' cost in the Valentine Field of approximately US$53,000.

AUDITORS
Arthur Andersen LLP act as Amex's auditors.

CONTINUATION INTO THE STATE OF DELAWARE

GENERAL
Optima is presently a corporation formed and operating under the Canada Business Corporations Act ("CBCA"). The shareholders of the Company will be asked at the AGM to pass a Special Resolution (the "Continuation Resolution") authorizing the Company to continue in the State of Delaware under the Delaware General Corporation Law (the "DGCL") pursuant to section 388 thereof (the "Continuation"), thereby continuing the Company as if it had been originally incorporated under the DGCL as a Delaware corporation. The Continuation Resolution also provides for approval of the Delaware Certificate of Incorporation (substantially in the form attached as Appendix C to this Proxy Statement) and alters the Company's authorized capital from an unlimited number of common shares without par value to 75,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, each with a par value of US$.001 per share.

Upon Continuation, the CBCA ceases to apply and the DGCL becomes applicable to the Company as if it had been originally incorporated in Delaware.

The Continuation will not result in any change in the business of the Company or its assets, liabilities, net worth or management. However, the Board of Directors may increase the size of the Company's Board of Directors after the Continuation (see "Corporate governance Differences - Size of the Board of Directors"). A shareholder's holdings will not change. The Continuation is not a reorganization, amalgamation or merger.

Upon consummation of the Continuation, the Company will file a Current Report on Form 8-K with the SEC to reflect the Continuation for the purposes of Section 15(d) of the Exchange Act.

The Continuation gives rise to a Right of Dissent (see "Right of Dissent" below). If the Right of Dissent is exercised by any of the Company's shareholders entitled to do so, and the Company effects the Continuation, the Company would be required to purchase for cash the dissenting shareholder's shares in the Company at the fair value of the shares as at the close of business on the day before the Continuation Resolution is adopted, subject to the CBCA. This could have an adverse effect on the Company. The Continuation Resolution will, therefore, provide authority to the Board of Directors not to proceed with the Continuation if, in the Board's opinion, it is not in the best interest of the Company to do so.

PRINCIPAL REASONS FOR CONTINUATION
For many years, Delaware has followed a policy of encouraging incorporation in that State and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws, which are periodically updated and revised to meet changing business needs. As a result, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware in a manner similar to that proposed by the Company. Because of Delaware's long standing policy of encouraging incorporation in that State, and consequently its pre-eminence as the State of incorporation for many major corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations.

Because the Company's business focus has shifted from Canada to the United States, Management believes that it is preferable to be governed by the laws of a State of the United States. For example, the CBCA requires that a majority of the Directors of the Company must be ordinarily resident in Canada. It is a continuing problem for the Company to find qualified individuals in Canada who are prepared to act as Directors and assume the responsibilities, the expense and the risk that are inherent with acting as a Director of a company whose property interests are all in the United States. Management is, therefore, of the opinion that it is preferable to eliminate this Canadian residency requirement.

In addition, most of the Company's shareholders are in the United States. The Company's shares are registered under the United States Securities Exchange Act of 1934 (the "Exchange Act") and the Company is subject to the Exchange Act reporting requirements. However, as a CBCA company, the Company is also subject to the reporting requirements under Canadian law and to Canadian tax law and rules. The U.S. and Canadian tax and securities reporting requirements often are in conflict. As a result, the Company must retain both United States and Canadian securities counsel and tax accountants, which is very expensive for the Company and very time-consuming for Management. By changing its jurisdiction of incorporation from the CBCA to Delaware, the Company will simplify its securities and tax reporting requirements. Consequently, the Company believes the Continuation will result in substantial savings to the Company.

In connection with the proposed change in the Company's jurisdiction of incorporation from the CBCA to the State of Delaware, the Board of Directors has proposed that the par value of the shares of the Company's Common Stock be changed from no par value to $.001 par value per share because the Delaware franchise fees applicable to no par value shares are significantly higher than those for $.001 par value shares. Par value represents the minimum consideration which must be received by the Company for the issuance of a share of stock. The change in par value will have no effect upon the rights of existing security holders. By voting in favour of the Continuation, the shareholders are voting in favour of the change in par value of the Company's Common Stock. If the resolution is approved, the change will be reflected in the new Delaware Certificate of Incorporation which will be filed with the Delaware Secretary of State's Office.

CONTINUANCE A CONDITION OF MERGER AGREEMENT
The Merger Agreement is subject to certain conditions, including without limitation, the receipt of all regulatory approvals required for the consummation of the Merger Transaction, Optima shareholders' approval to the matters set forth in this Proxy Statement requiring shareholders' approval, the Continuation of Optima into Delaware and the holders of no more than 1% of Optima shares, in aggregate, shall have delivered written demand for appraisal of such shares pursuant to the dissent rights under the CBCA (see "Continuation into the State of Delaware - Right of Dissent").

CORPORATE GOVERNANCE DIFFERENCES
In approving the Continuation, shareholders of the Company will be approving the form of Certificate of Incorporation (substantially in the form attached as Appendix C to this Proxy Statement) and the Bylaws and will be agreeing to hold securities in a corporation governed by Delaware law. In exercising their vote, shareholders should consider the distinctions between Delaware law and the CBCA, some of which are outlined below.

The DGCL and the Company's Delaware Certificate of Incorporation and Bylaws differ in many respects from the CBCA and the Company's charter documents. This Proxy Statement summarizes the principal differences that could materially affect the rights of shareholders of the Company. The following summaries of certain provisions of the Company's Certificate of Incorporation and Bylaws do not purport to complete and are subject to, and are qualified in their entirety by, reference to all of the provisions of the Company's Delaware Certificate of Incorporation and Bylaws which are available for review by shareholders of the Company's offices at 600 - 595 Howe Street, Vancouver, British Columbia, Canada, V6C 2T5 during business hours and at the AGM.

SHAREHOLDER QUORUM. Under the Company's current Articles, two shareholders (or proxy holders representing shareholder(s)) holding shares representing in the aggregate at least 60% of the issued and outstanding shares of the Company that are entitled to attend and vote at such meeting constitutes a quorum at any meeting of shareholders. Under Delaware law a corporation's Certificate of Incorporation and Bylaws may specify the number of shares necessary to constitute a quorum at any meeting of shareholders; provided, however, that a quorum may not consist of less than one-third of the shares entitled to vote at the meeting. The Company's Delaware Bylaws provide that, in general, one-half of the issued and outstanding shares entitled to vote, present in person or represented by proxy, is required for a quorum at a meeting of shareholders.

SUPERMAJORITY. Both jurisdictions permit the adoption of a higher requisite vote for certain types of corporate action, subject to certain limitations. Notwithstanding any provision contained in a corporation's memorandum and articles, the CBCA provides that two-thirds of the votes present and voting at a general meeting of shareholders on a special resolution is required to amend the Company's charter documents, including changing the corporation's name or altering its share capital, or any of the rights attached thereto and for certain extraordinary corporate transactions. Under the DGCL, an amendment to a corporation's certificate of incorporation requires the approval of a majority of the outstanding shares entitled to vote, unless such level of approval is increased by the certificate of incorporation. In addition, under the DGCL, if an amendment to the certificate of incorporation adversely affects the rights of a particular class of shares, that class is entitled to vote separately on the amendment whether or not it is designated as voting shares.

AMENDMENT OF BYLAWS. The CBCA provides that directors may, subject to any restriction in the articles, bylaws or a unanimous shareholder agreement, make, amend or repeal any bylaws, but that any such action of the directors is subject to the later confirmation by resolution passed by a majority of the votes cast by the shareholders entitled to vote on the resolution. Under the DGCL, directors of a corporation, if authorized by the certificate of incorporation, may adopt, amend or repeal bylaws, such action not being subject to later shareholder confirmation. The Company's Delaware Bylaws provides that any Bylaws made by the Board of Directors may be altered, amended or repealed by the Directors or the shareholders, provided the Bylaws shall not be altered, amended or repealed by shareholder action without the affirmative vote of at least two-thirds of the then outstanding shares entitled to vote generally in the election of directors, alter or repeal the Bylaws.

REMOVAL OF DIRECTORS. Under both the CBCA and DGCL, directors may generally be removed with or without cause, by a vote of the holders of a majority of the shares being voted. However, under the DGCL, if the board is classified, directors may be removed only for cause, unless the certificate of incorporation provides otherwise. Further, if a director is elected by holders of a class of series of shares, the CBCA provides that only the shareholders of that class or series can vote to remove that director, with or without cause, where the DGCL provides that only the shareholders of the class or series can vote to remove that director without cause.

BOARD VACANCIES. Under the CBCA, a quorum of directors may generally fill a vacancy among the directors, except a vacancy resulting from an increase in the number of directors or a failure to elect the number of directors required at any meeting of shareholders. If there is not a quorum of directors or if there has been a failure to elect the number of required directors, the remaining directors are required to call a meeting of shareholders to fill the vacancy. If any class of shareholders has the right to elect a director or directors and a vacancy occurs among such directors, the remaining directors elected by such class shall fill the vacancy except a vacancy created by an increase in the number of directors for that class or from a failure to elect the required number of directors for that class. If there are no remaining directors from a class entitled to fill a vacancy, any holder of shares of that class may call a meeting of shareholders for the purpose of filling the vacancy.

Under the DGCL, vacancies and newly created directorships may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director. If any class of shareholders has the right to elect one or more directors, any vacancy or newly created directorship of such class or series may be filled by the remaining directors elected by such class then in office. If at any time there are no directors in office, any officer or shareholder may call a special meeting of shareholders for the purpose of filling the vacancy.

REQUIRED APPROVALS OF SHAREHOLDERS. The CBCA requires that various extraordinary corporate transactions, such as a merger, the sale of substantially all of a corporation's assets or the change of jurisdiction, must be approved by two-thirds of the votes represented and voting at the meeting called for such purpose. Under the DGCL, mergers or consolidations require the approval of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon except (i) for a corporation which survives the merger where the merger requires the issuance of common shares not exceeding 20% of such corporation's shares outstanding immediately prior to the merger, the merger agreement does not amend in any respect the survivor's certificate of incorporation, and shareholder approval is not specifically mandated in the survivor's certificate of incorporation; and (ii) for both corporations where the corporation surviving the merger was a 90% parent of the other corporation. Unless a greater percentage is required by the charter, a sale, lease or exchange of all or substantially all the property or assets of a corporation or an amendment to the certificate of incorporation also require the approval of the holders of a majority of the outstanding shares entitled to vote thereon. Since a quorum under the Company's current Articles is two persons holding shares representing in the aggregate at least 60% of the issued and outstanding shares, as compared to the quorum requirement under the Company's Delaware Bylaws, which is a 50% of the outstanding shares entitled to vote (see "Corporate Governance Differences - Shareholder Quorum"), shareholder action can be taken under the Delaware Bylaws with a smaller percentage of the shareholder vote than is required under the CBCA.

EXAMINATION OF CORPORATE RECORDS. Under the CBCA, any person is entitled to examine a corporation's articles and bylaws and all amendments thereto, a copy of any unanimous shareholder agreement, minutes of meetings and resolutions of shareholders, notices of directors and change of directors, and securities register upon payment of a reasonable fee for each document examined. In addition, any person is entitled, on a payment of a reasonable fee, to a copy of a list setting out the names of shareholders of the Company on filing an affidavit with the corporation stating that the list is required for corporate purposes. "Corporate purposes" is defined to mean any effort to influence the voting of shareholders of the corporation, an offer to acquire shares of the corporation, or to effect or any other matter relating to the affairs of the corporation. Under Delaware law, shareholders have the right for any proper purpose to inspect, upon written demand under oath stating the purpose for such inspection, the corporation's stock ledger, list of shareholders, and its other books and records, and to make copies or extracts of the same. A proper purpose means a purpose reasonably related to a person's interest as a shareholder.

MINORITY (DISSENTERS) RIGHTS. Under the CBCA, all of the shareholders of a corporation have the right to dissent from certain corporate acts involving (i) certain amendments to the Company's Articles to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of a class or to add, change or remove any restrictions on the business or businesses that the corporation may carry on, (ii) a continuation of the corporation into another jurisdiction, (iii) various forms of corporate amalgamations, or (iv) a sale, lease or exchange of all or substantially all of its property and to exercise their statutory appraisal rights after such dissent, receiving a cash payment for the repurchase of their shares. Under Delaware law, shareholders have the right to dissent and exercise appraisal rights only with respect to certain forms of corporate transaction and consolidations. In addition, under Delaware law, appraisal rights are not available with respect to any shares of stock if, at the record date fixed to determine the shareholders entitled to vote on such merger or consolidation, (i) such shares were listed on a national security exchange or (ii) held of record by more than 2,000 holders, unless, under the terms of an agreement of merger or consolidation, the shareholders are required to accept for their stock something other than: (i) shares of stock of the surviving corporation; (ii) shares of stock of any other corporation which is listed on a national securities exchange or designated as a national market system security or an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") or which has more than 2,000 shareholders of record; (iii) cash in lieu of fractional shares; and/or (iv) any combination thereof. THEREFORE, IN APPROVING THE CONTINUATION, SHAREHOLDERS WILL BE AGREEING TO FOREGO THE MORE EXTENSIVE DISSENTERS' RIGHTS UNDER THE CBCA WITH RESPECT TO FUTURE ACTIONS.

DISQUALIFICATION OF DIRECTORS. The CBCA prohibits the following persons from serving as a Director: (i) persons under age 18; (ii) persons who are of unsound mind and have been so found by a court in Canada or elsewhere; (iii) persons who are not individuals; or (iv) persons who have the status of bankrupts. Delaware law contains no comparable direct prohibitions.

PERSONAL LIABILITY OF DIRECTORS. The CBCA provides that every Director, in exercising his or her powers and discharging his or her duties, shall act honestly and in good faith with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The CBCA also specifically imposes joint and several personal liability upon Directors who vote for or consent to a resolution which authorizes the issuance of shares for a consideration other than money, to make good any amount by which the consideration received is less than the fair equivalent of the money that the corporation would have received if the shares had been issued for money on the date of the resolution, purchase, redemption or other acquisition of shares, payment of a commission. As action to enforce a liability related to the foregoing may not be commenced two years after the date of the resolution authorizing the action complaint of.

In addition, under a number of Canadian federal statutes, Directors are personally liable for certain of the corporation's debts such as those under the CBCA which imposes liability for the unpaid wages of employees in an amount not exceeding six months wages for each employee in the event that the corporation failed to pay the wages. Other statutes impose personal liability on Directors for corporate acts which have caused damage to third parties.

The CBCA entitles a shareholder or a Director of the corporation, with the approval of a court, and in the name of the corporation, to commence legal proceedings or intervene in an action to which the corporation is a party, for the purpose of prosecuting, defending or discontinuing an action on behalf of the corporation.

Under Delaware law, the directors of a corporation act in a fiduciary capacity and owe the duties of loyalty and due care to the corporation and its shareholders.

Under Delaware law, shareholders may bring derivative actions against officers and directors of the corporation for breach of their fiduciary duty to the corporation and its shareholders or for other fraudulent misconduct, so long as the shareholder was a shareholder of the corporation at the time of the transaction in question or that he or she obtained the stock thereafter solely by operation of law.

Delaware law permits a corporation to adopt a provision in its Certificate of Incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care, except where the liability arises (i) from a breach of the Director's duty of loyalty to the corporation or its shareholders; (ii) from acts or omissions not in good faith, involving intentional misconduct or a knowing violation of law; (iii) from unlawfully paying a dividend, approving Delaware stock repurchases or redemptions; or (iv) from a transaction where the Director derived an improper personal benefit. The Company's Delaware Certificate of Incorporation eliminates the liability of its directors to the fullest extent permissible under applicable law. The foregoing limitations on monetary damages, however, have no effect on the standard of care to which directors must conform or the availability of monetary damages.

INDEMNIFICATION. The Delaware General Corporation Law generally provides that a corporation shall indemnify a Director against all costs, charges and expenses actually and reasonably incurred by the Director, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action to which the Director is a party by reason of his having been a Director, provided that the Director was acting in good faith. The indemnification permitted under Delaware law is not substantially different in nature of extent from that permitted under CBCA and currently provided for in the constituent documents of the Company.

CUMULATIVE VOTING. Under the CBCA and Delaware law, cumulative voting is permitted only if provided for in a corporation's Articles or Certificate of Incorporation, respectively. Neither the Company's Bylaws nor the Company's Delaware Certificate of Incorporation provide for cumulative voting.

LOANS TO OFFICERS AND EMPLOYEES. The CBCA provides that a corporation or any corporation with which it is affiliated shall not, directly or indirectly, give financial assistance by means of a loan, guarantee or otherwise, to any shareholder, director, officer or employee of the corporation or of an affiliated corporation or to an associate of any such person for any purpose, or to any person for the purpose of or in connection with a purchase of a share issued or to be issued by the corporation or affiliated corporation, where there are reasonable grounds for believing that the corporation is or, after giving the financial assistance, would be unable to pay its liabilities as they become due, or the realizable value of the corporation's assets, excluding the amount of any financial assistance in the form of a loan and in the form of assets pledged or encumbered to secure a guarantee, after giving the financial assistance, would be less than the aggregate of the corporation's liabilities and stated capital of all classes. Notwithstanding the foregoing, a corporation may give financial assistance by means of a loan, guarantee or otherwise to any person in the ordinary course of business if the lending of money is part of the ordinary business of the corporation, to any person on account of expenditures incurred or to be incurred on behalf of the corporation, to a holding body corporate if the corporation is a wholly-owned subsidiary of the holding body corporate, to a subsidiary body corporate of the corporation; and to employees of the corporation or any of its affiliates, (i) to enable or assist them to purchase or erect living accommodation for their own occupation, or (ii) in accordance with a plan for the purchase of shares of the corporation or any of its affiliates to be held by a trustee. Under Delaware law, a corporation may make loan subsidies (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

REDEMPTION AND REPURCHASE OF SHARES; DIVIDENDS. The CBCA permits a company to purchase or redeem any redeemable shares issued by it at prices not exceeding the redemption price stated in the Company's Articles or calculated according to a formula stated in the Company's Articles. However, a corporation cannot make any payment to purchase or redeem any redeemable shares issued by it if there are reasonable grounds for believing that the corporation is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the corporation's assets would after the payment be less than the aggregate of (i) its liabilities, and (ii) the amount that would be required to pay the holders of shares that have a right to be paid, on a redemption or in a liquidation, rateably with or prior to the holders of the shares to be purchased or redeemed. Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

INTERESTED DIRECTOR TRANSACTIONS. Under the CBCA, contracts or transactions in which a director of the company has an interest are not invalid because of such interest provided that certain conditions such as obtaining the required approval and fulfilling the requirements of full disclosure and reasonableness, are met. Under the CBCA, after full disclosure by the interested director or directors, a majority of the directors at a meeting at which a quorum is present must approve the proposed contract or transaction with the interested director abstaining from voting but counted in the quorum if so permitted by the company's articles; or (b) the shareholders must approve the contract or transaction, which must be fair and reasonable at the time it was entered into. Otherwise, a court may, on application of the company or any interested person, set aside the contract as it sees fit. Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions that the board of a CBCA company would lack the authority to approve, because of the number of interested directors, could be approved by a majority of the disinterested directors of the Delaware company representing less than a majority of a quorum. The Company is not aware of any plans to propose any transactions involving interested directors of the Company which the Board would lack the authority under the CBCA but could approve under Delaware law.

ANTI-TAKEOVER EFFECT. Certain provisions of the DGCL and of the Company's Delaware Certificate of Incorporation and Bylaws, summarized in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, defer or prevent a hostile tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in the payment of a premium over the market price for the shares held by shareholders. Despite such anti-takeover implications, this Continuation Resolution is not intended to prevent an acquisition of the Company and Management is not aware of any effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management or otherwise.

DELAWARE ANTI-TAKEOVER LAW. Section 203 of the DGCL (the "Delaware Takeover Statute") applies to a Delaware corporation with a class of voting stock listed on a national securities exchange, authorized for quotation on an interdealer quotation system or held of record by 2,000 or more persons. In general, Section 203 prevents an "interested shareholder" (defined generally as any person owning, or who is an affiliate or associate of the corporation and has owned in the preceding three years, 15% or more of a corporation's outstanding voting stock and affiliates and associates of such person) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested shareholder unless (i) before such person became an interested shareholder, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; (ii) the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by Directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to the date such person became an interested shareholder, the business combination is approved by the Board of Directors of the corporation and authorized at a meeting of shareholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested shareholder. Under Section 203, the restrictions described above do not apply to certain business combinations proposed by an interested shareholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested shareholder during the previous three years or who became an interested shareholder with the approval of a majority of the corporation's directors. The Delaware Certificate of Incorporation provides that the Company has opted out of Section 203.

SIZE OF THE BOARD OF DIRECTORS. The CBCA requires a public company to have no fewer than three directors. Delaware law permits the corporation to adopt a provision in its certificate of incorporation or bylaws authorizing the board of directors alone to change the authorized number or the range of directors by amendment to the bylaws. The Company's Delaware Certificate of Incorporation provides that the number of directors of the Company will be as specified in its Bylaws and authorizes the Board of Directors to make, alter, amend or repeal the Bylaws. The ability of the Board of Directors to alter the size of the Board without shareholder approval enables the Company to respond quickly to a potential opportunity to attract the services of a qualified director or to eliminate a vacancy for which a suitable candidate is not available. The Company's Delaware Bylaws provide for a maximum of 12 directors.

SPECIAL MEETING OF SHAREHOLDERS. The CBCA provides that the board of directors or the holders of five percent (5%) of the issued shares with a right to vote can call a special meeting. Under Delaware law, a special meeting may be called by the Board of Directors or by any other person authorized to do so in the corporation's Certificate of Incorporation or Bylaws. The Delaware Bylaws of the Company authorize (i) the Board of Directors, (ii) the Chairman of the Board,
(iii) the Chief Executive Officer (iv) the President to call a special meeting; or by one or more stockholders holding shares in the aggregate entitled to cast not less than two-thirds of the issued and outstanding shares entitled to vote.

SHAREHOLDER CONSENT IN LIEU OF MEETING. Under the CBCA, a shareholder action without a meeting may only be taken by written resolution signed by all shareholders who would be entitled to vote thereon at a meeting. Under the DGCL, unless otherwise provided in the charter, action by shareholders may be taken without a meeting if a consent in writing is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted.

ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. The Company's Delaware Bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual or a special meeting of shareholders, must provide timely notice thereof in writing. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the company (i) in the case of an annual meeting no later than the close of business 120 days before the date specified in the company's proxy statement released to shareholders in connection with the prior year's annual meeting of shareholders, and (ii) in the case of a special meeting of shareholders, not later than the close of business 60 days before the date of the meeting. The Company's Delaware Bylaws specify certain requirements for a shareholder's notice to be in proper written form. These provisions may preclude some shareholders from bringing matters before the shareholders at an annual or special meeting or from making nominations for Directors at an annual or special meeting.

Under the CBCA, a shareholder entitled to vote at an annual meeting of shareholders may submit to the corporation notice of any matter that he proposes to raise at the meeting, hereinafter referred to as a "proposal" and discuss at the meeting any matter in respect of which he would have been entitled to submit a proposal. A corporation that solicits proxies shall set out the proposal in the management proxy circular or attach the proposal thereto. If so requested by the shareholder, the corporation shall include in the management proxy circular or attach thereto a statement by the shareholder of not more than two hundred words in support of the proposal, and the name and address of the shareholder. A proposal may include nominations for the election of directors if the proposal is signed by one or more holders of shares representing in the aggregate not less than five per cent of the shares or five per cent of the shares of a class of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented, but this subsection does not preclude nominations made at a meeting of shareholders. A corporation is not required to comply with the foregoing if the proposal is not submitted to the corporation at least ninety days before the anniversary date of the previous annual meeting of shareholders; it clearly appears that the proposal is submitted by the shareholder primarily for the purpose of enforcing a personal claim or redressing a personal grievance against the corporation or its directors, officers or security holders, or primarily for the purpose of promoting general economic, political, racial, religious, social or similar causes; the corporation, at the shareholder's request, included a proposal in a management proxy circular relating to a meeting of shareholders held within two years preceding the receipt of such request, and the shareholder failed to present the proposal, in person or by proxy, at the meeting; substantially the same proposal was submitted to shareholders in a management proxy circular or a dissident's proxy circular relating to a meeting of shareholders held within two years preceding the receipt of the shareholder's request and the proposal was defeated; or the rights conferred by this section are being abused to secure publicity.

REGULATORY APPROVAL

The Company will apply to the Director, CBCA for permission to continue and will file with the Secretary of the State of Delaware to continue the Company to the State of Delaware. Filings must also be made with the TSE and NASDAQ. Such approval must be obtained for the continuation to take place. There are no other regulatory approvals necessary for consummation of the continuance.

CANADIAN INCOME TAX CONSIDERATIONS

The following sections summarize certain provisions of Canadian federal income tax laws that may affect the Company and its shareholders. Although this summary discusses the principal tax considerations deemed by the Company to be material, it does not purport to discuss all of the Canadian federal tax consequences that may be relevant to its shareholders, nor will it apply to the same extent or in the same way to all shareholders. No information is provided in this commentary with respect to the effect of any state, local or provincial tax law, rule or regulation nor is any information provided as to the effect of any foreign tax law, other than the federal law of Canada to the extent specifically set forth in this commentary. EACH SHAREHOLDER IS URGED TO CONSULT WITH HIS OR HER OWN INDIVIDUAL TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE DOMESTICATION.

NO ADVANCE TAX RULING OR INTERPRETATION HAS BEEN OR WILL BE SOUGHT FROM ANY TAX AUTHORITY WITH RESPECT TO ANY OF THE TRANSACTIONS DISCUSSED IN THIS COMMENTARY.

CANADIAN TAX IMPLICATIONS TO CANADIAN SHAREHOLDERS

The following commentary is confined to provisions of the Income Tax Act (Canada) (the "Tax Act"), Regulations to it and amendments publicly announced at this date and, where applicable, is based on the Company's tax advisors' understanding of current administrative practices of Revenue Canada, Customs, Excise and Taxation ("Revenue Canada"). No assurance can be given that the consequences will not be altered by future changes to administrative practices, judicial decisions or amendments to the law. This discussion addresses in a general manner the more pertinent Canadian federal income tax consequences to the Company and to shareholders of the Company, to whom shares of the Company constitute "capital property" for purposes of the Tax Act, who deal at arms' length with the Company and who (with persons not acting at arms' length) hold less than a 10% interest in the Company. Generally speaking, shares of the Company will be considered capital property unless the holder is a trader or dealer in securities, has acquired the shares as part of an adventure in the nature of trade, or holds the shares otherwise than for investment purposes.

Consequences of Optima Continuation to Canadian Shareholders

The Optima Continuation is not considered to give rise to a disposition of the shares of the Company by its shareholders and is not considered to be a taxable event to the shareholders. Shareholders of the Company will continue to hold their shares in the Company following the Optima Continuation at their adjusted cost basis of the shares immediately before the Optima Continuation. Shares of the Company will constitute "foreign property" for purposes of deferred income plans such as RRSP's. As such, any deferred income plans holding such shares are advised to carefully review their foreign property limits. Depending on the extent of the interest held, a Canadian resident shareholder may be required to report his holdings pursuant to new foreign property reporting rules first advanced in the 1995 Canadian Federal Budget, and pursuant to draft foreign reporting requirements released on March 5, 1996 as subsequently revised. Dividends received after the Optima Continuation will no longer be from a Canadian corporation and accordingly will no longer generate a dividend tax credit. Withholding tax imposed by the United States may give rise to a foreign credit tax which may be applied within defined limits as a credit against Canadian federal income tax.

Consequences of Optima Continuation to the Company

Upon the Optima Continuation, the Company will be deemed to have had a fiscal year end immediately before the Optima Continuation and will be deemed to have disposed of each of its properties and to have immediately reacquired them at their then fair market values. Any resulting gains or losses from such deemed dispositions will be taken into account in calculating the Company's taxable income for the fiscal year thus deemed to have ended. Depreciation taken in excess of fair market values may be "recaptured" and added into income of the Company. Capital gains may be generated. Three-quarters of any capital gain being the excess of deemed net proceeds (at fair market value) over cost for tax is included in income. Three-quarters of any loss is deductible only against taxable capital gains for that year and the three previous years. However, income arising from these gains may be offset by net operating loss carry forwards from the previous seven years. After the Optima Continuation, for Canadian tax purposes, any unapplied net operating losses will be available to offset Canadian source net income only.

The Tax Act as well imposes a special branch tax in these circumstances calculated on the amount by which the aggregate fair market value of the Company's property immediately before Optima Continuation exceeds the aggregate of its liabilities (including liability for income tax for the final taxation year) and the paid up capital of all of its issued and outstanding shares. The general rate of tax is 25% of such amount but, pursuant to the Canada/U.S. Tax Treaty, the rate of tax is reduced to 5%.

Upon the Optima Continuation, the Company is deemed to have been incorporated in Delaware and not to have been incorporated elsewhere. The Company will, therefore, cease to be resident in Canada for purposes of the Tax Act, so long as its "mind and management" is not exercised from Canada. In any event, for most purposes the Canada/U.S. Tax Treaty would deem the Company to be resident in the U.S. after the Optima Continuation. As such it would subsequently generally only be subject to Canadian tax in respect of business income attributable to a permanent establishment in Canada, gains realized on disposition of taxable Canadian property and withholding tax in respect of Canadian source passive income.

A branch tax will be imposed upon business profits realized by a branch operation if the Company retains business operations in Canada. This tax imposed at the reduced treaty rate of 5%, is payable upon business profits earned in Canada minus a deduction for corporate income taxes payable upon those profits and after the deduction of a special reserve allowed for net assets computed by prescribed rules, invested in Canada.

It is a condition of the Merger Agreement that no tax liability shall be due and owing by Optima under applicable Canadian law as a result of the Continuation.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

The following is a summary of the material United States federal income tax consequences of the Continuation to both U.S. Holders and Non-U.S. Holders (as such terms are defined below) and the material United States federal income and estate tax consequences to Non-U.S. Holders of holding and disposing of the stock of the Company. This discussion is based on the United States Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, reports of congressional committees, judicial decisions and current administrative rulings and practice, all as in effect on the date hereof. This discussion is based on current law, which is subject to change. Any such change could be retroactive and, accordingly, could modify the tax consequences discussed herein. No ruling from the IRS with respect to the matters discussed herein has been requested and there is no assurance that the IRS agree with the conclusions set forth in this discussion. In addition, no tax opinion has been requested or received by the Company with respect to the United States federal income tax consequences of the Continuation.

This discussion does not address tax considerations applicable to U.S. Holders (as defined below) of 10% or more (by vote or value) of the stock of the Company who may be required to include amounts of income as a consequence of the Continuation. In addition, the discussion below does not address all of the United States federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to certain types of shareholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address the federal income tax consequences to shareholders who acquired their stock of the Company through the exercise of employee stock options or otherwise as compensation. Furthermore, this discussion does not address any tax consequences under state, local or foreign laws.

COMPANY SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX CONSIDERATIONS OF PARTICIPATING IN THE CONTINUATION AND OF HOLDING AND DISPOSING OF SHARES OF THE COMPANY AFTER THE CONTINUATION.

The term "U.S. Holder" means a beneficial owner of the stock of the Company that is for United States federal income tax purposes (i) a citizen or resident of the United States; (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any State thereof;
(iii) an estate or trust described in Section 7701(a)(3) of the Code; or (iv) a person whose income is includable in gross income for United States federal income tax purposes regardless of its source. The term "Non-U.S. Holder" means a beneficial owner of the stock of the Company that is not a U.S. Holder.

TAX CONSEQUENCES TO THE CONTINUATION TO THE COMPANY

The Continuation will constitute a reorganization within the meaning of Section 368(a) of the Code. The Company will recognize no U.S. gain or loss pursuant to the Continuation provided the Company files certain information with the IRS.

CONSEQUENCES OF THE CONTINUATION TO U.S.  HOLDERS

Generally, U.S. Holders who exchange their shares of the Company pursuant to the Continuation will recognize no gain or loss on the exchange for United States federal income tax purposes. Each shareholder's tax basis for the shares of the Company after the Continuation will equal their tax basis for the shares of the Company before the Continuation. The holding period for the shares of the Company after the Continuation will include the holding period of the shares of the Company before the Continuation provided such shares of Company Stock were held as a capital asset (as such term is defined under Section 1221 of the Code) at the effective date of the Continuation.

Cash received as a result of the exercise of dissenter's rights by a U.S. Holder who dissents from the Continuation (a "Dissenting Shareholder") will be treated as cash received in redemption of the Dissenting Shareholder's shares of the Company Stock. A Dissenting Shareholder who, after the Continuation, does not own (actually or constructively) any capital stock of the Company will generally recognize gain or loss, measured by the difference between the cash received and the Dissenting Shareholder's basis in his, her or its Company stock. The gain or loss should be a capital gain or loss if the Dissenting shareholder holds his, her or its stock as a capital asset at the effective date of the Continuation.

CONSEQUENCES OF THE CONTINUATION TO NON-U.S. HOLDERS

A Non-U.S. Holder who dissents and receives cash in exchange of his Common Shares will recognize gain or loss in the manner described above for U.S. Holders. In general, Non-U.S. Holders will not be subject to United States federal income tax with respect to capital gains. A Non-U.S. Holder will be subject to United States federal income tax with respect to capital gains, however, if (i) such gain is effectively connected with the conduct of a trade or business within the United States by such holder, or (ii) such holder is an individual who has been present in the United States for at least 183 days during the taxable year of the disposition, the Common Stock is a capital asset and certain other tests are met.

CONSEQUENCES TO NON-U.S.  HOLDERS OF OWNING AND DISPOSING OF COMPANY STOCK

Dividends. In general, dividends paid to a Non-U.S. Holder will be subject to United States withholding tax at a 30% rate of the gross amount (or a lower rate prescribed by an applicable income tax treaty) unless the dividends are either
(i) effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States, or (ii) if certain income tax treaties apply, attributable to a permanent establishment in the United States maintained by the Non-U.S. Holder. Dividends effectively connected with such a United States trade or business or attributable to such a United States permanent establishment generally will not be subject to United States withholding tax if the Non-U.S. Holder files certain forms, including Internal Revenue Service Form 4224, with the payor of the dividend, and generally will be subject to United States federal income tax on a net income basis, in the same manner as if the Non-U.S. Holder were a resident of the United States. A Non-U.S. Holder that is a corporation may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the repatriation from the United States of its "effectively connected earnings and profits," subject to certain adjustments. Under the income tax treaty between the United States and Canada, the withholding tax rate on dividends paid to most shareholders who are resident in Canada will be 15%. To determine the applicability of a tax treaty providing for a lower rate of withholding under the currently effective United States Treasury Department regulations (the "Current Regulations"), dividends paid to an address in a foreign country are presumed to be paid to a resident of that country absent knowledge to the contrary. Under United States Treasury Department regulations issued on October 6, 1997 (the "Final Regulations") generally effective for payments made after December 31, 1998, a Non-U.S. Holder (including, in certain cases of Non-U.S. Holders that are fiscally transparent entities, the owner or owners of such entities) will be required to provide to the payor certain documentation that such Non-U.S. Holder (or the owner or owners of such fiscally transparent entities) is a foreign person in order to claim a reduced rate of withholding pursuant to an applicable income tax treaty.

SALE OF COMMON STOCK. In general, a Non-U.S. Holder will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of such holder's shares of Common Stock unless (i) such gain either is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States or, if certain income tax treaties apply, is attributable to a permanent establishment in the United States maintained by the Non-U.S. Holder (and in either case, the branch profits tax discussed above may also apply if the Non-U.S. Holder is a corporation); (ii) the Non-U.S. Holder is an individual who holds shares of Common Stock as a capital asset and is present in the United States for at least 183 days during the taxable year of the disposition, and certain other tests are met; or (iii) the Company is or has been a "United States real property holding corporation" for federal income tax purposes and the Non-U.S. Holder owned directly or pursuant to certain attribution rules at any time during the five-year period ending on the date of disposition more than 5% of the Company's Common Stock (assuming that Common Stock is regularly traded on an established securities market). The Company believes the Company will be a United States real property holding corporation.

ESTATE TAX. Common Stock owned (or treated as owned) by an individual who, at the time of death, is neither a citizen or a domiciliary of the United States will be includable in his gross estate for United States federal estate tax purposes and thus may be subject to United States estate tax, unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING

The Company must report annually to the Internal Revenue Service and to each shareholder the amount of cash proceeds paid as a result of the Continuation and dividends paid to, and the tax withheld with respect to, each shareholder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which a Non-U.S. Holder resides or is established.

Under the Current Regulations, United States backup withholding tax (which generally is imposed at the rate of 31% on certain payments to persons that fail to furnish the information required under the United States information reporting requirements) and information reporting requirements (other than those discussed above under "Dividends") generally will not apply to dividends paid on Common Stock to a Non-U.S. Holder at an address outside the United States. Backup withholding and information reporting generally will apply, however, to dividends paid on shares of Common Stock to a Non-U.S. Holder at an address in the United States, if such holder fails to establish an exemption or to provide certain other information to the payor.

Under the Current Regulations, the payment of proceeds from the disposition of Common Stock to or through a United States office of a broker will be subject to information reporting and backup withholding unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder or otherwise establishes an exemption. The payment of proceeds from the disposition of Common Stock to or through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding and information reporting except as noted below. In the case of proceeds from a disposition of Common Stock paid to or through a non-U.S. office of a broker that is (i) a United States person, (ii) a "controlled foreign corporation" for United States federal income tax purposes, or (iii) a foreign person 50% or more of whose gross income from certain periods is effectively connected with a United States trade or business, information reporting (but not backup withholding) will apply unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder (and the broker has no actual knowledge to the contrary).

Under the Final Regulations, the payment of dividends or the payment of proceeds from the disposition of Common Stock to a Non-U.S. Holder may be subject to information reporting and backup withholding unless such recipient provides to the payor certain documentation as to its status as a Non-U.S. Holder or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded or credited against the Non-U.S. Holder's United States federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

RIGHT OF DISSENT

A dissenting shareholder's right to payment for the Company's shares under the CBCA are available only if all applicable procedural steps are properly followed. A dissenting shareholder's failure to vote against the Continuation will not constitute a waiver of his or her right of dissent. A vote against Continuation in and of itself will not be deemed to satisfy any notice requirements under the CBCA. If the number of shareholders exercising dissenters' rights could adversely affect the Company, the Board of Directors or officers may abandon the Continuation. The following is a summary of a shareholder's right to dissent to the Continuance under section 190 of the CBCA. It is suggested that any holder of shares wishing to avail him or herself to the right of dissent obtain independent legal advice. The full text of section 190 of the CBCA is set out in Appendix A to this Proxy Statement.

A dissenting shareholder must sent to the Company, at or before the Annual General Meeting, a written objection to the resolution approving the Continuation Resolution. The written objection, if mailed, must be sent by registered mail, addressed to the Company at 600 - 595 Howe Street, Vancouver, B.C., V6C 2T5. As a result of giving the written objection, the Company will, within 10 days after the shareholders adopt the Continuation Resolution, send to each such dissenting shareholder notice that the resolution has been adopted. A dissenting shareholder shall, within 20 days after receipt of such notice or, if the shareholder does not receive such notice, within 20 days after the shareholder learns the Continuation Resolution has been adopted, send to the Company a written notice containing the shareholder's name and address, the number and class of shares in respect of which the shareholder dissents, and a demand for payment of the fair value of such shares ("Demand Notice"). The dissenting shareholder shall, within 30 days after sending the Demand Notice, send the certificates representing the shares in respect of which the shareholders dissents to the Company or its transfer agent. If the dissenting shareholder fails to send the share certificate(s) to the Company or its transfer agent within the 30 day period, the shareholder will have no right to make a claim for payment.

On sending a Demand Notice, a dissenting shareholder ceases to have any rights as a shareholder of the Company other than the right to be paid the fair value of the shareholder's shares except where the dissenting shareholder withdraws his or her Demand Notice before the Company makes an Offer (as described below), the Company fails to make an Offer and the dissenting shareholder withdraws his or her notice, or the Directors terminate the application for Continuance. In such case, the dissenting shareholder's rights as a shareholder are reinstated as of the date he or she sent the Demand Notice.

The Company shall, no later than 7 days after the later of the day on which the Continuance is effective or the day the Company receives the Demand Notice, send to each dissenting shareholder who has sent a Demand Notice a written offer ("Offer") to pay for his or her shares in an amount considered by the Directors to be the fair value thereof, accompanied by a statement showing how the fair value was determined, or if there are reasonable grounds for believing that the Company is or would after the payment be unable to pay its liabilities as they become due or that the realizable value of the Company's assets would thereby be less than the aggregate of its liabilities (either such grounds being referred to as a "Limitation"), a notification that it is unable lawfully to pay dissenting shareholders for their shares ("Limitation Notice"). Every Offer made for shares of the same class or series shall be on the same terms.

Subject to any Limitation, the Company shall pay for the shares of a dissenting shareholder within 10 days after the Offer is accepted. Any such Offer lapses if the Company does not receive an acceptance within 30 days after the Offer has been made.

Where the Company fails to make an Offer, or if a dissenting shareholder fails to accept an Offer, the Company may, within 50 days after the Continuance is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder. If a Company fails to apply to a court, a dissenting shareholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow.

A dissenting shareholder, by written notice delivered to the Company within 30 days after receiving a Limitation Notice, may either withdraw his or her notice of dissent, in which case the Company is deemed to consent to the withdrawal and the shareholder is reinstated to his or her full rights as a shareholder, or retain his or her status as a claimant against the Company, to be paid as soon as the Company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the Company but in priority to its shareholders.

The fair value of the shares will be determined as of the close of business on the day before the Continuation Resolution was adopted. The method of determining "fair value" will vary according to the circumstances of the case. In reported decisions, the choice of method of valuation has generally been left to the party appointed by the court or the court itself. It has been held in previously reported decisions that no discount is to be made to the price of the shares merely because a minority interest is being purchased. What is to be paid is the fair value and not the market value. The courts have endeavoured to determine what is most equitable in the circumstances, including the tax consequences of the purchase.

If a shareholder elects to dissent and the Continuation Resolution is passed, and the Company acts on the Continuation Resolution, the procedure which the Company would propose to follow in order to determine the price to be paid to the dissenting shareholders with respect to their shares of the Company is as follows: the Company would attempt to reach a mutually agreed fair value in direct negotiations with the dissenting shareholders; if such negotiations were unsuccessful the Company would propose to appoint a single arbitrator, mutually agreeable to all of the dissenting shareholders, whose decision would be final and binding on all parties; in the event that the parties cannot agree upon an acceptable arbitrator, the matter would be referred to the Supreme Court of British Columbia. In the event of an arbitration or a court application, all parties will have the opportunity to present evidence to the arbitrator or court in order to establish the "fair value". The Company is not required to notify shareholders of the amount it believes is the "fair value".

The cost of any arbitration or application to the Supreme Court of British Columbia will be under the discretion of the arbitrator or court. In exercising such discretion, the Company may be ordered to pay all of the costs incurred by both the Company and the dissenting shareholders, or the dissenting shareholders may be ordered to pay all of the costs incurred by the Company and the dissenting shareholders, or the costs may be divided on some other basis between the parties. The final decision with respect to the same would be made by the arbitrator or the court, as the case may be.

A condition to the proposed Merger is that holders of no more than 1% of Optima shares deliver written demand for appraisal of such shares pursuant to their dissent rights.

THE CONTINUATION RESOLUTION

Based on the foregoing discussion, the Company's Board of Directors and Management have approved and believe that it is in the best interests of the Company and its shareholders to continue the Company into the State of Delaware. To reduce the franchise fees payable to the Delaware corporate authorities by the Company following the Continuation, the Company's Board of Directors and Management believe that it is in the best interest of the Company and its shareholders to alter the Company's authorized capital from an unlimited number of common shares of without par value to 75,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, each with a par value of $.001 U.S. per share.

Accordingly, shareholders will be asked at the meeting to consider and if thought fit, approve a Special Resolution transferring the Company's jurisdiction of incorporation from the CBCA to Delaware and altering its authorized share capital in substantially the terms set out below. Management may elect not to carry out the Continuation if the Merger Resolution is not approved:

      "Resolved as a Special Resolution that:

      1. the continuance of the Company's jurisdiction of incorporation from Canada to the State of Delaware pursuant to Section 388 of the Delaware General corporation Law be approved;

      2. the Company apply pursuant to Section 188 of the Canada Business Corporations Act for authorization to be continued into and be registered as a "Corporation" in the State of Delaware pursuant to the Delaware General Corporation Law;

      3. the Company make application to the appropriate authorities in the State of Delaware for consent to be domesticated into and registered as a "Corporation" pursuant to the Delaware General Corporation Law;

      4. effective on the date of such continuation under the Delaware General Corporation Law, the authorized share capital of the Company be altered from an unlimited number of common shares without par value to 75,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, each with a par value of US $.001 per share;

      5. effective on the date of such continuation as a Corporation under the Delaware General Corporation Law, the Company adopt a Certificate of Incorporation and Bylaws in substantially the form submitted to the shareholders, in substitution for the existing Articles and Bylaws of the Company;

      6. the Board of Directors or officers of the Company be authorized to perform such further acts and execute such further documents as may be required to give effect to the foregoing; and

      7. the Directors or officers may, in their sole discretion, elect not to act on or carry out this Special Resolution."

THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE CONTINUATION OF THE COMPANY UNDER THE PROVISIONS OF SECTION 388 OF THE DGCL AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE CONTINUATION INTO THE STATE OF DELAWARE.

NAME CHANGE

GENERAL

In conjunction with the proposed Continuation and Merger, Management proposes to change the name of the Company to "(diamond)". The approval of the State of Delaware and the TSE will be required for the name change. For the form of resolutions proposed, being special resolutions, see "Name Change Shareholder Resolution" below. Management would like the consent of the shareholders to not proceed with the name change, notwithstanding the fact that the name change might be approved by the shareholders, should Management subsequently conclude that it would not be in the best interests of the Company to proceed.

SHAREHOLDER RESOLUTION

The following special resolution approves the change of name of the Company.

      "Resolved, as a Special Resolution, that the name of the Company be changed from Optima Petroleum Corporation to (diamond) and that this name be reflected in the Delaware Certificate of Incorporation".

The following special resolution gives management the authority to not proceed with the name change should it feel it is not necessary. If the Continuation Resolution and the Merger Resolution are not approved by shareholders, the Company will not be proceeding with the name change.

      "WHEREAS management proposes to present a special resolution to the shareholders at the Meeting with respect to the change of the Company's name and may subsequently decide that it is not in the best interests of the Company to proceed with such name change;

      Resolved, as a special resolution, that if the directors of the Company should resolve after the passing at this Meeting of the special resolution relating to the change of the Company's name that it would not be in the best interests of the Company to proceed with the name change, then that special resolution shall thereupon be rescinded and be of no further effect."

ADOPTION OF A NEW STOCK OPTION PLAN

CURRENT STOCK OPTION PLAN

Pursuant to the Company's current stock option plan (the "1996 Plan"), 750,000 common shares have been allotted and reserved for future issuance. As at the record date, there are outstanding options exercisable into 730,000 common shares of the Company under the 1996 Plan as well as outstanding options under the Company's previous plan (the "1995 Plan") exercisable into 52,500 common shares of Optima. If the Merger is complete, Management proposes to cancel all of the options currently issued under the 1995 and 1996 Plans and replace them with options to the following, which are exercisable into 500,000 common shares of the Company, to be issued under a new stock option plan described below, having a term of 3 years, granted at the fair market value at the date of the grant, and vesting immediately on granting.

------------------------------------------------------------------------------------------
                                 OPTION SHARES                        RELATIONSHIP
          OPTIONEE               (1995 AND 1996   OPTION SHARES       TO COMPANY
                                    PLAN)(1)
------------------------------------------------------------------------------------------
William C. Leuschner              125,000            100,000          Officer, Director
------------------------------------------------------------------------------------------
Robert L. Hodgkinson              200,000            100,000          Officer, Director
------------------------------------------------------------------------------------------
Ronald P. Bourgeois                75,000            100,000          Officer, Director
------------------------------------------------------------------------------------------
Emile Stehelin                     75,000            75,000           Director
------------------------------------------------------------------------------------------
Martin Abbott                      50,000            25,000           Director
------------------------------------------------------------------------------------------
Ted Clark                          75,000            25,000           Employee
------------------------------------------------------------------------------------------
Krista Wilson                      17,500            15,000           Employee
------------------------------------------------------------------------------------------
Tanya Swanson                      20,000            15,000           Employee
------------------------------------------------------------------------------------------
Marnie McBean                      20,000            15,000           Employee
------------------------------------------------------------------------------------------
Starbrite Developments Ltd.        25,000            30,000           Consultant
------------------------------------------------------------------------------------------
TOTAL:                            682,500            500,000
------------------------------------------------------------------------------------------

(1) The 1995 and 1996 Plans will be cancelled and replaced with the New Plan upon the completion of the Merger.

In (diamond) of this year, Management of the Company, in conjunction with the proposed Merger, adopted a new stock option plan (the "New Plan") to be dated (diamond), 1998. Under the New Plan, 1,800,000 common shares have been allotted and reserved for future issuance, representing 16% of the currently issued and outstanding share capital of the Company and 9.8% after giving effect to the Merger. If the Merger Resolution is not approved by shareholders, Management will not proceed with the New Plan and proposed grants under the New Plan. Instead, the 1996 Plan, the 1995 Plan and the presently outstanding options will remain in place. On the closing of the Merger Transaction, the Company expects Options to purchase a total of 1,012,300 of Common Stock will be outstanding. The Options will be granted to the following persons to purchase the number of shares indicated: (i) options to be granted to Optima optionees (500,000 shares total) as disclosed above under "Current Stock Option Plan", (ii) Messrs. Charles Goodson and Alfred Thomas, II (66,000 shares each); (iii) Mr. Ralph Daigle (60,000 shares); (iv) Mr. Robert Brooksher (38,000 shares); (v) Mr. Daniel Fournerat (50,000 shares); and (vi) other employees as a group (232,300 shares). The options in paragraphs (ii) to (vi) will vest one third on each of December 31, 1989, 1999 and 2000, the option price will be the fair market value at the date of the grant, and the term of the Options are 3 years. Options exercisable into 787,700 shares of Common Stock will be available for further grants.

The Company expects that "insiders" (as defined in the TSE Manual) of the Company will participate in the Company's New Plan and may acquire the majority of shares allocated under the New Plan. In addition, the number of shares that will be reserved for issuance under the New Plan will, together with shares issued under other existing share compensation arrangements, exceed 10% of the Company's outstanding issue. "Outstanding issue" is determined on the basis of the number of shares that are outstanding immediately prior to the share issuance in question, excluding shares issued pursuant to share compensation arrangements over the preceding one-year period and outstanding share capital. For these reasons, the TSE requires that the Company ask the shareholders to approve the New Plan (see "Shareholder Approval" below).

The following is a discussion of the proposed New Plan.

NEW STOCK OPTION PLAN

GENERAL. The objectives of the New Plan are to attract and retain selected key employees, consultants and directors, encourage their commitment, motivate their superior performance, facilitate their obtaining ownership interests in the Company (aligning their personal interests to those of the Company's stockholders) and enable them to share in the long-term growth and success of the Company.

SHARES SUBJECT TO NEW PLAN. Under the New Plan, the Company may issue Incentive Awards (as defined below) covering 1.8 million shares of Common Stock. No more than 1.8 million shares of Common Stock will be available for ISOs (as defined below). As of the closing of the Merger Transaction, options covering 1,012,300 shares of Common Stock will be outstanding and 787,700 shares of Common Stock then will be available for subsequent Incentive Awards. The number of securities available under the New Plan and outstanding Incentive Awards are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations or similar transactions or resulting from a change in applicable laws or other circumstances.

ADMINISTRATION. The New Plan will be administered by the compensation committee of the Board of Directors (the "Compensation Committee"). Following the Merger Transaction, the Compensation Committee will consist solely of directors each of whom is (i) an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) a "non-employee director" under Rule 16b-3 under the Exchange Act. The Compensation Committee may delegate to the chief executive officer or other senior officers of the Company its duties under the New Plan, except with respect to any authority to grant Incentive Awards or take other action with respect to persons who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code. In the case of an Incentive Award to an outside director, the Board of Directors shall act as the Compensation Committee. Subject to the express provisions of the New Plan, the Compensation Committee is authorized to, among other things, select grantees under the New Plan and determine the size, duration and type, as well as the other terms and conditions (which need not be identical), of each Incentive Award. The Compensation Committee also construes and interprets the New Plan and any related agreements. All determinations and decisions of the Compensation Committee are final, conclusive and binding on all parties. The Company will indemnify members of the Compensation Committee against any damage, loss, liability, cost or expenses arising in connection with any claim, action, suit or proceeding by reason of any action taken or failure to act under the New Plan, except for any such act or omission constituting wilful misconduct or gross negligence.

ELIGIBILITY. Key employees, including officers (whether or not they are directors), and consultants of the Company and outside directors are eligible to participate in the New Plan. A key employee generally is any employee of the Company who, in the opinion of the Compensation Committee, is in a position to contribute materially to the growth and development and to the financial success of the Company.

TYPES OF INCENTIVE AWARDS. Under the New Plan, the Compensation Committee may grant (i) incentive stock options ("ISOs"), as defined in Section 422 of the Code, (ii) "nonstatutory" stock options ("NSOs"), (iii) stock appreciation rights ("SARs"), (iv) shares of restricted stock, (v) performance units and performance shares, (vi) other stock-based awards, and (vii) supplemental payments dedicated to the payment of income taxes (collectively, "Incentive Awards"). ISOs and NSOs are sometimes referred to collectively herein as "Options." The terms of each Incentive Award will be reflected in an agreement (the "Incentive Agreement") between the Company and the participant.

OPTIONS. Generally, Options must be exercised within 10 years of the grant date. ISOs may be granted only to employees, and the exercise price of each ISO may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The Compensation Committee will have the discretion to determine the exercise price of each NSO granted under the New Plan. To the extent that the aggregate fair market value of shares of Common Stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year exceeds US$100,000, such options must be treated as NSOs.

The exercise price of each Option is payable in cash or, in the discretion of the Compensation Committee, by the delivery of shares of Common Stock owned by the Optionee or the withholding of shares that would otherwise be acquired on the exercise of the Option or by any combination of the foregoing.

An employee will not recognize any income for federal income tax purposes at the time an ISO is granted, nor on the qualified exercise of an ISO, and will recognize capital gain or loss (as applicable) upon the subsequent sale of shares acquired in a qualified exercise. The exercise of an ISO is qualified if a participant does not dispose of the shares acquired by such exercise within two years after the ISO grant date and one year after such exercise. The Company is not entitled to a tax deduction as a result of the grant or qualified exercise of an ISO.

An optionee will not recognize any income for federal income tax purposes, nor will the Company be entitled to a deduction, at the time an NSO is granted. However, when an NSO is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the NSO, and the Company will generally recognize a tax deduction in the same amount at the same time.

The foregoing federal income tax information is a summary only, does not purport to be a complete statement of the relevant provisions of the Code and does not address the effect of any state of local taxes.

SARS. Upon exercise of an SAR, the holder will receive cash, shares of Common Stock or a combination thereof, as specified in the related Incentive Agreement, the aggregate value of which equals the amount by which the fair market value per share of the Common Stock on the date of exercise exceeds the exercise price of the SAR, multiplied by the number of shares underlying the exercised portion of the SAR. An SAR may be granted in tandem with or independently of an NSO. SARs will be subject to such terms and conditions and will be exercisable at such times as determined by the Compensation Committee, provided, that the exercise price per share must equal at least 100% of the fair market value of a share of a Common Stock on the date of grant. The value of an SAR may be paid in cash, shares of Common Stock or a combination thereof, as determined by the Compensation Committee.

RESTRICTED STOCK. Restricted stock may be subject to substantial risk of forfeiture, a restriction on transferability or rights of repurchase or first refusal of the Company, as determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee, during the period of restriction, the grantee will have all other rights of a stockholder, including the right to vote the shares and receive the dividends paid thereon.

PERFORMANCE UNITS AND PERFORMANCE SHARES. Performance units and performance shares may be granted only to employees and consultants. For each performance period (to be determined by the Compensation Committee), the Compensation Committee will establish specific financial or non-financial performance objectives, the number of performance units or performance shares and their contingent values, which values may vary depending on the degree to which such objectives are met.

OTHER STOCK-BASED AWARDS. Other stock-based awards are awards denominated or payable in, valued in whole or in part by reference to or otherwise related to shares of Common Stock. Subject to the terms of the New Plan, the Compensation Committee may determine any terms and conditions of other stock-based awards, provided that, in general, the amount of consideration to be received by the Company shall be either (i) no consideration other than services actually rendered or to be rendered (in the case of the issuance of shares) or (ii) in the case of an award in the nature of a purchase right, consideration (other than services rendered) at least equal to 50% of the fair market value of the shares covered by such grant on the date of grant. Payment or settlement of other stock-based awards will be in shares of Common Stock or in other consideration related to such shares.

SUPPLEMENTAL PAYMENTS FOR TAXES. The Compensation Committee may grant, in connection with an Incentive Award (except for ISOs), a supplemental payment in an amount not to exceed the amount necessary to pay the federal and state income taxes payable by the grantee with respect to the Incentive Award and the receipt of such supplemental payment.

OTHER TAX CONSIDERATIONS. Upon accelerated exercisability of Options and accelerated lapsing of restrictions upon restricted stock or other Incentive Awards in connection with a Change in Control (as defined in the New Plan), certain amounts associated with such Incentive Awards could, depending upon the individual circumstances of the participant, constitute "excess parachute payments" under Section 280G of the Code, thereby subjecting the participant to a 20% excise tax on those payments and denying the Company a deduction with respect thereto. The limit on the deductibility of compensation under Section 162(m) of the Code is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the Incentive Awards accelerated and the past compensation of the participant.

Taxable compensation earned by executive officers who are subject to Section 162(m) of the Code in respect of Incentive Awards is subject to certain limitations set forth in the New Plan generally intended to satisfy the requirements for "qualified performance-based compensation," but no assurance can be given that the Company will be able to satisfy these requirements in all cases, and the Company may, in its sole discretion, determine in one or more cases that it is in its best interest not to satisfy these requirements even if it is able to do so.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL. Except as otherwise provided in the applicable Incentive Agreement, if a participant's employment or other service with the Company (or its subsidiaries) is terminated (i) other than due to his death, Disability, Retirement or for Cause (each capitalized term as defined in the New Plan), his then exercisable Options will remain exercisable for 90 days after such termination, (ii) by reason of Disability or death, his then exercisable Options will remain exercisable for one year following such termination, (iii) due to his retirement, his then exercisable Options will remain exercisable for one year (except for ISOs, which will remain exercisable for one year), or (iv) for Cause, all his Options will expire at the commencement of business on the date of such termination.

Upon a Change in Control of the Company, any restrictions on restricted stock and other stock-based awards will be deemed satisfied, all outstanding Options and SARs will become immediately exercisable and all the performance shares and units and any other stock-based awards will be fully vested and deemed earned in full. These provisions could in some circumstances have the effect of an "anti-takeover" defence because, as a result of these provisions, a Change in Control of the Company could be more difficult or costly.

INCENTIVE AWARDS NONTRANSFERABLE. No Incentive Award may be assigned, sold or otherwise transferred by a participant, other than by will or by the laws of descent and distribution, or be subject to any encumbrance, pledge, lien, assignment or charge. An Incentive Award may be exercised during the participant's lifetime only by the participant or the participant's legal guardian.

AMENDMENT AND TERMINATION. The Company's board of directors may amend or terminate the New Plan at any time, except that the New Plan may not be modified or amended, without stockholder approval, if such amendment would (i) increase the number of shares of Common Stock which may be issued thereunder, except in connection with a recapitalization of the Common Stock, (ii) amend the eligibility requirements for employees to purchase Common Stock under the New Plan, (iii) increase the maximum limits on Incentive Awards that may be issued to executive officers who are subject to Section 162(m) of the Code, (iv) extend the term of the New Plan or (v) decrease the authority granted to the Compensation Committee under the New Plan in contravention of Rule 16b-3 under the Exchange Act. No termination or amendment of the New Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a participant without his consent.

OTHER SHARE COMPENSATION ARRANGEMENTS

FEES FOR OUTSIDE DIRECTORS. At the annual general meeting of May 24, 1996, shareholders approved the reservation of 2,500 common shares for issuance to outside directors for their attendance at directors' meetings. These shares would be issued at the rate of 138 common shares per outside director per directors' meeting at the deemed price of $3.63 per share. As at the record date, 1,380 common shares have been issued.

SHAREHOLDER APPROVAL

As described above, the cancellation of the 1995 and 1996 Plans and the adoption of the New Plan must be approved generally by the shareholders of the Company. The rules of the TSE further provide that where a proposed share compensation arrangement, together with all of a company's other previously established or proposed share compensation arrangements, could result, at any time, in:

(a) the number of shares reserved for issuance pursuant to stock options granted to insiders exceeding 10% of the company's outstanding issue;

(b) the issuance to insiders, within a one-year period, of a number of shares exceeding 10% of the company's outstanding issue; or

(c) the issuance to any one insider and such insider's associates, within a one-year period, of a number of shares exceeding 5% of the company's outstanding issue;

then the share compensation arrangement must be approved by a "disinterested shareholder vote", meaning a majority of the votes cast at the shareholders' meeting other than votes attaching to securities beneficially owned by insiders to whom shares may be issued pursuant to the share compensation arrangement and their associates. As disclosed above, the Company proposes to issue options to current insiders and nominees for directors exercisable into 680,000 common shares of the Company, representing 6.7% of the Company's outstanding issue and may issue more in the future. Accordingly, the Company is seeking disinterested shareholders' approval, with the directors and the Amex nominees and their associates abstaining, to the New Plan. As at the record date, the directors and the Amex nominees and their associates beneficially own [diamond] common shares of Optima. The Company will only seek disinterested shareholders' approval to the New Plan if the Continuation Resolution and the Merger Resolution are approved (see "Continuation into the State of Delaware" and "The Merger Transaction").

"IT IS HEREBY RESOLVED THAT (with Robert L. Hodgkinson, William C. Leuschner, Ronald P. Bourgeois, Emile Stehelin, Martin Abbott, Ralph J. Daigle, Charles T. Goodson, Alfred J. Thomas II, Robert R. Brooksher and Daniel G. Fournerat and their associates abstaining):

1. the Company's current Stock Option Plan (the "1996 Plan") dated April 10, 1996 and Stock Option Plan of 1995 (the "1995 Plan") be replaced by a new Stock Option Plan ("New Plan") to be dated [diamond], 1998 and the New Plan be adopted and approved;

2. all of the options outstanding under the 1996 Plan and 1995 Plan be cancelled and certain option holders (five of whom are insiders of the Company) under the 1996 Plan and 1995 Plan be issued new options under the New Plan, which options shall be exercisable into an aggregate of 500,000 common shares of the Company;

3. the Company be authorized to grant stock options pursuant and subject to the terms and conditions of the New Plan entitling the option holders to purchase up to 1,800,000 common shares of the Company;

4. the board of directors, by resolution, be authorized to make such amendments to the New Plan, from time to time, as may, in its discretion, be considered appropriate, provided always that such amendments be subject to the approval of all applicable regulatory authorities;

5. any one director or senior officer of the Company be and he is hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company if applicable, all such documents and other writings as may be required to give effect to the true intent of this resolution."

By way of summary, the total number of shares that will be reserved for issuance pursuant to the share compensation arrangements discussed above, the New Plan and the existing stock options will be as follows:

      Share-compensation to directors                1,120 common shares
      New Plan                                   1,800,000 common shares
      Total:                                     1,801,120 common shares

As of the record date, the Company had a total of 11,002,346 common shares issued and outstanding. The foregoing 1,801,120 common shares reserved for issuance will represent 16% of the Company's currently issued and outstanding share capital and 9.8% after giving effect to the Merger.

ACQUISITION OF 5% WORKING INTEREST IN THE VALENTINE PROSPECT

GENERAL

Pursuant to an agreement dated April (diamond), 1998, Optima agreed to acquire a 5% working interest in the Valentine prospect from Colima Oil Company ("Colima") as to 2% and 7804 Yukon, Inc. ("Yukon") as to 3% (the "Acquisition"). The total purchase price for the 5% working interest is US$675,300 (US$270,120 to Colima and US$405,180 to Yukon). US$325,300 of the purchase price will be paid by way of common shares of Optima at the deemed price of US$1.6265 per share. The shares will be subject to a one year hold period pursuant to Rule 144 of the U.S. Securities Act of 1933.

VALENTINE PROSPECT

See "The Plan and Agreement of Merger - Information concerning the Company Principal Production Properties" for a description of the Valentine prospect.

SHAREHOLDER APPROVAL

Yukon is owned by Emile Stehelin, a director of Optima, as to 51% and Robert Hodgkinson, President and director of Optima, as to 49%. Colima is wholly owned by William Leuschner, Chairman of Optima. As such, the Acquisition is a non-arms' length transaction.

The TSE requires, as a condition of its acceptance of this Acquisition, "disinterested shareholder approval", meaning a majority of the votes cast at the shareholders' meeting other than votes attaching to securities beneficially owned by Yukon, Colima and by any of their respective individuals, associates, affiliates and insiders. As at the record date, Yukon, Colima and their individuals, associates, affiliates and insiders beneficially own [diamond] common shares of the Company. Shareholders (with Yukon, Colima, and their individuals, associates, affiliates and insiders abstaining) will be asked to approve the resolutions below.

"IT IS HEREBY RESOLVED THAT (with Colima Oil Company, 7804 Yukon, Inc. and their individuals, associates, affiliates and insiders abstaining):

1. the acquisition of a 5% working interest ("Acquisition") in the Valentine property from Colima Oil Company ("Colima") as to 2% and 7804 Yukon, Inc. ("Yukon") as to 3% be approved;

2. the aggregate purchase price of US$675,300 payable to Yukon as to US$405,180 and Colima as to US$270,120, US$325,300 of which will be payable in common shares of Optima at the deemed price of US$1.6265 per share for an aggregate of 200,000 common shares be approved;

3. the board of directors, by resolution, be authorized to make such amendments to the Acquisition Agreement, from time to time, as may, in its discretion, be considered appropriate, provided always that such amendments be subject to the approval of all applicable regulatory authorities;

4. any one Director or Senior Officer of the Company be and he is hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company if applicable, all such documents and other writings as may be required to give effect to the true intent of this resolution."

                 DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                             FOR 1999 ANNUAL MEETING

Any proposal, relating to a proper subject, which a shareholder may intend to present for action at the Annual Meeting of Shareholders to be held in 1999, and which such shareholder may wish to have included in the proxy materials for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, must be received in proper form by the Secretary of the Company not later than December 31, 1998 at Suite 600 - 595 Howe Street, Vancouver, British Columbia, Canada V6C 2T5, and if and when the Continuation is effected, thereafter to 625 East Kaliste Saloom Road, Suite 400, Lafayette, Lousiana 70508. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                                 OTHER BUSINESS

Management is not aware of any matters to come before the AGM other than those set forth in the Notice of Annual and Special Meeting of Shareholders. If any other matter properly comes before the AGM, it is the intention of the persons named in the Proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

The contents and the sending of this Proxy Statement to shareholders has been approved by the directors of the Company.

                                                ON BEHALF OF THE BOARD



                                                /s/ Robert L. Hodgkinson
                                                ------------------------------
                                                ROBERT L. HODGKINSON, PRESIDENT

                                   APPENDIX A
                             SECTION 190 OF THE CBCA

190.  RIGHT TO DISSENT

(1) Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

      (a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

      (b) amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

      (c)   amalgamate otherwise than under section 184; (1994, c. 24, s. 23.)

      (d)   be continued under section 188; or (1994, c. 24, s. 23.)

      (e) sell, lease or exchange all or substantially all its property under subsection 189(3).

(2) Further right. A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

(3) Payment for shares. In addition to any other right he may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which he dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares held by him in respect of which he dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

(4) No partial dissent. A dissenting shareholder may only claim under this section with respect to all the shares of a class held by him on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5) Objection. A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of his right to dissent.

(6) Notice of resolution. The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn his objection.

(7) Demand for payment. A dissenting shareholder shall, within twenty days after he receives a notice under subsection (6) or, if he does not receive such notice, within twenty days after he learns that the resolution has been adopted, send to the corporation a written notice containing

      (a)   his name and address;

      (b)   the number and class of shares in respect of which he dissents; and

      (c)   a demand for payment of the fair value of such shares.

(8) Share certificate. A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which he dissents to the corporation or its transfer agent.

(9) Forfeiture. A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

(10) Endorsing certificate. A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

(11) Suspension of rights. On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his shares as determined under this section except where

      (a) the dissenting shareholder withdraws his notice before the corporation makes an offer under subsection (12),

      (b)   the corporation fails to make an offer in accordance with subsection
            (12) and the dissenting shareholder withdraws his notice, or

      (c) the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9).

in which case his rights as a shareholder are reinstated as of the date he sent the notice referred to in subsection (7).

(12) Offer to pay. A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

      (a) a written offer to pay for his shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

      (b) if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

(13) Same terms. Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

(14) Payment. Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection
(12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

(15) Corporation may apply to court. Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

(16) Shareholder application to court. If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

(17) Venue. An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

(18) No security for costs. A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

(19)  Parties.  On an application to a court under subsection (15) or (16),

      (a) all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

      (b) the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of his right to appear and be heard in person or by counsel.

(20) Powers of court. On an application to a court under subsection (15) or
(16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

(21) Appraisers. A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

(22) Final order. The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of his shares as fixed by the court.

(23) Interest. A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

(24) Notice that subsection (26) applies. If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(25) Effect where subsection (26) applies. If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

      (a) withdraw his notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to his full rights as a shareholder; or

      (b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(26) Limitation. A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

      (a) the corporation is or would after the payment be unable to pay its liabilities as they become due; or

      (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

                                   APPENDIX B
                                FAIRNESS OPINION

                 [LETTERHEAD OF R P & C INTERNATIONAL, INC.]

March 7, 1998

The Board of Directors
Optima Petroleum Corporation
600-595 Howe Street
Vancouver, British Columbia
Canada  V6C 2T5

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Optima Petroleum Corporation ("Optima") of the consideration ("Merger Consideration") to be paid pursuant to the terms and subject to the conditions set forth in the Plan and Agreement of Merger, dated as of February 11, 1998 (the "Merger Agreement"), by and among Optima Petroleum Corporation, Optima Energy (U.S.) Corporation and Goodson Exploration Company, NAB Financial, L.L.C., Dexco Energy, Inc. (collectively the "Target Corporations"), and American Explorer, L.L.C. ("American Explorer"). Under the terms of the Merger Agreement, an aggregate of 7,335,001 shares of Optima and 1,667,001 Units of Contingent Interests shall be issued to the shareholders of the Target Corporations. (The transaction contemplated above here and after referred to as the "Merger".)

In arriving at our opinion, we reviewed the Merger Agreement. Additionally, we reviewed the following documents of Optima Petroleum Corporation: Reserve Reports prepared by Ryder Scott Company and LaRoche Petroleum Consultants, dated as of December 31, 1997; Annual Reports for 1994, 1995 and 1996; Form 10-K's for the years 1994, 1995 and 1996; Form 10-Q's for the periods ending September 30, 1997, June 30, 1997 and March 31, 1997; management's Letter to KPMG March 26, 1997, Draft Consolidated Financial Statements for the years ended December 31, 1997, 1996 and 1995, the Articles of Incorporation and By Laws of Optima, Form 20-F Amendment No. 1, December 31, 1994, and a valuation of exploration prospects and exploratory leads in which Optima owns an interest, prepared by LaRoche Petroleum Consultants.

We also reviewed the following documents of American Explorer, L.L.C.: Reserve Reports prepared by DOR Engineering, Inc. dated as of December 31, 1997; unaudited Statement of Assets, Liabilities & Members' Capital as of September 30, 1997 and December 31, 1996; Statement of Assets, Liabilities & Members' Capital as of December 31, 1997 and December 31, 1996, marked Tentative For Discussion Purposes Only; Operating Agreement; the Credit Agreement Between American Explorer, L.L.C. and Compass Bank dated October 16, 1997, and a valuation of exploration prospects and exploratory leads in which American Explorer owns an interest, prepared by LaRoche Petroleum Consultants (addressed to Mr. William Leuschner, Chairman of Optima).

We met with certain members of management of American Explorer at their offices in Lafayette, Louisiana, where we reviewed and discussed the significant oil and gas prospects of American Explorer with management. We held discussions with certain senior officers of Optima and certain senior officers of American Explorer concerning the businesses, operations and prospects of Optima and American Explorer. We discussed the strategy of Optima with its management, and the methodology employed in determining an exchange ratio of Optima stock for the stock of American Explorer.

We examined certain publicly available business and financial information relating to Optima, as well as certain financial forecasts and other information and data for Optima and American Explorer, which were provided to or otherwise discussed with us by the respective managements of Optima and American Explorer, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Optima Common Stock, and the capitalization and financial condition of Optima and American Explorer.

We considered, to the extent publicly available, the financial terms of other transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Optima and American Explorer. We also evaluated the potential pro forma financial impact of the Merger on Optima. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of Optima and American Explorer that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Optima and American Explorer as to the future financial performance of Optima and American Explorer and the strategic implications and operational benefits anticipated to result from the Merger.

We are not expressing any opinion as to what the value of the shares actually will be when issued, or the price at which the shares will trade or otherwise be transferable subsequent to the Merger. We have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of either American Explorer or Optima nor have we made any physical inspection of the properties or assets of either company. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

We have received a fee in connection with the delivery of this opinion. We have had no relationship with Optima or American Explorer or their respective affiliates in the past.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Optima in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to R P & C International, Inc. be made, without our prior written consent.

Based upon and subject to the following, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of Optima Common Stock.

Very truly yours,

R P & C INTERNATIONAL, INC.

                                   APPENDIX C
                      DELAWARE CERTIFICATE OF INCORPORATION

                          CERTIFICATE OF INCORPORATION

                                       OF

                                    [diamond]

        The undersigned, a natural person acting as incorporator of a corporation under the General Corporation Law of the State of Delaware, as the same exists or may hereafter from time to time be amended (the "DGCL"), hereby makes this Certificate of Incorporation for such corporation.

                                    ARTICLE I

                                      NAME

          The name of the corporation is [diamond] (the "Corporation").



                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

        The address of its registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.



                                   ARTICLE III

                                    PURPOSES

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.



                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

        The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 80,000,000 shares, consisting of:
(i) 75,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and (ii) 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine. Each share of Common Stock shall be entitled to one vote.

        A. Preferred Stock. The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof (a "Directors' Resolution"). The Board of Directors is hereby authorized to fix and determine the powers, designations, preferences, and relative, participating, optional or other rights, including, without limitation, voting powers, full or limited, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into Common Stock, Preferred Stock of any series or other securities, any right of the Corporation to exchange or convert shares into Common Stock, Preferred Stock of any series or other securities, or redemption provision or sinking fund provisions, as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions thereof, if any, all as shall be stated in a Directors' Resolution, and the shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution. Except where otherwise set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors. The shares of Preferred Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

        B. Reacquired Shares of Preferred Stock. Shares of any series of any Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise), purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock and to any filing required by law.

        C. Increase in Authorized Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.


                                    ARTICLE V

                                    EXISTENCE

        The existence of the Corporation is to be perpetual.



                                   ARTICLE VI

                              NO PREEMPTIVE RIGHTS

        No stockholder shall be entitled, as a matter of right, to subscribe for or acquire additional, unissued or treasury shares of any class of capital stock of the Corporation whether now or hereafter authorized, or any bonds, debentures or other securities convertible into, or carrying a right to subscribe to or acquire such shares, but any shares or other securities convertible into, or carrying a right to subscribe to or acquire such shares may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

                                   ARTICLE VII

                              NO CUMULATIVE VOTING

        At each election of directors, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No stockholder shall have the right to cumulate his votes in any election of directors.



                                  ARTICLE VIII

                     NO STOCKHOLDER ACTION WITHOUT A MEETING

        Except as otherwise required by law, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. A special meeting of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors by the written order of a majority of the entire Board of Directors, and not by the stockholders except as otherwise provided by law or the Bylaws of the Corporation ("Bylaws").



                                   ARTICLE IX

                               BOARD OF DIRECTORS

        The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation (this "Certificate of Incorporation"), the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the Bylaws; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

        A. Number, Election and Terms of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office. Each director shall hold office until the next annual meeting and shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

        B. Removal of Directors. No director of the Corporation shall be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as may otherwise be provided by law, cause of removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation.

        C. Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.



                                    ARTICLE X

                                 INDEMNIFICATION

        A. Mandatory Indemnification. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non - profit enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation's obligations under this Section A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

        B. Prepayment of Expenses. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section A of this Article X or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation's Board of Directors deems appropriate.

        C. Vesting. The Corporation's obligation to indemnify and to prepay expenses under Sections A and B of this Article X shall arise, and all rights granted to the Corporation's directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, no action taken by the Corporation, either by amendment of this Certificate of Incorporation or the Bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections A and B of this Article X which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

        D. Enforcement. If a claim under Section A or Section B or both Sections A and B of this Article X is not paid in full by the Corporation within thirty
(30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

        E. Nonexclusive. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of this Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        F. Permissive Indemnification. The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by Sections A and B of this Article X may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

        G. Insurance. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article X, the Corporation's Bylaws, the DGCL or other applicable law.

        H. Implementing Arrangements. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in Section G of this Article X, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation,
(i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (iv) establish a letter of credit, guaranty or surety arrangement.



                                   ARTICLE XI

                           LIMITED DIRECTOR LIABILITY

        No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XI shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as it may hereafter be amended from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

        If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article XI will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.



                                   ARTICLE XII

                                     BYLAWS

        The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, or adopt new Bylaws, without any action on the part of the stockholders, except as may be otherwise provided by applicable law or the Bylaws of the Corporation.



                                  ARTICLE XIII

                           ARRANGEMENTS WITH CREDITORS

        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If the majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.



                                   ARTICLE XIV

                           INITIAL BOARD OF DIRECTORS

        The names and mailing addresses of the initial members of the Board of Directors are:

               Charles T. Goodson of [diamond], Lafayette, LA, USA
               Alfred J. Thomas, II, of [diamond],Lafayette, LA, USA
               Ralph J. Daigle, of [diamond],Lafayette, LA, USA
               Robert R. Brooksher of [diamond], Lafayette, LA, USA
               Daniel G. Fournerat of [diamond], Lafayette, LA, USA
               Robert L. Hodgkinson of [diamond], Vancouver, BC, Canada William C. Leuschner of [diamond], Calgary, Alberta, Canada


                                   ARTICLE XV

                                  INCORPORATOR

        The name and mailing address of the incorporator, the powers and authority of whom shall cease upon the filing of this Certificate of Incorporation, is:


                             Robert G. Reedy, Esq.
                             Porter & Hedges, L.L.P.
                             700 Louisiana, 35th Floor
                             Houston, Texas 77002


                                   ARTICLE XVI

                                  DOMESTICATION

        The Corporation was incorporated under the laws of British Columbia, Canada on April 11, 1983 and continued under the laws of Canada on June 14, 1994. Simultaneously with the filing of this Certificate of Incorporation, the Corporation has filed its Certificate of Domestication with the Secretary of State of the State of Delaware in order to domesticate itself in the State of Delaware. This Certificate of Incorporation amends and supersedes in all respects the previously adopted Articles of Incorporation, as amended to date, of the Corporation. The one share of the common stock of the Corporation outstanding on the effective date of this Certificate of Incorporation is hereby converted into one share of the Common Stock without any further action by the Corporation or any stockholder, and the currently outstanding share certificate representing such share of common stock outstanding on the effective date of this Certificate of Incorporation shall represent one share of the Common Stock until such share certificate is surrendered for transfer or reissue.


                                  ARTICLE XVII


                              SECTION 203 ELECTION

        The Corporation expressly elects not to be governed by Section 203 of the DGCL.


                                  ARTICLE XVIII

                           ARRANGEMENTS WITH CREDITORS

        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If the majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

        I, the undersigned, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby declaring under the penalties of perjury that this is my act and deed and that the facts stated herein are true, and accordingly have executed this Certificate of Incorporation on _____________, 1998.



                                                    /s/ ROBERT G. REEDY
                                                    ----------------------------
                                                    Robert G. Reedy, Esq.

                                   APPENDIX D
                     PROFORMA FINANCIAL STATEMENTS OF OPTIMA

                              [Letterhead of KPMG]



COMPILATION REPORT

The Board of Directors
Optima Petroleum Corporation

We have reviewed, as to compilation only, the accompanying pro forma consolidated balance sheet of Optima Petroleum Corporation as at December 31, 1997 and the pro forma combined statements of operations of Optima Petroleum Corporation and American Explorer LLC for the years ended December 31, 1997 and 1996. These pro forma financial statements have been prepared for inclusion in the information circular relating to the issuance of 7,335,001 common shares of Optima Petroleum Corporation on its merger with American Explorer LLC. In our opinion, the pro forma consolidated balance sheet and the pro forma combined statements of operations have been properly compiled to give effect to the proposed transactions and assumptions described in Note 2 thereto.


/s/ KPMG
Chartered Accountants

Vancouver, Canada
April 3, 1998

OPTIMA PETROLEUM CORPORATION
Pro Forma Balance Sheet
December 31, 1997

 ---------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Pro Forma
                                                       OPC                 AMEX         Adjustments    Notes    Consolidated
 ---------------------------------------------------------------------------------------------------------------------------
 ASSETS

 CURRENT
     Cash and cash equivalents                  $  5,660,354           $   246,610                             $  5,906,964
     Cash in trust                                   715,250                    --                                  715,250
     Accounts receivable                           2,220,151             2,100,443                                4,320,594
     Note receivable - current portion               129,861                    --                                  129,861


                                                   8,725,616             2,347,053                               11,072,669

 OTHER
     Cash held in trust                              703,996             1,109,356                                1,813,352
     Advances to operators                           547,200                    --                                  547,200
     Note receivable - long term portion             265,077                    --                                  265,077
     Petroleum and natural gas interests,         17,695,968            10,692,975          $6,504,228   2(a)    36,788,871
       full cost method                                                                      1,895,700   2(b)
     Deferred charges                                205,486                    --                                  205,486
 ---------------------------------------------------------------------------------------------------------------------------
                                                $ 28,143,343           $14,149,384                             $ 50,692,655
============================================================================================================================

 LIABILITIES AND SHAREHOLDERS' EQUITY

 CURRENT
     Accounts payable and accrued liabilities   $    868,796           $ 3,515,714                             $  4,384,510
     Current portion of long-term debt                    --             2,574,900                                2,574,900
 ---------------------------------------------------------------------------------------------------------------------------
                                                     868,796             6,090,614                                6,959,410

 REVENUE IN DISPUTE                                1,023,998                    --                                1,023,998

 LONG-TERM DEBT                                      143,050             2,288,800                                2,431,850

 SITE RESTORATION AND ABANDONMENT                    369,297                    --           1,895,700   2(b)     2,264,997

 SHAREHOLDERS' EQUITY
     Share capital                                30,891,689                    --         $12,274,198   2(a)    43,165,887
     Contributed surplus                             608,222                    --                                  608,222
     Deficit                                      (5,761,709)            5,769,970          (5,769,970)  2(a)    (5,761,709)
 ---------------------------------------------------------------------------------------------------------------------------
                                                  25,738,202             5,769,970                               38,012,400
 ---------------------------------------------------------------------------------------------------------------------------
                                                $ 28,143,343           $14,149,384                             $ 50,692,655
============================================================================================================================

See accompanying notes to pro forma financial statements.

OPTIMA PETROLEUM CORPORATION
Pro Forma Statement of Operations
December 31, 1997

---------------------------------------------------------------------------------------------------------------------
                                                                                                           Pro Forma
                                                 OPC             AMEX        Adjustments      Notes        Combined
---------------------------------------------------------------------------------------------------------------------
 OPERATING INCOME

    Petroleum and natural gas sales          $ 7,649,415     $ 9,403,334      3,806,465        2(f)      $ 20,859,214
    Royalties and production taxes             2,581,196         361,396      3,806,465        2(f)         6,749,057
    Operating costs                            1,018,211       3,279,187                                    4,297,398
---------------------------------------------------------------------------------------------------------------------
                                               4,050,008       5,762,751                                    9,812,759

EXPENSES

    General and administrative                 1,691,779         550,768                                    2,242,547
---------------------------------------------------------------------------------------------------------------------
EARNINGS BEFORE INTEREST,
  DEPLETION, DEPRECIATION,
  AMORTIZATION AND INCOME TAXES                2,358,229       5,211,983                                    7,570,212

    Depletion and depreciation                 4,269,745       3,898,106      1,303,345        2(c)         9,471,196
    Provision for revenue dispute              1,023,998              --                                    1,023,998
    Gain on sale of Canadian petroleum
      and natural gas interests                (518,025)             --                                     (518,025)
    Interest and other revenue                  (250,916)        (62,124)                                   (313,040)
    Foreign exchange gain                       (259,315)        (43,035)                                   (302,350)
    Interest and bank charges                    188,468          77,870                                      266,338
    Amortization of deferred
       financing costs                            68,494              --                                       68,494
    Write-down of petroleum and
       natural gas interests                   2,520,000              --                                    2,520,000
---------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES             (4,684,220)      1,341,166                                   (4,646,399)

    Income taxes                                 151,000              --        480,300        2(d)           151,000
                                                                               (480,300)       2(e)
---------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) FOR THE YEAR               $(4,835,220)    $ 1,341,166                                 $ (4,797,399)
======================================================================================================================

NET INCOME (LOSS) PER COMMON SHARE
(Note 3)                                     $     (0.43)            N/A                                 $      (0.26)
======================================================================================================================

See accompanying notes to pro forma financial statements.

OPTIMA PETROLEUM CORPORATION
Pro Forma Statement of Operations
December 31, 1996


=================================================================================================================================

                                                                                                                      Pro Forma
                                                       OPC               AMEX          Adjustments     Notes           Combined
---------------------------------------------------------------------------------------------------------------------------------

OPERATING INCOME

     Petroleum and natural gas sales              $ 12,862,701      $  6,169,037         2,795,460      2(f)          $21,827,198
     Royalties and production taxes                  2,887,096           368,389         2,795,460      2(f)            6,050,945
     Operating costs                                 1,649,650         1,940,903                                        3,590,553
---------------------------------------------------------------------------------------------------------------------------------

                                                     8,325,955         3,859,745                                       12,185,700
EXPENSES

     General and administrative                      1,663,411           391,226                                        2,054,637
---------------------------------------------------------------------------------------------------------------------------------

EARNINGS BEFORE INTEREST,
  DEPLETION, DEPRECIATION,
  AMORTIZATION AND INCOME TAXES                      6,662,544         3,468,519                                       10,131,063

     Depletion and depreciation                      5,661,205         1,537,791           866,821      2(c)            8,065,817
     Interest and other revenue                        (26,095)          (87,957)                                        (114,052)
     Foreign exchange gain                              (3,789)           (9,308)                                         (13,097)
     Interest and bank charges                         685,942           231,162                                          917,104
     Amortization of deferred financing costs           68,494                --                                           68,494
---------------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                             276,787         1,796,831                                        1,206,797

     Income taxes                                       48,214                --           661,400      2(d)               48,214
                                                                                          (661,400)     2(e)

---------------------------------------------------------------------------------------------------------------------------------

NET INCOME FOR THE YEAR                           $    228,573      $  1,796,831                                     $  1,158,583
=================================================================================================================================

NET INCOME PER COMMON
SHARE (Note 3)                                    $       0.02               N/A                                     $       0.06
=================================================================================================================================

See accompanying notes to pro forma financial statements.

                          OPTIMA PETROLEUM CORPORATION

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                               (CANADIAN DOLLARS)
                                   (UNAUDITED)

1.       BASIS OF PRESENTATION

         The accompanying unaudited pro forma financial statements of Optima Petroleum Corporation ("OPC") have been prepared by management in accordance with accounting principles generally accepted in Canada.

         The pro forma statements have been prepared from the audited consolidated financial statements of OPC for the years ended December 31, 1997 and 1996 and from audited financial statements of American Explorer, LLC ("AMEX") for the years ended December 31, 1997 and 1996, together with other publicly available information. In the opinion of management, these pro forma statements include all adjustments necessary for fair representation.

         The pro forma statements do not include the financial position and results of operations of Goodson Exploration Company, NAB Financial, L.L.C. or Dexco Energy, Inc., all of which will be acquired under the proposed acquisition, as all assets and liabilities of these companies, except for their investments in AMEX, will be removed immediately prior to the acquisition.

         The audited financial statements of AMEX have been translated from U.S. dollars to Canadian dollars using the current rate method. Under this method, the balance sheet at December 31, 1997 is translated at a current exchange rate at this date of $1.4305 and the statements of operations are translated at the average exchange rate for the year presented (1997 - $1.3846; 1996 - $1.3635).

         The pro forma statements are not necessarily indicative of either the results of operations that would have occurred for the year ended December 31, 1997, or of the results of operations expected in 1998 and future years. In preparing these pro forma statements, no adjustments have been made to reflect the operating synergies and general and administrative cost savings expected to result from consolidating the operations of OPC and AMEX.

         These pro forma statements should be read in conjunction with the audited consolidated financial statements and notes thereto of OPC and the audited financial statements and notes thereto of AMEX for the years ended December 31, 1997 and 1996.

2.       PRO FORM ASSUMPTIONS AND ADJUSTMENTS

         The pro forma consolidated balance sheet gives effect to the acquisition of AMEX and the share issue as at December 31, 1997. The pro forma combined statements of operations for the year ended December 31, 1997 gives effect to the acquisition and the share issue as of January 1, 1997, including adjustments in respect to certain transactions that may not occur in future years. The pro forma combined statements of operations for the year ended December 31, 1996 gives effect to the acquisition and the share issue as of January 1, 1996, including adjustments in respect of certain transactions that may not occur in future years.

         These pro forma statements give effect to the following assumptions and adjustments:

         (a) Accounting for the acquisition of AMEX is by the purchase method of accounting. The following table shows the assumptions made with respect to the allocation of the aggregate purchase price to AMEX's net assets and the adjustments necessary to their historical cost carrying value. Included as part of the adjustments is the elimination of AMEX's shareholders' equity of $5,769,970.

                  NET ASSETS ACQUIRED

                  Net Assets Acquired
                  Current assets                                                          $  2,347,053
                  Petroleum and natural gas interests, at historical cost                   10,692,975
                  Other assets                                                               1,109,356
                  Current liabilities                                                       (6,090,614)
                  Long term debt                                                            (2,288,800)
                                                                                          ------------
                                                                                             5,769,970

                  Excess purchase price, attributed to petroleum and natural gas
                  interests                                                                  6,504,228
                                                                                          ------------

                  Total consideration                                                     $ 12,274,198
                                                                                          ============

                  CONSIDERATION COMPRISED OF

                  Share capital on issue of 7,335,001 shares at a fair value of $1.67     $ 12,274,198
                                                                                          ============

         (b)      Site Restoration and abandonment

                  This is to reallocate AMEX Site Restoration and Abandonment of $1,895,700 from Accumulated Depletion, Depreciation and Amortization to Site Restoration and Abandonment on the balance sheet as required under Canadian Generally Accepted Accounting Principles.

                                                                             Year Ended       Year Ended
                                                                             Dec. 31/97       Dec. 31/96
                                                                             ----------       ----------

         (c)      Depletion and depreciation

                  Increased depletion and depreciation expense
                  resulting from the higher cost base on acquisition
                  of AMEX's petroleum and natural gas interests:             $1,303,345       $  866,821
                                                                             ==========       ==========
         (d)      Income taxes

                  To record deferred income taxes on income of AMEX.         $  480,300       $  661,400
                                                                             ==========       ==========
         (e)      Income taxes

                  To reduce deferred income taxes of AMEX to
                  reflect the utilization of OPC's losses carry forward.     $ (480,300)      $ (661,400)
                                                                             ===========      ===========
         (f)      Gross up to working interest

                  To gross-up AMEX petroleum and natural gas sales
                  from net revenue interest reporting to working
                  interest reporting in accordance with OPC's financial
                  statement presentation.                                    $3,806,465       $2,795,460
                                                                             ==========       ==========

3.       PER COMMON SHARE INFORMATION

         Pro forma net income (loss) per common share has been calculated using the weighted average number of OPC common shares outstanding during the years end December 31, 1997 and 1996 plus the additional OPC common shares that were issued pursuant to the AMEX acquisition and to be issued pursuant to this offering, all as if the additional common shares were outstanding at the beginning of each year.

                                   APPENDIX E
                          FINANCIAL STATEMENTS OF AMEX

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Members and Board of Directors of American Explorer, LLC:

         We have audited the accompanying balance sheets of American Explorer, LLC (a Louisiana limited liability company) as of December 31, 1997 and 1996, and the related statements of operations, members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Explorer, LLC, as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





                                                     ARTHUR ANDERSEN LLP


New Orleans, Louisiana
March 17, 1998

                            AMERICAN EXPLORER, L.L.C.
                      STATEMENTS OF ASSETS, LIABILITIES AND
                                MEMBERS' CAPITAL
                        AS OF DECEMBER 31, 1997 AND 1996


         ASSETS                                              1997              1996
         ------                                              ----              ----

Current Assets:
                Cash                                     $   172,394       $   206,119
                Accrued Oil and Gas Revenues               1,468,328           600,775
                Accounts Receivable From Members                --             125,000
                                                         -----------       -----------
         Total Current Assets                            $ 1,640,722       $   931,894
                                                         -----------       -----------

Property and Equipment
                Oil and Gas Properties,                  $10,904,765       $ 4,334,033
                  full cost method
                Unevaluated Oil and Gas Properties         1,751,067           740,834

                Less Accumulated Depreciation
                    Depletion and Amortization            (5,239,927)       (2,440,813)
                                                         -----------       -----------

                Net Property and Equipment               $ 7,415,905       $ 2,634,054

Plugging and Abandonment Escrow                              775,502         1,537,912

Other Assets                                                  59,086            20,907
                                                         -----------       -----------
                                                         $ 9,891,215       $ 5,124,767
                                                         ===========       ===========

         LIABILITIES AND MEMBERS' CAPITAL

Current Liabilities:
                Accounts Payable                         $ 2,457,682       $ 1,436,219
                Current Portion of Long-Term Debt          1,800,000           654,889
                                                         -----------       -----------

         Total Current Liabilities                       $ 4,257,682       $ 2,091,108

Long-term Debt                                             1,600,000              --

Members' Capital                                           4,033,533         3,033,659
                                                         -----------       -----------

                                                         $ 9,891,215       $ 5,124,767
                                                         ===========       ===========





        The accompanying notes are an integral part of these statements.

                            AMERICAN EXPLORER, L.L.C.
                       STATEMENTS OF REVENUES AND EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                           1997             1996
                                                           ----             ----
Revenues:
         Oil and Gas Sales                              $6,791,372       $4,524,413
         Interest Income                                    44,868           64,508
                                                        ----------       ----------
                                                        $6,836,240       $4,588,921
                                                        ----------       ----------

Expenses:

         Lease Operating Expense                        $2,368,328       $1,423,471

         Production Taxes                                  261,011          270,179

         Depreciation, Depletion and Amortization        2,815,330        1,127,826

         General and Administrative                        397,781          286,928

         Interest Expense                                   56,240          169,536
                                                        ----------       ----------

                                                        $5,898,690       $3,277,940
                                                        ----------       ----------

         Net Income                                     $  937,550       $1,310,981
                                                        ==========       ==========








        The accompanying notes are an integral part of these statements.

                            AMERICAN EXPLORER, L.L.C.
                         STATEMENTS OF MEMBERS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


Balance, December 31, 1995                           $ 1,422,678

         Contributions                                   300,000

         Distributions                                      --

         Net Income                                    1,310,981
                                                     -----------
Balance, December 31, 1996                           $ 3,033,659

         Contributions                                   493,737

         Distributions                                  (431,413)

         Net Income                                      937,550
                                                     -----------
Balance, December 31, 1997                           $ 4,033,533
                                                     ===========

                            AMERICAN EXPLORER, L.L.C.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                             1997               1996
                                                             ----               ----
CASH FLOWS FORM OPERATING ACTIVITIES:


   Net Income                                            $   937,550        $ 1,310,981
   Adjustments to reconcile net income to cash
   provided by operating activities:
     Depreciation, depletion and amortization              2,815,330          1,104,598
     Accrued oil and gas revenues                           (867,553)            13,626
     Accounts receivable from members                        125,000           (125,000)
     Accounts payable and accrued liabilities              1,021,463            799,758
     Plugging and abandonment escrow                         762,410           (297,649)
                                                         -----------        -----------

         Net cash provided by operating activities       $ 4,794,200        $ 2,806,314
                                                         -----------        -----------



CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of oil and gas properties                    $(7,945,065)       $(2,985,424)
   Sales of oil and gas properties                           364,100          1,312,290
                                                         -----------        -----------

         Net cash used in investing activities           $(7,580,965)       $(1,673,134)
                                                         -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Principal repayments                                 $  (654,889)       $(1,899,378)
    Borrowing on lines of credit                           3,400,000            675,976
    Capital distributions                                   (375,000)
    Capital contributions                                    440,527            300,000
    Deferred financing costs                                 (57,598)           (11,474)
                                                         -----------        -----------

         Net cash used in financing activities           $ 2,753,040        $  (934,876)
                                                         -----------        -----------

INCREASE (DECREASE) IN CASH                                  (33,725)           198,304

CASH BALANCE, beginning of year                              206,119              7,815
                                                         -----------        -----------

CASH BALANCE, end of year                                $   172,394        $   206,119
                                                         ===========        ===========

CASH PAID FOR INTEREST                                   $    62,261        $   180,906
                                                         ===========        ===========




        The accompanying notes are an integral part of these statements.

                            AMERICAN EXPLORER, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE A -ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

         American Explorer, L.L.C. (the "Company") is a Louisiana limited liability company headquartered in Lafayette, Louisiana. The Company was formed in March, 1995, through contributions by its members (two individual S-Corps and a Louisiana limited liability company; collectively "the Members") of interests in certain oil and gas properties. These initial contributions were recorded by the Company during 1995 at each Member's respective cost in such properties. The Company is engaged in the acquisition of and exploration for oil and natural gas with operations onshore in South Louisiana and offshore in the Gulf of Mexico.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Oil and Gas Properties

         The Company utilizes the full-cost method of accounting, which involves capitalizing all acquisition, exploration and development costs incurred for the purpose of finding oil and gas reserves, including the costs of drilling and equipping productive wells, dry hole costs, lease acquisition costs and delay rentals. The Company also capitalizes the portion of general and administrative costs which can be directly identified with acquisition, exploration or development of oil and gas properties. Costs associated with unevaluated properties are excluded from amortization. Unevaluated property costs are transferred to evaluated property costs at such time as wells are completed on the properties, the properties are sold, or management determines these costs to have been impaired. Cost of properties, including future development, site restoration, dismantlement and abandonment costs, which have proved reserves and those which have been determined to be worthless, are depleted on the units of production method based on proved reserves. Additionally, the capitalized costs of oil and gas properties cannot exceed the present value of the estimated net cash flow from its proved reserves, together with the lower of cost or estimated fair value of its undeveloped properties (the full cost ceiling). Transactions involving sales of reserves in place, unless extraordinarily large portions of reserves are involved, are recorded as adjustments to accumulated depreciation, depletion and amortization.

         Upon the acquisition or discovery of oil and gas properties, management estimates the future net costs to be incurred to dismantle, abandon and restore the property using geological, engineering and regulatory data available. Such cost estimates are periodically updated for changes in conditions and requirements. Such estimated amounts are considered as part of the full cost pool subject to amortization upon acquisition or discovery. Such costs are capitalized as oil and gas properties as the actual restoration, dismantlement and abandonment activities take place.

Other Assets

         The Company has capitalized certain organization costs incurred in connection with the formation of the Company and costs associated with the bank note. Organization costs are being amortized over a sixty month period and loan costs are amortized over the life of the loan.

Cash and Cash Equivalents

         The Company considers all highly liquid investments in overnight securities made through its commercial bank accounts, which result in available funds the next business day, to be cash and cash equivalents.

Certain Concentrations

         During 1997 and 1996, 79% and 82% respectively, of the Company's oil and gas production was sold to three customers. Based on the current demand for oil and gas, the Company does not believe the loss of any of these customers would have a significant financially disruptive effect on its business or financial condition.

Income Taxes

         The Company is not a taxable entity and incurs no liability for federal or state income taxes. Instead, the Company's taxable income or loss and related taxable items are allocated to the Members in accordance with the operating agreement.

Fair Value of Financial Instruments

         The fair value of cash and cash equivalents, accounts receivable and accounts payable approximates book value at December 31, 1997 and 1996 due to the short-term nature of these accounts. The fair value of the note payable approximates book value due to the variable rate of interest charged.

NOTE B - NOTE PAYABLE

         At December 31, 1996 the Company's Note Payable was to a bank with interest at prime plus 2% (10 1/4%). This note was fully repaid in August, 1997. The note was collateralized by certain of the Company's and Members' oil and gas properties and was further secured by personal guarantees of the Members.

         In October 1997, the Company entered into an agreement with a bank for a reducing revolving line of credit with an initial borrowing base of $4,000,000. This borrowing base was reduced $220,000 per month through February 1998 when it was redetermined and set at $3,700,000. Beginning April 1, 1998, the borrowing base is reduced $210,000 per month and is redetermined semi-annually. The current portion of this note payable of $1,800,000 was therefore determined to be the sum of the required borrowing base reductions during 1998. If, upon redetermination, the amount outstanding under the line exceeds the borrowing base, the Company is required to either pay down the line of credit to the borrowing base, provide additional collateral to the lender, or some combination of the two. The Company may borrow, pay and reborrow under the line of credit until June 1, 2000, on which date, the Company must repay in full all amounts then outstanding. Outstanding amounts bear interest at prime plus 3/4% (9.25% at December 31, 1997) and are secured by substantially all of the Company's oil and gas properties. A commitment fee of .50% per annum on the unused available borrowing base is payable quarterly.

         The line of credit agreement contains various covenants including restrictions on additional indebtedness and distributions to Members as well as maintenance of certain financial ratios. The Company is in compliance with these covenants at December 31, 1997.

NOTE C - RELATED PARTY TRANSACTIONS

         American Explorer, L.L.C. has no employees. It is managed by American Explorer, Inc. (AEI), a corporation owned by two Members of the Company. In addition, AEI is the operator of certain of the oil and gas wells in which the Company has an interest. In 1997 and 1996, AEI charged the Company management fees of $520,000 and $444,000, respectively. Of these amounts $239,200 and $155,430 were capitalized as part of the acquisition, exploration and development effort (See Note A) in 1997 and 1996, respectively. The remainder is included in general and administrative expense. At December 31, 1997, and 1996 the Company owed AEI approximately $2,458,000, and $1,423,000, respectively. These amounts are included in Accounts Payable.

         In June, 1997, the Members contributed their interests in the Valentine Field to the Company. The contribution was recorded at the amount of the Members' cost in the Valentine Field of approximately $53,000.

NOTE D - ESCROWED FUNDS

         At December 31, 1996, the Company had approximately $1,303,000 remaining in a restricted escrow account set up to secure the Company's plugging and abandonment liability associated with its ownership interest in an oil and gas field in Lafourche Parish, Louisiana. In February 1997, the Company received approval for a Site Specific Trust Account in accordance with the Louisiana Oilfield Site Restoration Law.

Accordingly, the $1,303,000 in the escrow account became available for general company purposes. In addition, beginning March 1, 1997, the Company is required to deposit $10,000 per month into a trust account until the amount reaches approximately $1,800,000 (the "Approved Amount"). As wells and/or sites are plugged and cleaned up, the Approved Amount may be adjusted accordingly. At December 31, 1997, the balance in the Site Specific Trust Account was $100,500.

         During 1996, in connection with its acquisition of an interest in another oil and gas field in Lafourche Parish, Louisiana, the Company was required to fund an escrow account up to approximately $235,000 for its share of the plugging and abandonment of this oil and gas field. The account was fully funded at December 31, 1996. During 1997, in connection with the Members' contribution of their interest in this oil and gas field to the Company (See Note C), the Members' interest in the related plugging and abandonment escrow of approximately $440,000 was also contributed. At December 31, 1997, this escrow account is fully funded with a balance of approximately $675,000.

NOTE E - INVESTMENT IN OIL AND GAS PROPERTIES

         The following table discloses certain financial data relative to the Company's oil and gas producing activities, all of which are located onshore and offshore in the continental United States.

                                                Year Ended December 31
                                                ----------------------

                                                1997               1996
                                                ----               ----
Costs incurred during year:
     Acquisition costs                      $   166,626        $   123,786
     Exploration costs                        5,215,271          1,319,389
     Development costs                        2,323,968          1,386,859
     General and administrative costs           239,200            155,430
                                            -----------        -----------

                                            $ 7,945,065        $ 2,985,464

Less sales of oil and gas properties           (364,100)        (1,312,290)
                                            -----------        -----------

     Net cost incurred                      $ 7,580,965        $ 1,673,174
                                            ===========        ===========

NOTE F - COMMITMENTS AND CONTINGENCIES

                  As described in Note D, a Site Specific Trust Account and an Escrow Account have been established for future plugging and abandonment obligations on certain of the Company's oil and gas properties. The management of the Company believes that these funds will be sufficient to offset those future liabilities; however, the Company is responsible for any plugging and abandonment expense in excess of the balances in these accounts. In addition, the Company has working interest in other oil and gas properties for which it will be responsible for its share of the cost of plugging and abandonment of such properties. At December 31, 1997, the Company's share of total estimated future plugging and abandonment costs was approximately $2,148,000.

NOTE  G- SUBSEQUENT EVENT

         On February 12, 1998, an agreement was signed to effectively merge American Explorer, L.L.C. with Optima Petroleum Corporation (Optima). Under the terms of the Agreement, the Members of the Company will receive shares of Optima stock in exchange for their interests in the Company. Optima will be redomiciled as a U.S. (Delaware) Corporation headquartered in Lafayette, Louisiana. All of the Company's officers will become officers of Optima. The transaction is subject to approval by Optima shareholders, U.S. and Canadian regulatory authorities, an independent fairness opinion and certain customary due diligence.

         As a result of the merger, the Company will become a taxable entity subject to Federal and State income taxes. The Company will also be required to establish a net deferred tax liability calculated at the applicable Federal and State tax rates resulting primarily from financial reporting and income tax reporting basis differences in oil and gas properties. At December 31, 1997, such net deferred tax liability would have been approximately $500,000.

NOTE H - OIL & GAS RESERVE INFORMATION - UNAUDITED

         The Company's net proved oil and gas reserves have been estimated by independent petroleum consultants in accordance with guidelines established by the Securities and Exchange Commission ("SEC"). Accordingly, the following reserve estimates are based upon existing economic and operating conditions at the respective dates.

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in providing the future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact. In addition, the present values should not be construed as the current market value of the Company's oil and gas properties or the cost that would be incurred to obtain equivalent reserves.

         The following table sets forth an analysis of the Company's estimated quantities of net proved and proved developed oil (including condensate) and gas, all located onshore and offshore in the continental United States:

                                                                                                Natural
                                                                           Oil in                 Gas
                                                                            MBbls               in MMcf
                                                                         ----------            ---------
Proved reserves as of December 31, 1995                                      228.64             5,782.37
     Revisions of previous estimates                                          46.55                 9.23
     Extensions, discoveries and other additions                               7.44              1062.81
     Purchase of producing properties                                         94.04             3,748.92
     Sale of reserves                                                         (1.34)             (156.89)
     Production                                                              (63.39)           (1,314.00)
                                                                         ----------            ---------

Proved reserves as of December 31, 1996                                      311.94             9,132.44
     Revisions of previous estimates                                           7.18            (1,125.77)
     Extensions, discoveries and other additions                               4.74             3,014.25
     Purchase of producing properties                                          --                 235.54
     Production                                                              (51.33)           (2,385.42)
                                                                        -----------            ---------

Proved reserves as of December 31, 1997                                      272.53             8,871.04
                                                                        ===========            =========

                                                                                                Natural
                                                                             Oil in               Gas
                                                                             MBbls              in MMcf
                                                                             ------             --------
Proved developed reserves:

     as of December 31, 1996                                                 310.53             7,598.82
                                                                             ======             ========

     as of December 31, 1997                                                 272.53             8,075.36
                                                                             ======             ========

                  The following tables present the standardized measure of future net cash flows related to proved oil and gas reserves together with changes therein, as defined by the FASB. The oil, condensate and gas price structure utilized to project future net cash flows reflects current prices at each year end and has been escalated only where known and determinable price changes are provided by contracts and law. Future production and development costs are based on current costs with no escalations. Estimated future cash flows have been discounted to their present values based on a 10% annual discount rate.

                  Crude oil and natural gas prices have declined subsequent to December 31, 1997. Accordingly, the discounted future net cash flows would be reduced if the standardized measure was calculated at the latter date. As a result of the continued volatility in oil and natural gas markets, future prices received from oil, condensate and natural gas sales may be higher or lower than current levels.


                                                    Standardized Measure
                                                        December 31,
                                         -----------------------------------------
                                                  1997               1996
                                              -------------     -------------
                                                        (In Thousands)
Future cash flows                             $   25,535.85     $   41,541.68
Future production and development costs           13,662.67         13,292.56
                                              -------------     -------------

Future net cash flows                         $   11,873.18     $   28,249.12

10% annual discount                               (1,661.52)        (5,737.97)
                                              -------------     -------------

Standardized measure of discounted

  future net cash flows                       $   10,211.66     $   22,511.15
                                              =============     =============

                                                        Changes in Standardized Measure
                                                        Year Ended December 31,
                                              ------------------------------------------
                                                       1997                1996
                                                   ------------        ------------
Standardized measure at beginning of year          $ 22,511,127        $  4,387,648

Sales and transfers of oil and gas produced,
  net of production costs                            (4,162,033)         (2,830,763)
Changes in price, net of future production
  costs                                             (13,181,241)          8,314,906
Extensions and discoveries, net of future
  production and development costs                    3,656,605           3,070,499
Changes in estimated future development
  costs, net of development costs incurred
  during the period                                     (75,181)             87,050
Revisions of quantity estimates                        (128,860)          2,944,721
Accretion of discount                                 2,251,113             438,765
Purchase of reserves in place                            34,578           7,860,501
Sale of reserves in place                                  --              (279,105)
Changes in production rates (timing)
  and other                                            (694,451)         (1,483,095)
                                                   ------------        ------------
Standardized measure at end of year                $ 10,211,657        $ 22,511,127
                                                   ============        ============

                          PLAN AND AGREEMENT OF MERGER


                                  BY AND AMONG


                        OPTIMA PETROLEUM CORPORATION, AND


         OPTIMA ENERGY (U.S.) CORPORATION, ITS WHOLLY OWNED SUBSIDIARY,


                                       AND


                           GOODSON EXPLORATION COMPANY
                              NAB FINANCIAL, L.L.C.
                               DEXCO ENERGY, INC.
                            AMERICAN EXPLORER, L.L.C.






                          Dated as of February 11, 1998

                                TABLE OF CONTENTS

                                                                                                      PAGE

ARTICLE  THE MERGERS                                                                                     2
   SECTION        The Mergers                                                                            2
   SECTION        Effective Time                                                                         2
   SECTION        Effect of the Mergers                                                                  2
   SECTION        Consideration                                                                          3
   SECTION        Closing                                                                                4
   SECTION        Stockholder Consents                                                                   4
   SECTION        Directors of Acquiring Corporation                                                     4

ARTICLE  REPRESENTATIONS AND WARRANTIES OF TARGET CORPORATIONS                                           5
   SECTION        Organization and Qualification                                                         5
   SECTION        Capitalization                                                                         5
   SECTION        Authority Relative to the Agreement                                                    6
   SECTION        No Violation                                                                           6
   SECTION        Consents and Approvals                                                                 7
   SECTION        Financial Statements                                                                   7
   SECTION        Absence of Changes                                                                     7
   SECTION        Litigation                                                                             8
   SECTION        Tax Matters                                                                            8
   SECTION        Employee Benefit Plans                                                                 8
   SECTION        Compliance with Law; Environmental Matters                                             8
   SECTION        Title to Properties; Encumbrances                                                      9
   SECTION        Permits and Licenses                                                                   9
   SECTION        Agreements, Contracts and Commitments                                                  9

ARTICLE  REPRESENTATIONS AND WARRANTIES OF ACQUIRING CORPORATION AND ACQUISITION SUB                    10
   SECTION        Organization and Authority                                                            10
   SECTION        Capitalization                                                                        10
   SECTION        Authority Relative to the Agreement                                                   11
   SECTION        No Violation                                                                          11
   SECTION        Consents and Approvals                                                                12
   SECTION        Financial Statements                                                                  12
   SECTION        Absence of Changes                                                                    13
   SECTION        Litigation                                                                            13
   SECTION        Tax Matters                                                                           13
   SECTION        Employee Benefit Plans                                                                14
   SECTION        Compliance and Law; Environmental Matters                                             14
   SECTION        Title to Properties; Encumbrances                                                     15
   SECTION        Permits and Licenses                                                                  15
   SECTION        Agreements, Contracts and Commitments                                                 15

ARTICLE  COVENANTS OF TARGET CORPORATIONS AND OPERATING COMPANY                                         15
   SECTION        Affirmative Covenants of Target Corporations and Operating Company                    15
   SECTION        Negative Covenants of Target Corporations and Operating Company                       16

ARTICLE  COVENANTS OF THE ACQUIRING CORPORATION AND ACQUISITION SUB                                     17
   SECTION        Affirmative Covenants of Acquiring Corporation and Acquisition Sub                    17
   SECTION        Negative Covenants of The Acquiring Corporation and Acquisition Sub                   19

ARTICLE  ADDITIONAL AGREEMENTS                                                                          20
   SECTION        Access To, and Information Concerning, Target Corporations
                  and Operating Company Properties and Records                                          20

   SECTION        Access To, and Information Concerning Acquiring Corporation
                  and Acquisition Sub Properties and Records                                            21
   SECTION        Miscellaneous Agreements and Consents                                                 22
   SECTION        Good Faith Efforts                                                                    22
   SECTION        Exclusivity                                                                           22

ARTICLE CONDITIONS TO CONSUMMATION OF THE MERGERS                                                       23
   SECTION        Conditions to Each Party's Obligation to Effect
                  the Mergers                                                                           23
   SECTION        Conditions to the Obligations of Acquiring Corporation
                  and Acquisition Sub to Effect the Mergers                                             23
   SECTION        Conditions to the Obligations of the Target Corporations
                  and Operating Company to Effect the Mergers                                           24

ARTICLE  TERMINATION; AMENDMENT; WAIVER                                                                 26
   SECTION        Termination                                                                           26
   SECTION        Effect of Termination                                                                 26
   SECTION        Amendment                                                                             27
   SECTION        Extension; Waiver                                                                     27

ARTICLE  REMEDIES                                                                                       27
   SECTION        Remedies for Breach of Representations and Warranties                                 27

ARTICLE  SURVIVAL OF REPRESENTATIONS AND WARRANTIES                                                     27
   SECTION        Survival of Representations and Warranties                                            27

ARTICLE  MISCELLANEOUS                                                                                  27
   SECTION        Expenses                                                                              28
   SECTION        Public Announcements                                                                  28
   SECTION        Brokers and Finders                                                                   28
   SECTION        Entire Agreement; Assignment                                                          28
   SECTION        Waiver; Consents                                                                      28
   SECTION        Further Assurances                                                                    28
   SECTION        Severability                                                                          29
   SECTION        Notices                                                                               29
   SECTION        Governing Law                                                                         30
   SECTION        Descriptive Headings                                                                  30
   SECTION        Parties in Interest; No Third Party Beneficiary                                       30
   SECTION        Counterparts                                                                          30
   SECTION        Incorporation by Reference                                                            30
   SECTION        Pursuit of Litigation                                                                 30
   SECTION        Certain Definitions                                                                   30

                          PLAN AND AGREEMENT OF MERGER



         THIS PLAN AND AGREEMENT OF MERGER ("Agreement") is entered into as of February 11, 1998, by and among Optima Petroleum Corporation, a corporation constituted under the Canada Business Corporation Act ("CBCA") ("Acquiring Corporation"), Optima Energy (U.S.) Corporation, a Nevada corporation and a wholly owned subsidiary of Acquiring Corporation ("Acquisition Sub"), American Explorer, L.L.C., a Louisiana limited liability company (the "Operating Company") and Goodson Exploration Company, a Louisiana corporation ("Goodson"), NAB Financial, L.L.C., a Louisiana limited liability company ("NAB"), Dexco Energy, Inc., a Louisiana corporation ("Dexco") (Goodson, NAB and Dexco, collectively own all of the membership interest of the Operating Company, and are herein referred to collectively as the "Target Corporations").

         WHEREAS, the Acquiring Corporation and the Target Corporations believe that the Mergers (as defined herein) of the Target Corporations with and into the Acquisition Sub in the manner provided by, and subject to the terms and conditions set forth in this Agreement, and all exhibits, schedules and amendments hereto, is desirable and in the best interests of their respective corporations and shareholders;

         WHEREAS, the Mergers are conditional upon (i) Acquiring Corporation, prior to the Merger, being domesticated as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and Section 188 of the CBCA (the "Optima Domestication"), pursuant to which Acquiring Corporation will, among other things, file a certificate of domestication and certificate of incorporation with the Secretary of the State of Delaware and (ii) subject to the parties agreeing to a different structure prior to the Closing (as defined below), the Acquisition Sub, prior to the Mergers, being merged into a newly formed Louisiana corporation and wholly-owned subsidiary of Acquiring Corporation in accordance with the Louisiana Business Corporation Act ("LBCA") and applicable corporation laws of the State of Nevada, for the purpose of changing its state of incorporation from Nevada to Louisiana (the "Reincorporation"); and

         WHEREAS, the respective boards of directors of the Acquiring Corporation and the Acquisition Sub, the board of directors and shareholders of the Target Corporations and the members of the Operating Company have approved this Agreement and the proposed transactions on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the recitals and the respective representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   I. ARTICLE
                                   THE MERGERS

A.                SECTION    The Mergers. Upon the terms and subject to the
conditions hereof, and in accordance with the LBCA, Goodson, NAB and Dexco shall be merged with and into Acquisition Sub (collectively, the "Mergers"). Prior to the Mergers, (i) Acquiring Corporation will consummate the Optima Domestication and (ii) Acquisition Sub will consummate the Reincorporation.

A.                SECTION    Effective Time. As soon as practicable following
the satisfaction or waiver of the conditions set forth in Article VI hereof, and provided that this Agreement has not been terminated or abandoned pursuant to
Section 7.1 hereof, the Target Corporations and Acquisition Sub (the "Constituent Corporations") will cause Articles of Merger to be filed with the Secretary of State of Louisiana in the form required by and executed in accordance with the relevant provisions of the LBCA. The date of such filings or such other time and date as may be specified in the Articles of Merger shall be the "Effective Time" of the Mergers.

A.                SECTION    Effect of the Mergers

         The Acquisition Sub will be the surviving corporation in the Mergers (sometimes hereinafter referred to as the "Surviving Corporation") and will continue to be governed by the laws of its state of incorporation, and the separate corporate existence of the Target Corporations shall cease. The corporate charter and the bylaws of Acquisition Sub in effect at the Effective Time will be the corporate charter and bylaws of the Surviving Corporation, until duly amended in accordance with its terms and applicable law. The directors and officers of the Surviving Corporation immediately after the Effective Time, to serve until their successors are duly elected and qualified, shall be:


        Officers                               Title

Charles T. Goodson                         President and Chief Executive Officer
Alfred J. Thomas, II                       Chief Operating Officer
Ralph J. Daigle                            Senior Vice President - Exploration
Robert R. Brooksher                        Chief Financial Officer and Secretary

        Directors

Robert L. Hodgkinson
William C. Leuschner                       Chairman of the Board
Charles T. Goodson
Alfred J. Thomas, II

Ralph J. Daigle
Robert R. Brooksher
Daniel G. Fournerat


Upon the consummation of the Mergers, the Surviving Corporation shall thereupon and thereafter possess all assets and property of every description and every interest therein, wherever located, of the Constituent Corporation as in existence immediately prior to the Effective Time, and the rights, privileges, immunities, powers, franchises and authority of each Constituent Corporation and all obligations belonging to and due each Constituent Corporation shall be vested in the Surviving Corporation, without further act or deed, and the Mergers shall have all such other effects as set forth in the LBCA. In addition, as soon as practicable following the Effective time, each of Acquiring Corporation and Surviving Corporation shall relocate (i) its principal executive offices to Lafayette, Louisiana and (ii) its principal exploration office, if any, to Houston, Texas.

A.                SECTION    Consideration

1. At the Effective Time, by virtue of the Mergers and without any action on the part of any holder of the capital stock of the Target Corporations, an aggregate of 7,335,001 shares of Acquiring Corporation Common Stock and Contingent Stock Issue Rights (as defined below) to receive, subject to certain conditions, an additional 1,667,001 shares of Acquiring Corporation Common Stock, as follows: (i) each share of the common stock, no par value, of Goodson shall be converted into (x) 2,567.25 shares of the common stock, $.001 par value, of Acquiring Corporation ("Acquiring Corporation Common Stock") and the right to receive, subject to certain conditions, 583.45 shares of Acquiring Corporation Common Stock (a "Contingent Stock Issue Right") in the form attached hereto as Exhibit A (for a total of 2,567,250 shares and 583,450 Contingent Stock Issue Rights), (ii) each membership interest representing 1% ownership of NAB shall be converted into 25,672.5 shares of Acquiring Corporation Common Stock and 5,834.5 Contingent Stock Issue Rights (for a total of 2,567,251 shares and 583,451 Contingent Stock Issue Rights), and (iii) each share of the common stock, no par value, of Dexco shall be converted into 22,005 shares of Acquiring Corporation Common Stock and 5,001 Contingent Stock Issue Rights (for a total of 2,200,500 shares and 500,100 Contingent Stock Issue Rights.

1. At the Effective Time, by virtue of the Mergers and without any action on the part of Acquiring Corporation as the sole shareholder of the Acquisition Sub, each issued and outstanding share of the common stock of the Acquisition Sub shall remain issued and outstanding.

1. From and after the Effective Time, each holder of an outstanding certificate of the common stock and each holder of membership interests of the Target Corporations shall be entitled to receive, upon surrender thereof to Acquiring

Corporation, the shares of Acquiring Corporation Common Stock and Contingent Stock Issue Rights to which such holder is entitled pursuant to this Section 1.4.

2. No fractional shares of Acquiring Corporation Common Stock or Contingent Stock Issue Rights shall be issued in the Mergers. In lieu thereof, each holder of capital stock or membership interests of the Target Corporations who would otherwise be entitled to a fractional share of Acquiring Corporation Common Stock or Contingent Stock Issue Right shall be rounded up to the nearest whole share of Acquiring Corporation Common Stock or the nearest whole Contingent Stock Issue Right, as applicable.

1. Upon satisfaction of the conditions set forth therein, each Contingent Stock Issue Right shall entitle the holder thereof to receive, and shall automatically be converted into, shares of Acquiring Corporation Common Stock on the basis and subject to the conditions set forth in the Contingent Stock Issue Rights.

A.                SECTION    Closing. Upon the terms and subject to the
conditions hereof, as soon as practicable after the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof, the Target Corporations and the Acquisition Sub shall execute in the manner required by the LBCA Articles of Merger, and the parties hereto shall take all such other and further actions as may be required by law to make the Mergers effective. Prior to the filings referred to in this section, a closing (the "Closing") will be held at the office of counsel to the Target Corporations (or such other place as the parties may agree) for the purpose of confirming all of the foregoing. The parties acknowledge and agree that it is their mutual desire and interest to consummate the Mergers as soon as practicable after the date hereof, and shall use all reasonable effects to consummate the Mergers in accordance with this
Section 1.5. For purposes of this Agreement, the date on which the Closing actually occurs shall be the "Closing Date."

A.                SECTION    Stockholder Consents

1. Pursuant to the LBCA, within 10 days of the execution of this Agreement, each of the stockholders and members of the Target Corporations will consent to and adopt this Agreement and the Mergers, and the transactions contemplated herein, by executing the form of consent attached hereto as Exhibit B-1.

1. Pursuant to the CBCA, within 10 days of the execution of this Agreement certain of the stockholders of the Acquiring Corporation will consent and adopt this Agreement and the Mergers, and the transactions contemplated herein, by executing the form of consent attached hereto as Exhibit B-2.

A.                SECTION    Directors of Acquiring Corporation. The Board of
Directors shall take such action as may be necessary to nominate for election to the Acquiring Corporation's Board of Directors the same directors as those designated in Section 1.3 hereof for the Acquisition Sub, such persons to be nominated for election at the shareholders' meeting required to be held by the Acquiring Corporation pursuant to Section 5.1(h) hereof.

                                   I. ARTICLE
              REPRESENTATIONS AND WARRANTIES OF TARGET CORPORATIONS

         The Target Corporations hereby severally, but not jointly, make the representations and warranties set forth in this Article II to the Acquiring Corporation and the Acquisition Sub. The Target Corporations have delivered to the Acquiring Corporation and the Acquisition Sub the Schedules to this Agreement referred to in this Article II on the date hereof and such Schedules have been reviewed and accepted by the Acquiring Corporation and the Acquisition Sub.

A.                SECTION    Organization and Qualification

1. Each of Goodson and Dexco is a corporation, and the Operating Company and NAB are each a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Louisiana. Each of the Target Corporations and the Operating Company has all requisite corporate or partnership power and authority to carry on its business as it is now being conducted, and to own, lease and operate its properties and assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Each of the Target Corporations and the Operating Company is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary. Each such jurisdiction in which the Target Corporations and the Operating Company are so qualified is listed on Schedule 2.1(a).

1.                       None of the Target Corporations and the Operating
Company have a subsidiary.

1. True, correct and complete copies of the charter documents and bylaws of each Target Corporations and the charter and member regulations of the Operating Company, with all amendments thereto through the date of this Agreement, have been delivered by Target Corporations to Acquiring Corporation.

A.               SECTION     Capitalization. As of the date hereof, the
authorized capitalization of each of the Target Corporations and the Operating Company are set forth on Schedule 2.2. Schedule 2.2 lists each holder of common stock and the number of shares owned by such holders, which represent all of the outstanding capital stock of Goodson and Dexco, and each owner of membership interests and the amount of membership interest owned by each member of the Operating Company and NAB. Except as set forth on Schedule 2.2, there are no outstanding subscriptions, options, phantom stock, convertible securities, rights, warrants, calls, irrevocable proxies or other agreements or commitments of any kind directly or indirectly obligating Goodson and Dexco to issue any security of or equity interest in Goodson and Dexco or obligating the Operating Company and NAB to issue any membership interest in the Operating Company and NAB, or irrevocable proxies or any agreements (including shareholder agreements) restricting the transfer of or otherwise relating to any security or equity interest in Goodson and Dexco or membership interest in the Operating Company and NAB. All of the shares of common stock of Goodson and Dexco and the membership interests of the Operating Company and NAB have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights.

A.                SECTION    Authority Relative to the Agreement. Each of the
Target Corporations and the Operating Company has full corporate power and authority to execute and deliver this Agreement, and no further corporate proceedings on the part of the Target Corporations and the Operating Company are necessary to consummate the transactions contemplated hereby, which have been duly and validly authorized and approved by the board of directors and shareholders of Goodson and Dexco and by the members and managers of the Operating Company and NAB. This Agreement has been duly and validly executed and delivered by each Target Corporations and the Operating Company, and this Agreement constitutes the valid and binding obligation of each Target Corporations and the Operating Company enforceable against each Target Corporations and the Operating Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such approval of regulatory agencies as may be required by statute or regulation.

A.                SECTION    No Violation. Neither the execution, delivery nor
performance of this Agreement, nor the consummation of the transactions contemplated hereby will, as of the Effective Time (i) violate any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Target Corporations and the Operating Company which in each case would result in a Material Adverse Effect (as defined in Section
11.14 hereof), (ii) except as set forth on Schedule 2.4, be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property of any Target Corporations and the Operating Company pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which any Target Corporations and the Operating Company are a party or by which any of the properties of any Target Corporations and the Operating Company are subject or bound, and in which each case would result in a Material Adverse Effect or (iii) conflict with or result in any breach of any provision of the charter documents or bylaws of any Target Corporations and the Operating Company.

A.                SECTION    Consents and Approvals. Except as described on
Schedule 2.5 hereto, and except for filing a Notification and Report Form pursuant to the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if such filing is necessary, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by any Target Corporations and the Operating Company in connection with the execution, delivery and performance by the Target Corporations and the Operating Company of this Agreement and the transactions contemplated hereby.

A.                SECTION    Financial Statements. The Acquiring Corporation has
been provided with a true and complete copy of the unaudited statements of assets, liabilities and members' capital of the Operating Company and NAB (as of September 30, 1997 for Operating Company and as of November 30, 1997 for NAB), and unaudited balance sheet of each of Goodson and Dexco, both as of December 31, 1997 and the related statements of revenues and expenses and statements of members' capital of the Operating Company and NAB, and statements of operations and changes in stockholders' equity of each of Goodson and Dexco, all as of and for respective fiscal years (herein, the "Target Financial Statements"). The Target Financial Statements fairly present, in all material respects, the financial condition of each of the Target Corporations and the Operating Company and the revenues and expenses, results of operations, members' capital and stockholders' equity, as applicable, for the respective periods indicated (subject to year-end audit adjustments and the absence of complete footnotes).

A.                SECTION    Absence of Changes. Except as set forth on Schedule
2.7, since September 30, 1997 in the case of Operating Company, November 30, 1997 in the case of NAB, and December 31, 1997 in the case of Dexco and Goodson, neither the Target Corporations nor the Operating Company have directly or indirectly:

1. made any amendment to its charter documents or bylaws or regulations, as the case may be, or changed the character of its business in any material manner;

1.                       suffered any Material Adverse Effect;

1. entered into or amended any agreement, commitment or transaction, or incurred any liabilities of any kind, except in the ordinary course of business consistent with prior practice or except in connection with the transactions contemplated by this Agreement;

1. agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section in the future so that any such representation would not be true in all material respects as of the Closing; or

1. made any declaration, setting aside, or payment of any dividend or other distribution in respect its capital stock, or any direct or indirect redemption, purchase or other acquisition by it of such stock.

A.                SECTION    Litigation. There are no actions, suits, claims,
investigations, reviews or other proceedings pending or, to the knowledge of each Target Corporations, threatened against such Target Corporations or the Operating Company or involving any of the properties or assets of such Target Corporations or the Operating Company, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity.

A.                SECTION     Tax Matters. All federal, state, county and local
tax returns and tax reports required to be filed by each Target Corporations and Operating Company prior to the date hereof have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All federal, state and county and local income and other taxes, including interest and penalties thereon, due by each Target Corporations and Operating Company have been fully paid or adequately provided for in the Target Financial Statements. No sales and use tax audits by any governmental authority are pending, and no federal or state income tax return of any Target Corporations and Operating Company has been audited by the Internal Revenue Service or any state governmental authority, respectively.

A.                SECTION     Employee Benefit Plans. Except for customary group
health, dental and life insurance plans, the Target Corporations and Operating Company have no health, dental and life insurance plans, bonus, deferred compensation, pension, profit sharing and retirement plans or any other employee benefit plans, programs or arrangements providing benefits for employees of the Target Corporations and Operating Company (the "Target Benefit Plans"). The Target Benefit Plans have been maintained in compliance with all applicable laws, including all contributions to and distributions made by the Target Benefit Plans. There are no pending or, to the knowledge of such Target Corporations, threatened claims by or on behalf of the Target Benefit Plans, the United States Department of Labor, the Internal Revenue Service, or by any current or former employee of the Target Corporations and the Operating Company or beneficiary of such current or former employee alleging a breach of any fiduciary duties or a violation of applicable state or federal law which could result in a material liability on the part of the Target Corporations and the Operating Company.

A.                 SECTION    Compliance with Law; Environmental Matters

1. Permits, etc. To the knowledge of each Target Corporations, each of them and the Operating Company have in full force and effect all material environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder;

1. Compliance. To the knowledge of each Target Corporations, its operations and Operating Company's operations and the use of its assets and Operating Company's assets do not violate any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement including without limitation those pertaining to (a) the environment, including natural resources or any activity which affects the environment, or (b) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 1609 et seq.) the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (17 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and analogous, foreign, state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"), where such violation would have a Material Adverse Effect;

1. Environmental Claims. No notice has been served on any Target Corporations or Operating Company from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws.

A.                SECTION    Title to Properties; Encumbrances. To the knowledge
of each Target Corporations, the properties and other assets of the Operating Company and the Target Corporations are free and clear of any lien, mortgage, pledge, security interest or other encumbrance, except as described in Schedule
2.12 and except for liens for taxes, assessments or governmental charges or levies which are not delinquent.

A.                SECTION     Permits and Licenses. Each Target Corporations and
the Operating Company have all permits, licenses, certificates and authorities from governmental agencies required to conduct its business as now being conducted, and the consummation of the transactions contemplated by this Agreement will not constitute a violation of any permit, license, certificate or authority from a governmental agency which would result in a Material Adverse Effect. Such permits are in full force and effect unimpaired by any act or omission of any Target Corporations or Operating Company, or its employees or agents, have not been suspended or revoked, and each Target Corporations and Operating Company have complied with their terms, except for any failure to comply which does not result in a Material Adverse Effect.

A.                SECTION    Agreements, Contracts and Commitments. Neither the
Target Corporations nor the Operating Company is a party to or bound by (i) any commitment which involves or may involve aggregate future payments by or to such Target Corporations or the Operating Company of $100,000 or more and which is not, by its terms, terminable by such Target Corporations or the Operating Company without penalty or payment on 60 days notice or less or (ii) any non-competition or secrecy agreement, any loan or credit agreement, security agreement, indenture, mortgage, pledge, conditional sale or title retention agreement, lease purchase agreement or other instrument evidencing indebtedness (other than equipment purchases or lease agreements entered into in the ordinary course of business), or any sales representative, partnership, joint venture, joint operating or similar agreement.

                                   I. ARTICLE
                        REPRESENTATIONS AND WARRANTIES OF
                    ACQUIRING CORPORATION AND ACQUISITION SUB

         Acquiring Corporation and Acquisition Sub make the representations and warranties set forth in this Article III to Target Corporations. Acquisition Corporation and Acquisition Sub have delivered to the Target Corporations the Schedules to this Agreement referenced to in the Article III on the date hereof and such Schedules have been reviewed and accepted by the Target Corporations.

A.                SECTION    Organization and Authority. Acquiring Corporation
is a corporation duly organized, validly existing and in good standing under the CBCA, and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Acquiring Corporation has no subsidiaries except for the Acquisition Sub. Each of Acquiring Corporation and Acquisition Sub has all requisite corporate power and authority to carry on its business as it is now being conducted, and to own, lease and operate its properties and assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Each of the Acquiring Corporation, and the Acquisition Sub is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary. The Acquiring Corporation has no subsidiaries other than the Acquisition Sub.

A.                SECTION    Capitalization. As of the date hereof, the
authorized capital stock of each Acquiring Corporation and the Acquisition Sub is set forth on Schedule 3.2. Schedule 3.2 lists all capital stock issued and outstanding of the Acquiring Corporation and the Acquisition Sub. Except as set forth on Schedule 3.2, there are no outstanding subscriptions, options, phantom stock, convertible securities, rights, warrants, calls, irrevocable proxies or other agreements or commitments of any kind directly or indirectly obligating the Acquiring Corporation or the Acquisition Sub to issue any security of or equity interest in such Acquiring Corporation or the Acquisition Sub, or irrevocable proxies or any agreements (including shareholder agreements) restricting the transfer of or otherwise relating to any security or equity interest in the Acquiring Corporation or the Acquisition Sub. All of the shares of capital stock of the Acquiring Corporation and the Acquisition Sub have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights. The Acquiring Corporation Common Stock is listed for trading on the Nasdaq National Market System and the Toronto Stock Exchange, and the Acquiring Corporation is in good standing with both such exchanges and has received no notice of, and knows of no reason that would lead to, the delisting or conditional listing of the Acquiring Corporation on such exchanges.

         When issued pursuant to this Agreement, (i) the shares of Acquiring Corporation Common Stock to be issued to the stockholders of the Target Corporations will be validly issued, fully paid and nonassessable share of Acquiring Corporation Common Stock, and (ii) the Contingent Stock Issue Rights will represent the valid and enforceable right to acquire the number of validly issued, fully paid and nonassessable shares of Acquiring Corporation Common Stock on the terms set forth in the Contingent Stock Issue Rights, which shares have been properly reserved for issuance by Acquiring Corporation.

A.                SECTION    Authority Relative to the Agreement. The Acquiring
Corporation and the Acquisition Sub have full corporate power and authority to execute and deliver this Agreement, and no further corporate proceedings on the part of the Acquiring Corporation or the Acquisition Sub are necessary to consummate the transactions contemplated hereby, other than the approval of the shareholders of Acquiring Corporation described in Section 5.1(h) hereof, which have been duly and validly authorized by the board of directors of Acquiring Corporation and the board of directors and shareholders of the Acquisition Sub. This Agreement has been duly and validly executed and delivered by the Acquiring Corporation and the Acquisition Sub, and this Agreement constitutes the valid and binding obligation of the Acquiring Corporation and the Acquisition Sub enforceable jointly and severally against the Acquiring Corporation and the Acquisition Sub in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such approval of regulatory agencies as may be required by statute or regulation.

A.                SECTION    No Violation. Neither the execution, delivery nor
performance of this Agreement, nor the consummation of all of the transactions contemplated hereby will, as of the Effective Time, (i) violate any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Acquiring Corporation and the Acquisition Sub which in each case would result in a Material Adverse Effect, (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of the Acquiring Corporation and the Acquisition Sub pursuant to any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Acquiring Corporation and the Acquisition Sub is a party or by which any of their assets or properties are subject or bound, and which in each case would result in a Material Adverse Effect, or (iii) conflict with or result in any breach of any provision of the charter documents or bylaws of the Acquiring Corporation and the Acquisition Sub.

A.                SECTION    Consents and Approvals. Except (i) the approval by
the stockholders of the Acquiring Corporation and regulatory authorities as required by Section 5.1(h) hereof, (ii) filing a Notification and Report Form pursuant to the applicable requirements of the HSR Act, (iii) approval by the Toronto Stock Exchange ("TSE") and the Nasdaq Stock Market, Inc. ("Nasdaq") and
(iv) the Director of Corporations appointed under Section 250 of the CBCA, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by the Acquiring Corporation or the Acquisition Sub in connection with the execution, delivery and performance by the Acquiring Corporation and the Acquisition Sub of this Agreement and the transactions contemplated hereby, except the filing of Articles of Merger under applicable laws.

A.                SECTION    Financial Statements

1. The Acquiring Corporation has filed all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto with (i) the United States Securities and Exchange Commission (the "SEC") that it has been required to make under the Securities Act of 1933, as amended, and the rules and regulations hereunder (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and (ii) all applicable Canadian securities regulatory authorities and stock exchanges under Canadian securities laws and the rules of such stock exchanges. The Acquiring Corporation will make all such filings as are required, if any, in connection with this Agreement, as well as any actions required hereunder. The Acquiring Corporation has previously delivered to Target Corporations copies of its (x) Annual Reports on Form 10-K for the fiscal year ended December 31, 1996 and for each of the two immediately preceding fiscal years, as filed with the SEC, (y) proxy and information statements relating to all meetings of its stockholders (whether annual or special) and actions by written consent in lieu of a stockholders' meeting from December 31, 1992, until the date hereof, and (z) all other reports, including quarterly reports, or registration statements filed by the Acquiring Corporation with the SEC since December 31, 1992 (other than registration statements filed on Form S-8) (collectively, the "SEC Documents"). Each of the SEC Documents, as amended, if applicable, has complied in all material respects with the Securities Act and the Exchange Act and all applicable Canadian securities laws. As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

1. The financial statements of the Acquiring Corporation included in the SEC Documents (including the related notes and schedules) comply as to form in all material respects with applicable Canadian accounting requirements and with the published rules and regulations of the SEC and the Canadian securities regulatory authorities with respect thereto, have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited


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
statements, as permitted by Form 10-Q) and fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of the Acquiring Corporation and its consolidated subsidiaries at the dates thereof and the consolidated results of operations and deficit and changes in financial position for the periods then ended.

A.                SECTION    Absence of Changes. Except as and to the extent set
forth on Schedule 3.7, since September 30, 1997, neither the Acquiring Corporation nor the Acquisition Sub has directly or indirectly:

1. made any amendment to its charter documents or bylaws or changed the character of its business in any material manner;

1.                       suffered any Material Adverse Effect;

1. entered into or amended any agreement, commitment or transaction, or incurred any liabilities of any kind, except in the ordinary course of business consistent with prior practice or except in connection with the transactions contemplated by this Agreement;

1. agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section in the future so that any such representation would not be true in all material respects as of the Closing; or

1. made any declaration, setting aside, or payment of any dividend or other distribution in respect its capital stock, or any direct or indirect redemption, purchase or other acquisition by it of such stock.

A.                SECTION    Litigation. Except as set forth on Schedule 3.8,
there are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of the Acquiring Corporation and the Acquisition Sub, threatened against the Acquiring Corporation or Acquisition Sub or involving any of their properties or assets, at law or in equity or before or by any foreign, federal, state, municipal, provincial or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity.

A.                SECTION    Tax Matters. All federal, state, county and local
tax returns and tax reports required to be filed by the Acquiring Corporation and the Acquisition Sub prior to the date hereof have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All federal, state, provincial and county and local income and other taxes, including interest and penalties thereon, due from the Acquiring Corporation and the Acquisition Sub have been fully paid or adequately provided for in the Acquiror Financial Statements. Except as otherwise set forth in Schedule 3.9, no goods and services or sales and use tax audits by any governmental authority are pending, and no federal or state or provincial income tax return of the Acquiring Corporation and the Acquisition Sub has been audited by the Internal Revenue Service, Revenue Canada or any state, provincial or local governmental authority, respectively.

A.                SECTION    Employee Benefit Plans.  The Acquiring Corporation
and the Acquisition Sub have no health, dental and life insurance plans, bonus, deferred compensation, pension, profit sharing and retirement plans or any other employee benefit plans, programs or arrangements providing benefits for their employees (the "Benefit Plans"). The Acquiror Benefit Plans have been maintained in compliance with all applicable laws, including all contributions to and distributions made by the Acquiror Benefit Plans. There are no pending or, to the knowledge of the Acquiring Corporation and Acquisition Sub, threatened claims by or on behalf of the Acquiror Benefit Plans, the United States Department of Labor, the Internal Revenue Service, or applicable Canadian regulatory authorities or by any of their current or former employees or beneficiary of such current or former employee alleging a breach of any fiduciary duties or a violation of applicable state or federal law which could result in a material liability on the part of the Acquiring Corporation and the Acquisition Sub.

A.                SECTION    Compliance and Law; Environmental Matters. Except
as set forth on Schedule 3.11:and Law; Environmental Matters

1. Permits, etc. To the knowledge of the Acquiring Corporation and the Acquisition Sub, each of them, have in full force and effect all material environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder;

1. Compliance. To the knowledge of the Acquiring Corporation and the Acquisition Sub, their operations and use of their assets, do not violate any applicable federal, state, provincial or local law, statute, ordinance, rule, regulation, order or notice requirement including without limitation those pertaining to (a) the environment, including natural resources or any activity which affects the environment, or (b) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 1609 et seq.) the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (17 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and analogous, foreign, state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"), where such violation would have a Material Adverse Affect;

1. Environmental Claims. No notice has been served on the Acquiring Corporation or the Acquisition Sub from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws.

A. SECTION Title to Properties; Encumbrances. To the knowledge of the Acquiring Corporation and the Acquisition Sub, their properties and other assets are free and clear of any lien, mortgage, pledge, security interest or other encumbrance, except as described in Schedule 3.12 and except for liens for taxes, assessments or governmental charges or levies which are not delinquent.

A.                SECTION    Permits and Licenses. Except as set forth in
Schedule 3.13, the Acquiring Corporation and the Acquisition Sub have all permits, licenses, certificates and authorities from governmental agencies required to conduct its business as now being conducted, and the consummation of the transactions contemplated by this Agreement will not constitute a violation of any permit, license, certificate or authority from a governmental agency which would result in a Material Adverse Effect. Such permits are in full force and effect unimpaired by any act or omission of the Acquiring Corporation and the Acquisition Sub, or their employees or agents, have not been suspended or revoked, and the Acquiring Corporation and the Acquisition Sub have complied with, and will continue to comply with, their terms until Closing, except for any failure to comply which would not result in a Material Adverse Effect.

A.                SECTION    Agreements, Contracts and Commitments. Except as
described in Schedule 3.14, neither the Acquiring Corporation nor the Acquisition Sub is a party to or bound by (i) commitment which involves or may involve aggregate future payments by or to the Acquiring Corporation and the Acquisition Sub of $100,000 or more and which is not, by its terms, terminable by the Acquiring Corporation and the Acquisition Sub without penalty or payment on 60 days notice or less or (ii) any non-competition or secrecy agreement, any loan or credit agreement, security agreement, indenture, mortgage, pledge, conditional sale or title retention agreement, lease purchase agreement or other instrument evidencing indebtedness (other than equipment purchases or lease agreements entered into in the ordinary course of business), or any sales representative, partnership, joint venture, joint operating or similar agreement.

                                   I. ARTICLE
             COVENANTS OF TARGET CORPORATIONS AND OPERATING COMPANY

A.                SECTION    Affirmative Covenants of Target Corporations and
Operating Company. For so long as this Agreement is in effect, each Target Corporations and Operating Company shall, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement:

1. operate and conduct its business in the ordinary course of business;

1. use reasonable efforts to preserve intact its corporate existence, business organization, assets, licenses, permits and authorizations;

1. use reasonable efforts to comply with all material contractual obligations applicable to its operations;

1. use reasonable efforts to maintain all its properties in good repair, order and condition, reasonable wear and tear excepted;

1. in good faith and in a timely manner (i) cooperate with the Acquiring Corporation, and the Acquisition Sub in satisfying the conditions in this Agreement, (ii) assist the Acquiring Corporation and the Acquisition Sub as promptly as possible in obtaining all consents, approvals, authorizations and rulings whether regulatory, corporate or otherwise, as are necessary for the Acquiring Corporation and the Acquisition Sub and Target Corporations to carry out and consummate the transactions contemplated by this Agreement, (iii) furnish information concerning it not previously provided to the Acquiring Corporation required for inclusion in any filings or application that may be necessary in that regard and (iv) take all actions reasonably necessary to satisfy the conditions to closing set forth in Article VII below;

1. within 20 days of the date hereof, file the Notification and Report Form pursuant to the applicable provisions of the HSR Act, if any is required;

1. give prompt written notice to the Acquiring Corporation of the commencement of any action, suit, proceeding or investigation or the assertion of any claim or threat to commence any action, suit, proceeding or investigation that would result in a Material Adverse Effect, if adversely decided, and keep the Acquiring Corporation promptly informed as to any developments in any pending action, suit, proceeding or investigation.

A.                SECTION    Negative Covenants of Target Corporations and
Operating Company. Except with the prior written consent of the Acquiring Corporation or as otherwise specifically permitted by this Agreement, or as set forth in Schedule 4.2 hereto, each Target Corporations and the Operating Company will not, from the date of this Agreement to the Closing, directly or indirectly:

1.                       make any amendment to its charter documents or bylaws;

1. make any change in its accounting practices or policies, except as may be required by applicable law or regulation;

1. make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

1. contract to create any obligation or liability, except in the ordinary course of business or except to the extent that such obligation or liability would not have a Material Adverse Effect;

1. contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than capital leases and statutory liens for which the obligations secured thereby shall not become delinquent), except to the extent that such mortgage, pledge, lien, security interest or encumbrance, restriction or charge of any kind would not have a Material Adverse Effect;

1. except in the ordinary course of business, waive any right under or cancel any contract, lease, commitment, option or agreement, except to the extent that such waiver or cancellation would not have a Material Adverse Effect;

1. sell, transfer, distribute, or otherwise dispose of any of its properties or assets, except in the ordinary course of business.

1. except in the ordinary course of business, grant any increase in compensation or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person; except in the ordinary course of business, enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee; or adopt, amend or terminate any Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

1. declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock; or

1. dissolve, liquidate, reorganize, recapitalize, merge, consolidate or otherwise make any change in its capital stock, capital structure, corporate structure or existence.

                                   I. ARTICLE
           COVENANTS OF THE ACQUIRING CORPORATION AND ACQUISITION SUB

A.                SECTION    Affirmative Covenants of Acquiring Corporation and
Acquisition Sub. For so long as this Agreement is in effect, each of the Acquiring Corporation and the Acquisition Sub shall, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement:

1. operate and conduct its business in the ordinary course of business;

1. use reasonable efforts to preserve intact its corporate existence, business organization, assets, licenses, permits and authorizations;

1. use reasonable efforts to comply with all material contractual obligations applicable to its operations;

1. use reasonable efforts to maintain all its properties in good repair, order and condition, reasonable wear and tear excepted;

1. in good faith and in a timely manner (i) cooperate with the Target Corporations and the Operating Company in satisfying the conditions in this Agreement, (ii) obtain as promptly as possible all consents, approvals, authorizations and rulings whether regulatory, corporate or otherwise, as are necessary for the Acquiring Corporation and the Target Corporations to carry out and consummate the transactions contemplated by this Agreement, (iii) furnish information concerning it not previously provided to the Target Corporations required for inclusion in any filings or application that may be necessary in that regard and (iv) take all actions reasonably necessary to satisfy the conditions to closing set forth in Article VII below;

1. within 20 days of the date hereof, file the Notification and Report Form pursuant to the applicable provisions of the HSR Act, if any is required;

1. give prompt written notice to the Target Corporations of the commencement of any action, suit, proceeding or investigation or the assertion of any claim or threat to commence any action, suit, proceeding or investigation that would result in a Material Adverse Effect, if adversely decided, and keep the Target Corporations promptly informed as to any developments in any pending action, suit, proceeding or investigation;

1. as promptly as practicable after the execution of this Agreement, file with the SEC and applicable Canadian regulatory authorities a proxy statement and any other required documents (the "Proxy Statement") relating to (i) the approval and adoption of the Optima Domestication, (ii) the approval and adoption of this Agreement and the Mergers by the stockholders of the Acquiring Corporation, (iii) the cancellation of all outstanding options under the Acquiring Corporation's present stock option plan, 500,000 of which options will be replaced with options to be issued under the new stock plan discussed below as set forth on Schedule 5.1(h) hereof, (iv) approval of a new stock option plan covering 1,800,000 shares of Acquiring Corporation Common Stock, (v) approval of the purchase of certain oil and gas properties as described on Schedule 5.1(h) hereto, (vi) provide for the election of directors as specified in Section 1.7 hereof, and (vii) approve a new name for the Acquiring Corporation if agreed on by the parties hereto prior to the mailing of the Proxy Statement (all such matters are herein referred to collectively as the "Shareholder Proposals"). The Acquiring Corporation shall use its reasonable best efforts to cause the Proxy Statement to be mailed as soon as practicable to the stockholders of the Acquiring Corporation and to hold the stockholders meeting (at the regularly scheduled annual stockholder's meeting or otherwise) as soon after such mailing as is reasonably possible. The Proxy Statement will contain the recommendation of the Board of Directors of the Acquiring Corporation that the stockholders approve the

Shareholder Proposals, and such recommendation shall not be withdrawn. The Proxy Statement will comply in all material respects with all U.S. and Canadian laws (including the requirements of the SEC, Nasdaq, CBCA and the TSE), and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

A.                SECTION    Negative Covenants of The Acquiring Corporation and
Acquisition Sub. Except with the prior written consent of Target Corporations or as otherwise specifically permitted by this Agreement, or as set forth in
Schedule 5.2 hereto, the Acquiring Corporation and Acquisition Sub will not, from the date of this Agreement to the Closing, directly or indirectly:

1.                       make any amendment to its charter documents or bylaws;

1. make any change in its accounting practices or policies, except as may be required by applicable law or regulation;

1. make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

1. contract to create any obligation or liability, except in the ordinary course of business or except to the extent that such obligation or liability would not have a Material Adverse Effect;

1. contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than capital leases and statutory liens for which the obligations secured thereby shall not become delinquent), except to the extent that such mortgage, pledge, lien, security interest or encumbrance, restriction or charge of any kind would not have a Material Adverse Effect;

1. except in the ordinary course of business, waive any right under or cancel any contract, lease, commitment, option or agreement, except to the extent that such waiver or cancellation would not have a Material Adverse Effect;

2. sell, transfer, distribute, or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

1. except in the ordinary course of business, grant any increase in compensation or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person; except in the ordinary course of business, enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee; or adopt, amend or terminate any

Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

1. declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock; or

1. dissolve, liquidate, reorganize, recapitalize, merge, consolidate or otherwise make any change in its capital stock, capital structure, corporate structure or existence.

                                   I. ARTICLE
                              ADDITIONAL AGREEMENTS

A.                SECTION    Access To, and Information Concerning, Target
Corporations and Operating Company Properties and Records.

1. During the pendency of the transactions contemplated hereby, each Target Corporation shall, to the extent permitted by law, give the Acquiring Corporation, its legal counsel, accountants and other representatives access, upon reasonable request and at reasonable times, throughout the period prior to the Closing, to all of such Target Corporations's and Operating Company's properties, books, contracts and records, permit the Acquiring Corporation and such representatives to make such inspections as they may reasonably require and furnish to the Acquiring Corporation and such representatives during such period all such information concerning the Target Corporations and the Operating Company and their affairs as they may reasonably request.

1. Notwithstanding any other provisions of this Agreement, neither the Acquiring Corporation, the Acquisition Sub nor any of their respective agents or representatives shall perform any investigation or study of the real property of the Target Corporations and the Operating Company which may involve the intrusive or destructive sampling or analysis or chemical testing of any portion of such property or its improvements, including without limitation, of any soil, water or groundwater on, under or about such real property ("Phase II Investigation"), without first (a) submitting to the Target Corporations a detailed description of (i) the work to be performed as part of the Phase II Investigation, (ii) the persons to undertake such Phase II Investigation, and
(iii) the types and amount of insurance coverage maintained by such persons, and
(b) obtaining the prior written consent of the Target Corporations as to such matters, which shall not be unreasonably withheld. Target Corporations may grant such consent subject to such terms, conditions or restrictions as Target Corporations may reasonably require.

1. All information disclosed by the Target Corporations and the Operating Company to the Acquiring Corporation or the Acquisition Sub shall be held strictly confidential by the Acquiring Corporation, Acquisition Sub and their representatives and used solely for purposes of evaluating the transactions contemplated hereby. In the event this Agreement is terminated pursuant to the provisions of Article

VIII, upon the written request of the Target Corporations, the Acquiring Corporation and the Acquisition Sub agree to return to the Target Corporations all copies of such confidential information, together with all extracts or other reproductions thereof in the possession of the Acquiring Corporation, the Acquisition Sub or their representatives. It is understood that confidential information shall not include the following:

a) Information that becomes generally available to the public other than as a result of a disclosure by the Acquiring Corporation, Acquisition Sub, their representatives or its agents;

a) Information that was in the possession of the Acquiring Corporation, the Acquisition Sub or their representatives prior to disclosure by the Target Corporations, the Operating Company or their representatives or agents; or

a) Information that becomes available to the Acquiring Corporation, the Acquisition Sub or their representatives on a non-confidential basis from a source other than the Target Corporations, the Operating Company or their representatives or agents.

A.                SECTION    Access To, and Information Concerning Acquiring
Corporation and Acquisition Sub Properties and Records.

1. During the pendency of the transactions contemplated hereby, the Acquiring Corporation and the Acquisition Sub shall, to the extent permitted by law, give the Target Corporations, their legal counsel, accountants and other representatives access, upon reasonable request and at reasonable times, throughout the period prior to the Closing, to all of the Acquiring Corporation and the Acquisition Sub properties, books, contracts and records, permit the Target Corporations and such representatives to make such inspections as they may reasonably require and furnish to the Target Corporations and such representatives during such period all such information concerning the Acquiring Corporation and the Acquisition Sub and their affairs as they may reasonably request.

1. Notwithstanding any other provisions of this Agreement, neither the Target Corporations, the Operating Company nor any of their respective agents or representatives shall perform any investigation or study of the real property of the Acquiring Corporation and the Acquisition Sub which may involve a Phase II Investigation without first (a) submitting to the Acquiring Corporation a detailed description of (i) the work to be performed as part of the Phase II Investigation, (ii) the persons to undertake such Phase II Investigation, and (iii) the types and amount of insurance coverage maintained by such persons, and (b) obtaining the prior written consent of the Acquiring Corporation as to such matters, which shall not be unreasonably withheld. The Acquiring Corporation may grant such consent subject to such terms, conditions or restrictions as the Acquiring Corporation may reasonably require.

1. All information disclosed by the Acquiring Corporation or the Acquisition Sub to the Target Corporations shall be held strictly confidential by the Target Corporations and their representatives and used solely for purposes of evaluating the transactions contemplated hereby. In the event this Agreement is terminated pursuant to the provisions of Article VIII, upon the written request of the Acquiring Corporation, the Target Corporations agree to return to the Acquiring Corporation all copies of such confidential information, together with all extracts or other reproductions thereof in the possession of the Target Corporations or their representatives. It is understood that confidential information shall not include the following:

a) Information that becomes generally available to the public other than as a result of a disclosure by the Target Corporations or their representatives or agents;

a) Information that was in the possession of the Target Corporations or their representatives prior to disclosure by the Acquiring Corporation, any Acquisition Sub or their representatives or agents; or

a) Information that becomes available to the Target Corporations or their representatives on a non-confidential basis from a source other than the Acquiring Corporation, the Acquisition Sub or their representatives or agents.

A.                SECTION    Miscellaneous Agreements and Consents. Subject to
the terms and conditions of this Agreement, the Acquiring Corporation, the Acquisition Sub and the Target Corporations agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations, to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement.

A.                SECTION    Good Faith Efforts. All parties hereto agree that
the parties will use their reasonable good faith efforts to secure all third-party or regulatory approvals necessary to consummate the Mergers and other transactions provided herein and to satisfy the other conditions to Closing contained herein as soon as reasonably practicable. Each party agrees to make copies of its respective regulatory filings and related correspondence to regulatory agencies available to the other parties.

A.                SECTION    Exclusivity. The parties to this Agreement will
not, directly or indirectly, and will cause their respective officers, directors, employees, agents or advisors or other representatives or consultants not to (i) directly or indirectly, solicit or initiate any proposals or offers from any person relating to any acquisition or purchase or lease of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, such party, or (ii) participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, any effort or attempt by any other person to do or seek any of the foregoing.

                                   I. ARTICLE
                    CONDITIONS TO CONSUMMATION OF THE MERGERS

A.                SECTION    Conditions to Each Party's Obligation to Effect the
Mergers. The respective obligations of each party to effect the Mergers are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

1. the receipt of all regulatory approvals, waivers, consents and orders including those under the HSR Act, the TSE, Nasdaq and CBCA, legally required for the consummation of the mergers and the transactions contemplated hereby and the expiration of any applicable waiting period with respect thereto.

1. the approval of the Shareholder Proposals by the stockholders of the Acquiring Corporation and consummation of the matters included in the shareholder Proposals.

1. the Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction.

1. the Acquiring Corporation shall have consummated the Optima Domestication, Acquisition Sub shall have consummated the Reincorporation, no tax liability shall be due and owing by the Acquiring Corporation under applicable Canadian law as a result of such continuation, and the holders of no more than 1% of the Acquiring Corporation Common Stock, in the aggregate, shall have delivered written demand for appraisal of such shares pursuant to applicable provisions of the CBCA.

1. the Acquiring Corporation shall have entered into severance and release agreements and consulting agreements with the persons and on the terms as described on Schedule 7.1 hereto.

1. no later than the date of filing with the SEC of the Proxy Statement, each of the Acquiring Corporation and the Target Corporations and the Operating Company shall have completed a due diligence investigation of the other parties satisfactory to them, and shall have notified the other party that such investigation has been or has not been completed satisfactorily.

1.                       Charles T. Goodson, Alfred J. Thomas, II,
Ralph J. Daigle and Robert R. Brooksher shall have executed Employment Agreements with the Acquiring Corporation in the form attached as Exhibit E hereto.

A.                SECTION    Conditions to the Obligations of Acquiring
Corporation and Acquisition Sub to Effect . The obligations of the Acquiring Corporation and Acquisition Sub to effect the Mergers are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

1. All representations and warranties of the Target Corporations and the Operating Company shall be true and correct as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing.

1. The Target Corporations and Operating Company shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by them prior to the Effective Time.

1. since the date hereof, there shall have been no changes that constitute, and no event or events (including, without limitation, litigation developments) shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of the Target Corporations and the Operating Company, taken as a whole, except for changes that affect the industries in which the Target Corporations and the Operating Company operate generally.

1. On or before April 1, 1998, the Acquiring Corporation shall have received from the Operating Company its audited financial statements for the year ended December 31, 1997 which shall contain the unqualified opinion of Arthur Andersen, L.L.P as independent public accountants and shall not contain any information which would constitute a Material Adverse Effect when compared to the Target Financial Statements.

1. The Acquiring Corporation shall have received an opinion of counsel for the Operating Company and the Target Corporations substantially in the form attached hereto as Exhibit C.

1. The stockholders of the Target Corporations shall enter into Investment Letters in the form attached hereto as Exhibit D.

1. The Acquiring Corporation shall have received a fairness opinion regarding the Mergers that is reasonably acceptable to the Board of Directors of the Acquiring Corporation.

A.                SECTION    Conditions to the Obligations of the Target
Corporations and Operating Company to . The obligations of the Target Corporations and the Operating Company to effect the Mergers are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

1. All representations and warranties of the Acquiring Corporation and the Acquisition Sub contained herein shall be true and correct as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing.

1. The Acquiring Corporation and the Acquisition Sub shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by them prior to the Effective Time.

1. Since the date hereof, there shall have been no changes that constitute, and no event or events (including, without limitation, litigation developments) shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of the Acquiring Corporation and its subsidiaries, taken as a whole, except for changes that affect the industries in which the Acquiring Corporation and its subsidiaries operate generally.

1. On or before April 1, 1998, the Target Corporations shall have (i) received from the Acquiring Corporation its audited consolidated financial statements for the year ended December 31, 1997 which shall contain the unqualified opinion of KPMG as independent public accountants and shall not contain any information which would constitute a Material Adverse Effect when compared to the Acquiror Financial Statements, and (ii) received Acquiring Corporation's reservoir engineering report for the year ended December 31,1997.

1. The stockholders of the Target Corporations shall have received the consideration described in Section 1.4 hereof and all other amounts payable by the Acquiring Corporation hereunder.

1. The Target Corporations shall have received an opinion of counsel to the Acquiring Corporation substantially in the form attached hereto as Exhibit F.

1. The stockholders of the Target Corporations and the Acquiring Corporation shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit G.

1. On or before March 1, 1998, the Acquiring Corporation shall execute a loan agreement with the Operating Company regarding the loan of $2,500,000 U.S. on substantially the terms and conditions described in the loan agreement attached hereto as Exhibit H.

1. The Acquiring Corporation Common Stock to be issued pursuant to Section 1.4 hereof, and the shares of Acquiring Corporation Common Stock issuable pursuant to the Contingent Stock Issue Rights, shall have been listed on the TSE and the Nasdaq.

1. The persons described in Section 1.7 hereof shall have been elected directors of the Acquiring Corporation effective as of the Effective Time.

                                   I. ARTICLE
                         TERMINATION; AMENDMENT; WAIVER

A.                SECTION    Termination. This Agreement may be terminated and
the Mergers contemplated hereby may be abandoned at any time, but prior to the Effective Time:

1. by mutual written consent duly authorized by the boards of directors of the Acquiring Corporation, the Acquisition Sub and the Target Corporations;

2. by the Acquiring Corporation, if the Acquiring Corporation or the Acquisition Sub learn or become aware of a breach or inaccuracy of any representation or warranty of the Target Corporations contained in Article II which results in or can reasonably be anticipated to result in a Material Adverse Effect, provided that the Acquiring Corporation's or the Acquisition Sub's right to terminate this Agreement in accordance with this Section 8.1(b) is subject to the right of the Target Corporations to cure any such breach or inaccuracy within 20 days after written notice thereof by the Acquiring Corporation to the Target Corporations;

1. by the Target Corporations, if the Target Corporations learn or become aware of a breach or inaccuracy of any representation or warranty of the Acquiring Corporation and Acquisition Sub contained in Article III which results in or can reasonably be anticipated to result in a Material Adverse Effect, provided that the Target Corporations' right to terminate this Agreement in accordance with this Section 8.1(c) is subject to the right of the Acquiring Corporation or the Acquisition Sub to cure any such breach or inaccuracy within 20 days after written notice thereof by the Target Corporations to the Acquiring Corporation or the Acquisition Sub;

1. by the Acquiring Corporation, Acquisition Sub or the Target Corporations, if the Effective Time shall not have occurred, other than through the failure of any such party to fulfill its obligations hereunder, on or before June 15, 1998 or such later date agreed to in writing by the Target Corporations, the Acquiring Corporation and the Acquisition Sub; provided, however, that such date shall automatically be extended for a period of up to 60 days, if the delay in the Effective Time relates to the Notification and Report Form filed pursuant to the HSR Act or relates to the approval of the Shareholder Proposals by the stockholders of the Acquiring Corporation; or

1. by the Acquiring Corporation, the Acquisition Sub or the Target Corporations if any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Mergers or the transactions contemplated hereby and such order, decree, ruling or other action shall have been final and nonappealable.

A.                SECTION    Termination. In the event of the termination and
abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Section 8.2,

Section 6.1, Section 6.2 and Section 11.1. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach or violation of this Agreement.

A.                SECTION    Amendment. This Agreement may not be amended except
by an instrument in writing signed on behalf of all the parties hereto.

A.                SECTION    Extension; Waiver. At any time prior to the
Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   I. ARTICLE
                                    REMEDIES

A.                SECTION    Remedies for Breach of Representations and
Warranties. The exclusive remedy for any breach or inaccuracy of any representation or warranty or covenant in this Agreement by the Target Corporations, the Acquiring Corporation or Acquisition Sub shall be termination of this Agreement (i) by the Acquiring Corporation and the Acquisition Sub for any such breach or inaccuracy by the Target Corporations and the Operating Company and (ii) by the Target Corporations and the Operating Company for any such breach or inaccuracy by the Acquiring Corporation or the Acquisition Sub, in accordance with Article VII. Upon termination of this Agreement in accordance with the preceding sentence by the Acquiring Corporation and the Acquisition Sub, the Target Corporations shall pay to the Acquiring Corporation and the Acquisition Sub all reasonable out-of-pocket costs and expenses incurred by them in connection with the transactions contemplated by this Agreement, and upon termination of this Agreement in accordance with the preceding sentence by the Target Corporations, the Acquiring Corporation or the Acquisition Sub shall pay to the Target Corporations all reasonable out-of-pocket costs and expenses incurred by it in connection with the transactions contemplated by this Agreement.

                                   I. ARTICLE
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

A.                SECTION    Survival of Representations and Warranties. The
parties hereto agree that none of their respective representations, warranties, covenants and indemnities contained in this Agreement shall survive after the Effective Time.

                                   I. ARTICLE
                                  MISCELLANEOUS

A.                SECTION    Expenses. Except as provided in Article IX above,
all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

A.                SECTION    Public Announcements. Any public announcement or
similar publicity with respect to this Agreement or the transactions contemplated hereby shall be issued, if at all, at such time and in such manner as the Acquiring Corporation shall determine, but only after consultation with and the prior written consent of the Operating Company and the Target Corporations. The Target Corporations and the Acquiring Corporation will consult with each other concerning the means by which their employees, customers and suppliers and others having dealings with the Acquiring Corporation and Target Corporations will be informed of the transactions contemplated hereby.

A.                SECTION    Brokers and Finders. All negotiations on behalf of
the Acquiring Corporation, Acquisition Sub and the Target Corporations relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against the Acquiring Corporation, Acquisition Sub or the Target Corporations for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby.

A.                SECTION    Entire Agreement; Assignment. This Agreement (a)
constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise.

A.                SECTION    Waiver; Consents. The rights and remedies of the
parties to this Agreement are cumulative and not alternative. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the party affected thereby only by a written instrument signed by the party granting such waiver. No waiver, or failure to insist upon strict compliance, by any party of any condition or any breach of any obligation, term, covenant, representation, warranty or agreement contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other condition or any other breach of the same or any other obligation, term, covenant, representation, warranty or agreement. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver.

A.                SECTION    Further Assurances. From time to time as and when
requested by The Acquiring Corporation, or its successors or assigns, the Target Corporations and the officers and directors of the Target Corporations shall execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, including those as shall be reasonably necessary to vest or perfect in or to confirm of record or otherwise the Target Corporations' title to and possession of, all of their respective property, interests, assets, rights, privileges, immunities, powers, franchises and authority, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

A.                SECTION    Severability. The invalidity or unenforceability of
any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

A. SECTION Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:

         if to the Acquiring Corporation or Acquisition Sub:

                  Optima Petroleum Corporation
                  600-595 Howe Street
                  Vancouver, B.C.
                  Canada, V6C 2T5
                  Telecopy No.:  (604) 684-6866
                  Attn: Ronald P. Bourgeois

         with a copy to:

                  Paula Palyga
                  Campney & Murphy
                  2100-1111 West Georgia Street
                  Vancouver, B.C.
                  Canada, M5X 1B1
                  Telecopy No.:  (604) 688-0829

         if to the Target Corporations and Operating Company:

                  American Explorer, L.L.C.
                  P.O. Box 51205
                  Lafayette, LA  70505
                  Attention: Robert B. Brooksher
                  Telecopy No.: (318) 232-0044
         with a copy to:

                  Daniel G. Fournerat
                  Onebane, Bernard, Torian, Diaz, McNamara & Abell Suite 600, Versailles Centre
                  102 Versailles Boulevard
                  Lafayette, LA  70502
                  Telecopy No. (318) 266-1232

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

A.                SECTION    Governing Law. This Agreement shall be governed by
and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

A.                SECTION    Descriptive Headings. The descriptive headings are
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

A.                SECTION    Parties in Interest; No Third Party Beneficiary.
This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

A.                SECTION    Counterparts. This Agreement may be executed in
two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

A.                SECTION    Incorporation by Reference. Any and all schedules,
exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

A.                SECTION    Pursuit of Litigation. The Operating Company and
the Target Corporations agree to pursue, subsequent to the Closing, consistent with good business practices and on a commercially reasonable basis, the litigation involving the Acquiring Corporations and Artisan Corporation as described on Schedule 3.8 hereto.

A.                SECTION    Certain Definitions. For the purposes of this
Agreement, the following terms shall have the meanings specified or referred to below whether or not capitalized when used in this Agreement.

1. "Knowledge" or "known" -- a party shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any director or executive officer of such corporation has current, actual knowledge of such fact or other matter.

1. "Material Adverse Effect" shall mean any material adverse change in the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of the Target Corporations and Operating Company taken as a whole, and when the reference is to the Acquiring Corporation and/or Acquisition Sub, the Acquiring Corporation and all of its subsidiaries taken as a whole.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                     OPTIMA PETROLEUM CORPORATION


                                     By:
                                     Name:
                                     Title:



                                     OPTIMA ENERGY (U.S.) CORPORATION


                                     By:
                                     Name:
                                     Title:



                                     GOODSON EXPLORATION COMPANY


                                     By:
                                     Name:
                                     Title:



                                     NAB FINANCIAL, L.L.C.

                                     By:
                                     Name:
                                     Title:



                                     DEXCO ENERGY, INC.


                                     By:
                                     Name:
                                     Title:



                                     AMERICAN EXPLORER, L.L.C.


                                     By:
                                     Name:
                                     Title:

                                      PROXY

THIS PROXY IS SOLICITED BY MANAGEMENT AND BOARD OF DIRECTORS OF OPTIMA PETROLEUM CORPORATION (THE "COMPANY") FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS (THE "MEETING") TO BE HELD ON JUNE 11, 1998.

The undersigned shareholder of the Company hereby appoints ROBERT L. HODGKINSON, Chief Executive Officer, President and a director of the Company, or failing this person, WILLIAM C. LEUSCHNER, Chairman of the Board and a director of the Company, or in the place of the foregoing, ______________________________ (PLEASE PRINT THE NAME), as proxyholder for and on behalf of the shareholder with the power of substitution to attend, act and vote for and on behalf of the shareholder in respect of all matters that may properly come before the Meeting and at every adjournment thereof, to the same extent and with the same powers as if the undersigned shareholder were present at the Meeting, or any adjournment thereof, in the manner specified for the resolutions set forth below.

                                                            FOR   WITHHOLD
                                                                  AUTHORITY
                                                                  TO VOTE

 1.  (a) to elect Robert L. Hodgkinson as director          / /      / /

     (b) to elect William C. Leuschner as director          / /      / /

     AMEX NOMINEES

     (c) to elect Charles T. Goodson as director            / /      / /

     (d) to elect Alfred J. Thomas, II as director          / /      / /

     (e) to elect Ralph J. Daigle as director               / /      / /

     (f) to elect Robert R. Brooksher as director           / /      / /

     (g) to elect Daniel G. Fournerat as director

    ALTERNATE NOMINEES (if items 3 and 4 are not            / /      / /
    approved, Management will withdraw its nomination for persons named in (c) to (g) and nominate the following):

     (h) to elect Ronald P. Bourgeois as director           / /      / /

     (i) to elect Emile Stehelin as director                / /      / /

 2.  To appoint KPMG, Chartered Accountants, as auditor.    / /      / /


                                                        FOR    AGAINST   ABSTAIN

 3.  To approve the Plan and Agreement of Merger        / /      / /        / /
     including the issuance of common shares
     pursuant thereto;

 4.  To approve the continuance into the State of       / /      / /        / /
     Delaware.

 5.  To approve a name change and a new Certificate     / /      / /        / /
     of Incorporation.

 6.  To approve the cancellation of all stock           / /      / /        / /
     options and the adoption of a new stock
     option plan.

 7.  To approve the acquisition of a 5%                 / /      / /        / /
     working interest in the Valentine Prospect.

 8.  To approve transactions of such other business     / /      / /        / /
     as is properly before the meeting.

THE UNDERSIGNED SHAREHOLDER HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN FOR THE MEETING.

SIGNATURE:______________________________________________________
                        (PROXY MUST BE SIGNED AND DATED)

DATE:___________________________________________________________


If someone other than the named shareholder signs this Proxy on behalf of the named shareholder, documentation acceptable to the Chair of the Meeting must be deposited with this Proxy granting signing authority to the signing person.

To be used at the Meeting, this Proxy must be received at the offices of MONTREAL TRUST COMPANY OF CANADA by mail or by fax no later than 48 hours prior to the time of the Meeting or with the Chair of the Meeting on the day of the Meeting prior to its commencement. The mailing address of MONTREAL TRUST COMPANY OF CANADA, IS 4TH FLOOR, 510 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA CANADA, V6C 3B9 and its fax number is (604) 683-3694.

1. IF THE SHAREHOLDER WISHES TO ATTEND THE MEETING TO VOTE ON THE RESOLUTIONS IN PERSON, please register your attendance with the Company's scrutineers at the Meeting.

2. IF THE SHAREHOLDER'S SECURITIES ARE HELD BY AN INTERMEDIARY (EG. A BROKER) AND THE SHAREHOLDER WISHES TO ATTEND THE MEETING TO VOTE ON THE RESOLUTIONS, please insert the shareholder's name in the blank space provided, do not indicate a voting choice by any resolution, sign and date and return the Proxy in accordance with the instructions provided by the intermediary. Please contact the intermediary if there are any questions. At the Meeting a vote will be taken on each of the resolutions as set out on this Proxy and the shareholder's vote will be counted at that time.

3. IF THE SHAREHOLDER CANNOT ATTEND THE MEETING BUT WISHES TO vote on the resolutions, the shareholder can APPOINT ANOTHER PERSON, who need not be a shareholder of the Company, to vote according to the shareholder's instructions. To appoint someone other than the nominees named by management, please insert your appointed proxyholder's name in the space provided, sign and date and return the Proxy. Where no choice on a resolution is specified by the shareholder, this Proxy confers discretionary authority upon the shareholder's appointed proxyholder to vote for or against or withhold vote or abstain from voting with respect to that resolution, as applicable, provided that with respect to a resolution relating to a director nominee or auditor, the proxyholder only has the discretion to vote for or withhold vote for such nominee.

4. IF THE SHAREHOLDER CANNOT ATTEND THE MEETING BUT WISHES TO vote on the resolutions and to APPOINT ONE OF THE NOMINEES NAMED BY MANAGEMENT as proxyholder, please leave the wording appointing a nominee as shown, sign and date and return the Proxy. Where no choice is specified by a shareholder on a resolution shown on the Proxy, a nominee of management acting as proxyholder will vote the securities as if the shareholder had specified an affirmative vote.

5. The securities represented by this Proxy will be voted or withheld or abstained from voting in accordance with the instructions of the shareholder on any ballot of a resolution that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. With respect to any amendments or variations in any of the resolutions shown on the Proxy, or matters which may properly come before the Meeting, the securities will be voted by the nominee appointed as the proxyholder, in its sole discretion, sees fit.

6. If the shareholder votes by completing and returning the Proxy, the shareholder may still attend the Meeting and vote in person should the shareholder later decide to do so. To vote in person at the Meeting, the shareholder must revoke the Proxy in writing as set forth in the Information Circular.

7. This proxy form is not valid unless it is dated and signed by the shareholder or by the shareholder's attorney duly authorized by the shareholder in writing, or, in the case of a corporation, by its duly authorized officer or attorney for the corporation. If the Proxy is executed by an attorney for an individual shareholder or joint shareholders or by an officer or an attorney of a corporate shareholder, the instrument so empowering the officer or the attorney, as the case may be, or a notarial copy thereof, must accompany the Proxy.

8. To be valid, this proxy form, duly dated and signed, must arrive at the office of the Registrar and Transfer Agent of the Company, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting, or delivered to the Chair of the Meeting prior to the commencement of the Meeting.

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                                      -2-